Filed Pursuant to Rule 424(h)

Registration Statement Nos. 333-227766, 333-227766-01 and 333-227766-02

This prospectus is not complete and may be changed.  This prospectus is not an offer to sell these securities and we are not seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 10, 2020

$863,487,000(1)

Series 2020-1 Asset Backed Notes

Ford Credit Floorplan Master Owner Trust A

Issuing Entity or Trust

(CIK: 0001159408)

Ford Credit Floorplan Corporation Ford Credit Floorplan LLC Depositors (CIK: 0000872471 and 0001061198)	Ford Motor Credit Company LLC Sponsor and Servicer (CIK: 0000038009)

Before you purchase any notes, be sure you understand the structure and the risks.  You should read carefully the risk factors beginning on page 19 of this prospectus.

The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, either depositor or any of their affiliates.

The trust will issue:	Principal Amount(1)	Interest Rate	Expected Final Payment Date	Final Maturity Date
Class A-1 notes(2)	} $750,000,000	•%	September 15, 2023	September 15, 2025
Class A-2 notes(2)(3)(4)		One-month LIBOR + •%	September 15, 2023	September 15, 2025
Class B notes	44,408,000	•%	September 15, 2023	September 15, 2025
Class C notes	39,474,000	•%	September 15, 2023	September 15, 2025
Class D notes	29,605,000	•%	September 15, 2023	September 15, 2025
Total	$863,487,000

(1)          The aggregate principal amount of each class of notes may be increased or decreased, pro rata, on or before the day of pricing.  Any dollar amounts in this prospectus that are calculated based on the principal amount of the notes will be similarly increased or decreased, pro rata.

(2)          The allocation of the principal amount between the Class A-1 and Class A-2 notes will be determined on or before the day of pricing.  The entire principal amount may be allocated to either the Class A-1 or Class A-2 notes, but neither class will be issued in an aggregate principal amount of less than $150,000,000.

(3)          The Class A-2 notes will accrue interest at a floating rate based on a benchmark, which will initially be one-month LIBOR.  However, the benchmark may change in certain situations.  For more information on how one-month LIBOR is determined and the circumstances under which the benchmark may change, you should read “Description of the Notes — Payments of Interest  — Floating Rate Benchmark; Benchmark Transition Event.”

(4)          If the benchmark plus the spread for the Class A-2 notes is less than zero, the interest rate will be 0.00%.

•      The primary asset of the trust is a revolving pool of receivables originated in connection with the purchase and financing of new and used car, truck and utility vehicle inventory by motor vehicle dealers.

•      The trust will pay interest on the notes on the 15th day of each month (or, if not a business day, the next business day).  The first payment date will be October 15, 2020.

•      The trust expects to pay the principal of the notes on the expected final payment date.  No principal will be paid on the notes before the expected final payment date, unless an amortization event occurs.

•      The credit enhancement for the notes will be a reserve account, subordination, subordination of a portion of the depositor interest and excess spread.

The pricing terms of the offered notes are:	Price to Public	Underwriting Discount	Proceeds to the Depositors(1)
Class A-1 notes	•%	•%	•%
Class A-2 notes	•%	•%	•%
Class B notes	•%	•%	•%
Class C notes	•%	•%	•%
Class D notes	•%	•%	•%
Total	$•	$•	$•

(1)                 Before deducting expenses estimated to be $• and any selling concessions rebated to the depositors by an underwriter due to sales to affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Barclays	Credit Agricole Securities	SOCIETE GENERALE
BNP PARIBAS	Lloyds Securities	TD Securities

The date of this prospectus is September •, 2020

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Asset Backed Securities(2)	$2,600,000,000(3)	100%	$2,600,000,000(3)	$337,480(3)

(1)	Calculated according to Rule 457(s) of the Securities Act of 1933.
(2)

Relates to the trust’s Series 2020-1 notes and Series 2020-2 notes. The trust expects to issue Series 2020-2 on the closing date. The Series 2020-2 notes are not being offered by this prospectus. Some expected characteristics of the Series 2020-2 notes are summarized in Annex A to this prospectus.

(3)

The Depositors as registrants previously registered $2,400,000,000.00 of securities under the registration statement declared effective on December 4, 2018, of which this prospectus is a part, $360,197,000.00 of which remain unsold.  Pursuant to Rule 456(c) of the Securities Act of 1933, the registrants are hereby registering an additional $2,239,803,000.00 of securities (and paying the $290,726.43 registration fee in connection with those additional securities) for a proposed maximum aggregate offering of $2,600,000,000.00.

READING THIS PROSPECTUS

This prospectus contains information about Ford Credit Floorplan Master Owner Trust A and the terms of the Series 2020-1 notes to be issued by the trust.  You should only rely on information in or referenced in this prospectus and any information incorporated by reference into the registration statement for this securitization transaction filed with the Securities and Exchange Commission, or “SEC,” that includes this prospectus.  Ford Credit has not authorized anyone to provide you with different information.

This prospectus starts with the following introductory sections:

•                  Transaction Diagrams — separate diagrams show the structure of this securitization transaction, the credit enhancement available for the notes, transaction payments and the role of each transaction party and transaction document in this securitization transaction,

•                  Summary — provides an overview of the series, the assets of the trust, the cash flows of the series and the credit enhancement available for the series, and

•                  Risk Factors — describes the most significant risks of investing in the notes.

The other sections of this prospectus contain more details about the series and the structure of the series.  Cross-references refer you to more details about a particular topic or related information elsewhere in this prospectus.  The Table of Contents contains references to key topics.

An index of defined terms is at the end of this prospectus.

FORWARD-LOOKING STATEMENTS

Any projections, expectations and estimates in this prospectus are not historical in nature but are forward-looking statements based on information and assumptions Ford Credit and the depositors consider reasonable.  Forward-looking statements are about circumstances and events that have not yet taken place, so they are uncertain and may vary materially from actual events.  Neither Ford Credit nor either depositor is obligated to update or revise any forward-looking statements, including changes in economic conditions, portfolio or asset pool performance or other circumstances or developments, after the date of this prospectus.

NOTICE TO UNITED KINGDOM RESIDENTS

THIS PROSPECTUS IS DIRECTED IN THE UNITED KINGDOM ONLY AT PERSONS WHO (I) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND WHO QUALIFY AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19(5) OF THE UNITED KINGDOM FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FPO”), OR (II) ARE HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, PARTNERSHIPS OR TRUSTEES UNDER ARTICLE 49(2) OF THE FPO (TOGETHER, “RELEVANT PERSONS”).  THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS AND ONLY RELEVANT PERSONS MAY INVEST IN THE NOTES.  ANY INVESTMENT ACTIVITY RELATING TO THIS PROSPECTUS OR THE NOTES WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

NOTICE TO EUROPEAN ECONOMIC AREA AND UNITED KINGDOM RESIDENTS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSE OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “PROSPECTUS REGULATION”). THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFERS OF THE NOTES IN THE EUROPEAN ECONOMIC AREA (“EEA”) OR IN THE UNITED KINGDOM WILL ONLY BE MADE TO A PERSON OR LEGAL ENTITY THAT IS A QUALIFIED INVESTOR UNDER THE PROSPECTUS REGULATION (“QUALIFIED

INVESTOR”).  ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OR IN THE UNITED KINGDOM OF THE NOTES DESCRIBED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS.  NONE OF THE TRUST, EITHER DEPOSITOR NOR ANY UNDERWRITER HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE OFFERING OF THE NOTES IN THE EEA OR IN THE UNITED KINGDOM OTHER THAN TO ONE OR MORE QUALIFIED INVESTORS.

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA OR IN THE UNITED KINGDOM. FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED, KNOWN AS THE “INSURANCE DISTRIBUTION DIRECTIVE”), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN THE PROSPECTUS REGULATION.

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA OR IN THE UNITED KINGDOM HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA OR IN THE UNITED KINGDOM MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

TRANSACTION STRUCTURE DIAGRAM

This diagram is a simplified overview of the structure of Series 2020-1 and the credit enhancement available for the series.  You should read this prospectus completely for more details about the series.

Ford Motor Credit Company LLC
(sponsor)
Receivables
Receivables
Ford Credit Floorplan LLC
(depositor)
Ford Credit Floorplan Corporation
(depositor)
Receivables
Receivables
Ford Credit Floorplan
Master Owner Trust A
(issuing entity or trust)
Outstanding series
Future series
Series 2020-1
Excess spread(1)
Available subordinated amount
Depositor interest(2)
Reserve account(3)
$4,317,435.00
Notes(4)(5)
$ 750,000,000 Class A-1 notes
Class A-2 notes
$ 44,408,000 Class B notes
$ 39,474,000 Class C notes
$ 29,605,000 Class D notes

___________

(1)                 Excess spread for this series is the excess of interest collections allocated to the series over the interest payments on the notes and the senior fees and expenses of the trust that are allocated to the series.

(2)                 The depositor interest will be held by the depositors and represents the interest in the trust property not allocated to a series.  A portion of the depositor interest equal to the available subordinated amount is subordinated to the notes.

(3)                 The depositors will deposit $4,317,435.00 in the reserve account on the closing date.  The amount that is required to be in the reserve account is 0.50% of the initial note balance of the Series 2020-1 notes, unless the depositors elect to increase the amount in the reserve account during a subordination step-up period or an amortization event occurs in which case the reserve account required amount will increase.

(4)                 All notes other than the Class D notes will benefit from subordination of more junior classes to more senior classes.  The subordination varies depending on whether interest or principal is being paid, whether an amortization event that results in monthly payments of principal has occurred and whether an event of default that results in acceleration has occurred.  For more details about subordination, you should read “Description of the Notes — Application of Investor Collections — Payment of Interest, Fees and Other Items” and “Description of the Notes — Application of Investor Collections — Payment of Principal” and “Credit Enhancement — Subordination.”

(5)                 The aggregate principal amount of each class of notes may be increased or decreased, pro rata, on or before the day of pricing.  Any dollar amounts in this prospectus that are calculated based on the principal amount of the notes will be similarly increased or decreased, pro rata.

TRANSACTION CREDIT ENHANCEMENT DIAGRAM

This diagram is a simplified overview of the credit enhancement available for the series on the closing date and how credit enhancement is used to offset losses on the receivables.  You should read this prospectus completely, including “Credit Enhancement,” for more details about the credit enhancement available for the series.

___________

(1)                 All notes other than the Class D notes benefit from subordination of more junior classes to more senior classes.  The subordination varies depending on whether interest or principal is being paid, whether an amortization event that results in monthly payments of principal has occurred and whether an event of default that results in acceleration has occurred.  For more details about subordination, you should read “Description of the Notes — Application of Investor Collections — Payment of Interest, Fees and Other Items” and “Description of the Notes — Application of Investor Collections — Payment of Principal” and “Credit Enhancement — Subordination.”

(2)                 A portion of the depositor interest, or the “available subordinated amount,” is subordinated to the series.  The amount subordinated will initially equal $123,355,285.71, which is approximately 14.29% of the initial note balance, plus any incremental subordinated amount for the first determination date.  The available subordinated amount will increase during a subordination step-up period, unless the depositors elect to increase the amount required to be in the reserve account during that period, and is subject to other reductions and increases from time to time.

(3)                 The depositors will deposit $4,317,435.00 in the reserve account on the closing date.  The amount that is required to be in the reserve account is 0.50% of the initial note balance of the Series 2020-1 notes, unless the depositors elect to increase the amount in the reserve account during a subordination step-up period or an amortization event occurs in which case the reserve account required amount will increase.

(4)                 Excess spread for this series is the excess of interest collections allocated to the series over the interest payments on the notes and the senior fees and expenses of the trust that are allocated to the series.

TRANSACTION PAYMENTS DIAGRAMS

This diagram shows how available investor interest collections are paid on each payment date.  You should read this prospectus completely, including “Description of the Notes — Application of Investor Collections,” for more details about the payments of available investor interest collections for this series.

This diagram shows how available investor principal collections are paid on each payment date.  You should read this prospectus completely, including “Description of the Notes — Application of Investor Collections,” for more details about the payments of available investor principal collections for this series.

Available investor principal collections for Series 2020-1 and, during an early amortization period, depositor interest that is subordinated to the series
Revolving Period
Starts on the closing date and ends on the day before the controlled accumulation or the early amortization period starts
Controlled Accumulation Period
scheduled to start on March 1, 2023, and to last six months. However, the trust may postpone the controlled accumulation period
Early Amortization Period
Starts on the day an amortization event occurs and ends on the earlier of the date the notes are paid in full or the final maturity date
Principal payments and deposits for other series in principal sharing group one
Excess Funding Account
Remaining amounts to the depositors
First, to the Class A noteholders, pro rata based on the note balance of each class of Class A notes, until the note balance of the Class A notes is zero
Second, to the Class B noteholders, until the note balance of the Class B notes is zero
Third, to the Class C noteholders, until the note balance of the Class C notes is zero
Fourth, to the Class D noteholders, until the note balance of the Class D notes is zero
Principal Funding Account (amounts distributed on expected final payment date)
Specified amounts to Principal Funding Account, remaining amounts to others below:
First, to the Class A noteholders, pro rata based on the note balance of each class of Class A notes, until the note balance of the Class A notes is zero
Second, to the Class B noteholders, until the note balance of the Class B notes is zero
Third, to the Class C noteholders, until the note balance of the Class C notes is zero
Fourth, to the Class D noteholders, until the note balance of the Class D notes is zero
Principal payments and deposits for other series in principal sharing group one
Excess Funding Account
Remaining amounts to the depositors

TRANSACTION PARTIES AND DOCUMENTS DIAGRAM

This diagram shows the role of each transaction party and each transaction document in this securitization transaction.  You should read this prospectus completely, including “Transaction Parties,” “Trust Property,” “Description of the Notes” and “Servicing,” for more details about the roles of each transaction party and each transaction document in this securitization transaction.

SUMMARY

This summary describes the main terms of the issuance of and payments on the Series 2020-1 notes, the assets of the trust, the cash flows of the series and the credit enhancement available for the series.  It does not contain all of the information that you should consider in making your decision to purchase any notes.  To understand fully the terms of the notes and the transaction structure, you should read this prospectus completely, especially “Risk Factors” starting on page 19.

Transaction Overview

The trust is a master trust that owns a revolving pool of receivables originated in connection with the purchase and financing of new and used car, truck and utility vehicle inventory by motor vehicle dealers.  The trust will issue the Series 2020-1 notes backed by this revolving pool of receivables to the depositors on the closing date.  The depositors will sell the offered notes to the underwriters who will offer them to investors.

Transaction Parties

Sponsor, Servicer and Administrator of the Trust

Ford Motor Credit Company LLC, or “Ford Credit,” is a Delaware limited liability company and a wholly-owned subsidiary of Ford Motor Company, or “Ford.”

Depositors

Ford Credit Floorplan Corporation, or “FCF Corp,” a Delaware corporation, and Ford Credit Floorplan LLC, or “FCF LLC,” a Delaware limited liability company, are special-purpose companies wholly owned by Ford Credit.

Issuing Entity or Trust

Ford Credit Floorplan Master Owner Trust A, or the “trust,” is a Delaware statutory trust established under a trust agreement between the depositors and the owner trustee.

Owner Trustee

U.S. Bank Trust National Association

Indenture Trustee

The Bank of New York Mellon

Back-up Servicer

Wells Fargo Bank, National Association, or “Wells Fargo.”

Asset Representations Reviewer

Clayton Fixed Income Services LLC

For more information about the transaction parties and their roles in this securitization transaction, you should read “Sponsor and Servicer” and “Transaction Parties.”

Closing Date

The trust expects to issue the Series 2020-1 notes on or about September 18, 2020, or the “closing date.”

Notes

The trust will issue the following notes in Series 2020-1:

	Principal Amount(1)		Interest Rate
Class A-1(2) Class A-2(2)(3)(4)	} $	750,000,000	•% One-month LIBOR + •%
Class B		$44,408,000	•%
Class C		$39,474,000	•%
Class D		$29,605,000	•%

(1)          The aggregate principal amount of each class of notes may be increased or decreased, pro rata, on or before the day of pricing.

(2)          The allocation of the principal amount between the Class A-1 and Class A-2 notes will be determined on or before the day of pricing.

(3)          The Class A-2 notes will accrue interest at a floating rate based on a benchmark, which will initially be one-month LIBOR.  However, the benchmark may change in certain situations.  For more information on how one-month LIBOR is determined and the circumstances under which the benchmark may change, you should read “Description of the Notes – Payments of Interest – Floating Rate Benchmark; Benchmark Transition Event.”

(4)          If the benchmark plus the spread for the Class A-2 notes is less than zero, the interest rate will be 0.00%.

The Class A-1 and Class A-2 notes are together referred to as the “Class A notes.”  The Class A, Class B, Class C and Class D notes are being offered by this prospectus and are collectively referred to as the “offered notes”, the “Series 2020-1 notes” or the “notes.”  The Class A-1, Class B, Class C and Class D notes are sometimes referred to as the “fixed rate notes.”  The Class A-2 notes are sometimes referred to as the “floating rate notes.”  The Class A-1 and Class A-2 notes have equal rights to interest and principal payments and, unless stated in this prospectus, will be treated as a single class in relation to the other classes.

The depositors may retain some or all of the offered notes and will initially retain the depositor interest in the trust.

The Series 2020-1 notes will be issued under the indenture and an indenture supplement to be entered into between the trust and the indenture trustee, or the “indenture supplement.”

Form and Minimum Denomination

The notes will be issued in book-entry form.  The offered notes will be available in minimum denominations of $1,000 and in multiples of $1,000.

Payment Dates; Interest Accrual

The trust will pay interest and principal, if any, on the notes on “payment dates,” which will be the 15th day of each month (or, if not a business day, the next business day).  The first payment date will be October 15, 2020.

The fixed rate notes will accrue interest on a “30/360” basis from the 15th day of the prior month to the 15th day of the current month (or the closing date to October 15, 2020, for the first period).  The floating rate notes will accrue interest on an “actual/360” basis from the prior payment date (or from the closing date, for the first period) to the current payment date.

The trust expects to pay the principal of the Series 2020-1 notes in full on the expected final payment date shown below:

	Expected Final Payment Date	Final Maturity Date
Class A-1	September 15, 2023	September 15, 2025
Class A-2	September 15, 2023	September 15, 2025
Class B	September 15, 2023	September 15, 2025
Class C	September 15, 2023	September 15, 2025
Class D	September 15, 2023	September 15, 2025

No principal will be paid on the notes before the expected final payment date, unless an amortization event occurs, after which principal will be paid monthly on each payment date.  Principal may be paid on the notes after the expected final payment date.

For more details about the payment of interest and principal on each payment date, you should read “Description of the Notes — Payments of Interest” and “ Description of the Notes — Payments of Principal.”

Calculation Agent

The “calculation agent” will be the indenture trustee.  The calculation agent will determine LIBOR, which is used to calculate the interest rate for the floating rate notes.

Trust Property

The primary asset of the trust is a revolving pool of receivables and related assets originated in accounts designated to the trust.  On June 30, 2020, the total principal balance of the receivables was $13,980,374,707.14.  The number of designated accounts was 3,415.

For more information about the accounts and receivables in the trust, you should read “Trust Property.”

Servicing

Ford Credit will be the “servicer” of the receivables and this securitization transaction.  The servicer is responsible for collecting and recording payments, making required adjustments to the receivables, monitoring dealer payments and maintaining books and records relating to the accounts and the receivables.  The servicer will prepare monthly reports on the accounts and the receivables, payments on the Series 2020-1 notes and the status of credit enhancements.

The trust will pay the servicer a fee each month equal to 1/12 of 1.00% of the portion of the receivables allocated to the Series 2020-1 notes.

For more information about the servicer, you should read “Sponsor and Servicer.”

Wells Fargo is the back-up servicer.  The back-up servicer will periodically review the servicer’s operations (the frequency of which will depend on the servicer’s long-term, unsecured debt ratings), receive monthly receivables data and confirm certain information on the monthly investor reports.  If the servicer resigns or is terminated, the back-up servicer will be the successor servicer.

The trust will pay the back-up servicer a fee each month equal to 1/12 of 0.0065% of the portion of the receivables allocated to the Series 2020-1 notes.

For more information about the back-up servicer, you should read “Transaction Parties — Back-up Servicer.”

Allocation of Collections

The servicer will collect payments on the receivables and will deposit these collections, up to the amount required for payment to each series on the following payment date, in the collection account.  Each month, the servicer will allocate interest collections, principal collections and the principal balance of defaulted receivables to:

•                  Series 2020-1,

•                  other series of notes issued by the trust, and

•                  the depositor interest.

The amounts allocated to Series 2020-1 will be based generally on the size of its invested amount compared with the adjusted pool balance of the trust.  The initial invested amount of the series will be $863,487,000, which is the initial note balance of the series.

For more details about these allocations, you should read “Description of the Notes — Investor Percentages” and “— Defaulted Receivables and Principal Collections Used to Pay Interest.”

Application of Collections

Interest Collections

On each payment date, interest collections allocated to Series 2020-1 for the prior month will be applied in the order of priority listed below:

(1)                       Class A Interest — to pay interest due on the Class A notes,

(2)                       Class B Interest — to pay interest due on the Class B notes,

(3)                       Class C Interest — to pay interest due on the Class C notes,

(4)                       Class D Interest — to pay interest due on the Class D notes,

(5)                       Transaction Fees and Expenses — to the indenture trustee, the owner trustee and the asset representations reviewer, the fees, expenses and indemnities due for the series, and to or at the direction of the trust, any expenses of the trust for the series, up to a maximum of $375,000 per year,

(6)                       Servicing Fees — (a) to the back-up servicer, the monthly back-up servicing fee for the series and (b) to the servicer, the monthly servicing fee for the series if Ford Credit is no longer the servicer,

(7)                       Defaulted Receivables — to reimburse the defaulted receivables allocated to the series for the prior month,

(8)                       Reserve Account — to the reserve account, to fund it up to the reserve account required amount,

(9)                       Reimbursement of Defaulted Receivables for Prior Periods — to reimburse the defaulted receivables allocated to the series for prior months that have not been previously reimbursed,

(10)                Reimbursement of Principal Used to Pay Interest — to reimburse principal collections allocated to the series that were used to pay interest on the notes,

(11)                Accumulation Period Reserve Account — starting on the accumulation period reserve account funding date, to the accumulation period reserve account, to fund it up to $2,158,717.50,

(12)                Servicing Fees — to Ford Credit, if Ford Credit is the servicer, the monthly servicing fee for the series,

(13)                Available Subordinated Amount — to increase the available subordinated amount up to the required subordinated amount,

(14)                Additional Transaction Fees and Expenses – to the indenture trustee, the owner trustee, the asset representations reviewer and the trust, all amounts due for the series to the extent not paid under item (5) above,

(15)                Additional Servicing Fees – to the back-up servicer, any remaining amounts due including any transition expenses incurred by the back-up servicer as the successor servicer, in excess of amounts in the back-up servicer reserve account,

(16)                Excess Interest Sharing Group One — to cover any shortfalls for other series in excess interest sharing group one, and

(17)                Depositor Interest — to the holders of the depositor interest in the trust.

For more details about the application of interest collections, you should read “Description of the Notes — Application of Investor Collections — Payment of Interest, Fees and Other Items.”

Principal Collections

The application of principal collections allocated to Series 2020-1 on each payment date will depend on whether it is in the revolving period, the controlled accumulation period or the early amortization period.

•                  Revolving Period.  The revolving period for the series starts on the closing date and ends when the controlled accumulation period or the early amortization period starts.  During the revolving period, no principal will be paid to or accumulated for the series.  Instead, principal collections allocated to the series will be (1) used to pay principal and make deposits for other series in principal sharing group one, (2) deposited in the excess funding account and (3) paid to the depositors.

•                  Controlled Accumulation Period.  The controlled accumulation period for the series is scheduled to start March 1, 2023, but may start at a later date.  On each payment date during the controlled accumulation period, principal collections allocated to the series will be deposited in the principal funding account up to the controlled accumulation amount.  Any remaining principal collections will be (1) used to pay principal and make deposits for other series in principal sharing group one, (2) deposited in the excess funding account and (3) paid to the depositors.  On the expected final payment date, the amounts in the principal funding account will be paid to the Series 2020-1 noteholders sequentially by class.

An accumulation period reserve account will be established to provide additional funds to pay interest on the notes during the controlled accumulation period.  The accumulation period reserve account will be funded before the start of the controlled accumulation period from interest collections allocated to the series.  The amount required to be in the accumulation period reserve account will be $2,158,717.50, which is 0.25% of the initial note balance of the series.

•                  Early Amortization Period.  If an amortization event occurs, the early amortization period will start.  On each payment date during the early amortization period, (1) principal collections allocated to the series and (2) collections allocated to the portion of the depositor interest that is subordinated to the series (in the case of principal collections, in an amount not to exceed the available subordinated amount) will be paid to the Series 2020-1 noteholders sequentially by class.

For more details about the application of principal collections, you should read “Description of the Notes — Application of Investor Collections — Payment of Principal.”

Amortization Events

If the events described below occur, an early amortization period will start.

The following “series amortization events” only apply to Series 2020-1:

•                  either depositor fails to make a payment or deposit required under the sale and servicing agreement within five business days,

•                  either depositor fails to observe or perform a covenant or agreement in a material respect or its representations are incorrect in a material respect, and the breach is not corrected within 60 days after the depositor receives notice of the breach, and the breach continues to adversely affect the amount or timing of payments to be made to the Series 2020-1 noteholders for that period,

•                  a servicer termination event occurs that adversely affects the amount or timing of payments to be made to the Series 2020-1 noteholders,

•                  the notes are not paid in full on their expected final payment date,

•                  the average monthly payment rate on the receivables for three consecutive months is less than 21%,

•                  the available subordinated amount falls below the required subordinated amount for five business days,

•                  the amount in the excess funding account exceeds 30% of the sum of the adjusted invested amounts of all series issued by the trust for three consecutive months, and

•                  the notes are accelerated after an event of default.

The following “trust amortization events” apply to all series:

•                  either depositor fails to designate additional eligible accounts to the trust to maintain the pool balance at required levels,

•                  a bankruptcy or dissolution of a depositor, Ford Credit or Ford, and

•                  the trust becomes subject to regulation as an “investment company” within the meaning of the Investment Company Act of 1940.

For more details about the amortization events, you should read “Description of the Notes — Amortization Events.”

Events of Default

Each of the following will be an “event of default” under the indenture:

•                  the trust fails to pay interest due on any note within 35 days after a payment date,

•                  the trust fails to pay the principal amount of any note in full by its final maturity date,

•                  the trust fails to observe or perform a material covenant or agreement or breaches a representation in any material respect that is not corrected within a 60-day cure period, and

•                  a bankruptcy or dissolution of the trust.

If an event of default occurs, other than because of a bankruptcy or dissolution of the trust, the indenture trustee or a majority of Series 2020-1 may accelerate the Series 2020-1 notes and declare them immediately due and payable.  If an event of default occurs because of a bankruptcy or dissolution of the trust, the Series 2020-1 notes will be accelerated automatically.

For more details about events of default, acceleration of the notes and other remedies available to noteholders after an event of default, you should read “Description of the Notes — Events of Default and Acceleration.”

Credit Enhancement

Credit enhancement provides protection for the Series 2020-1 notes against losses on the receivables and potential shortfalls in the funds available to the trust to make required payments.  If the credit enhancement is not sufficient to cover all amounts payable on the series, the losses will be allocated first, to the

Class D notes, second, to the Class C notes, third, to the Class B notes, and fourth, to the Class A notes.

The enhancement described below is available only to Series 2020-1.  The series is not entitled to enhancement available to another series.

Reserve Account

On the closing date, the trust will deposit $4,317,435.00 in the reserve account, which is 0.50% of the initial note balance of the series.  If the depositors elect to increase the amount required to be in the reserve account during a subordination step-up period or an amortization event occurs, the amount required to be in the reserve account will increase.  Funds in the reserve account will be available to pay interest on the notes, senior fees and expenses for the series and to cover defaulted receivables if interest collections allocated to the series are insufficient.

Subordination of Notes

The trust will pay interest to all classes of the Class A notes and then will pay interest sequentially to the remaining classes of notes in order of seniority.  The trust will not pay interest on the Class B, Class C or Class D notes until all interest due on the Class A notes is paid in full.

The trust will pay principal sequentially to each class of notes in order of seniority.  The trust will not pay the principal of any class of notes until the principal amount of more senior classes of notes are paid in full.

Subordination of the Depositor Interest

A portion of the depositor interest, or the “available subordinated amount,” is subordinated to the series.  The amount subordinated will initially equal $123,355,285.71, which is approximately 14.29% of the initial note balance, plus any incremental subordinated amount for the first determination date.  The available subordinated amount will increase during a subordination step-up period, unless the depositors elect to increase the amount required to be in the reserve account during that period, and is subject to other reductions and increases from time to time.

Excess Spread

Excess spread for this series is the excess of interest collections allocated to the series over the interest payments on the notes and the senior fees and expenses of the trust that are allocated to the series.  Any excess spread for this series will be available on each payment date to cover shortfalls in certain items in the priority of payments, including to offset losses on any defaulted receivables allocated to the series and to make required deposits in the reserve account.

For more information about the credit enhancement for the series, you should read “Credit Enhancement.”

Repurchases of Receivables

Ford Credit will make representations about the origination, characteristics and terms of each account and receivable.  If a representation is later determined to be untrue, the receivable was not eligible to be sold to the depositor or the trust.  If the breach of a representation has a material adverse effect on a receivable, the depositor must accept reassignment of the receivables from the trust and Ford Credit must repurchase the receivable from the depositor unless the breach is corrected before that date.

For more details about the representations made about the accounts and receivables and Ford Credit’s repurchase obligation if these representations are breached, you should read “Trust Property — Representations About Receivables” and “— Obligation to Repurchase Receivables”.  For more information about when the asset representations reviewer may review certain accounts and receivables for compliance with the representations, you should read “Trust Property — Asset Representations Review.”

Sharing Groups

Series 2020-1 will be included in “excess interest sharing group one” and in “principal sharing group one.”  As part of these groups, Series 2020-1 will be entitled in certain situations to share in excess interest collections and shared principal collections from other series in the same group.

For more information about these groups, you should read “Description of the Notes — Groups.”

Other Series

The trust has issued other series of notes which are secured by the trust property.  Annex A summarizes the main terms of each series issued by the trust.

Ratings

The depositors expect that the offered notes will receive credit ratings from two nationally recognized statistical rating organizations, or “rating agencies.”  The sponsor has also hired nationally recognized statistical rating organizations to rate the notes of other series issued by the trust, who are also referred to as “rating agencies” when referring to ratings of other series.

The ratings of the offered notes reflect the likelihood of the timely payment of interest on, and the ultimate payment of principal of, the offered notes according to their terms.  Each rating agency rating the offered notes will monitor the ratings under its normal surveillance process.  Ford Credit has agreed to provide ongoing information about the offered notes and the receivables to each rating agency.  A rating agency may change or withdraw an assigned rating at any time.  A rating action taken by one rating agency may not necessarily be taken by another rating agency.  No transaction party will be responsible for monitoring any changes to the ratings on the offered notes.

Tax Status

If you purchase a note, you agree by your purchase that you will treat your note as debt for U.S. federal, state and local income and franchise tax purposes.

Katten Muchin Rosenman LLP will deliver its opinion that, for U.S. federal income tax purposes:

•                  the offered notes will be treated as debt to the extent the offered notes are treated as beneficially owned by a person other than the sponsor or its affiliates for such purposes, and

•                  the trust will not be classified as an association or publicly traded partnership taxable as a corporation.

For more information about the application of U.S. federal, state and local tax laws, you should read “Tax Considerations.”

ERISA Considerations

The offered notes generally will be eligible for purchase by employee benefit plans.

For more information about the treatment of the notes under ERISA, you should read “ERISA Considerations.”

Credit Risk Retention

The risk retention regulations in Regulation RR of the Securities Exchange Act of 1934 applicable to revolving pool securitizations require the sponsor, either directly or through its wholly-owned affiliates, to retain an economic interest of at least 5% in the credit risk of the receivables. The sponsor will satisfy this requirement by causing the depositors to retain a “seller’s interest” of not less than 5% of the principal amount of the notes of each series, including this series.

For more information about the manner in which the risk retention requirements will be satisfied, you should read “Credit Risk Retention.”

Investment Considerations

The trust is not registered or required to be registered as an “investment company” under the Investment Company Act of 1940 and, in making this determination, is relying on the exemption in Rule 3a-7 of the Investment Company Act of 1940, although other exclusions or exemptions may also be available to the trust.  The trust is structured not to be a “covered fund” under the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the Volcker Rule.

Contact Information for the Depositors

Ford Credit Floorplan Corporation or

Ford Credit Floorplan LLC

c/o Ford Motor Credit Company LLC

c/o Ford Motor Company

World Headquarters, Suite 802

One American Road

Dearborn, Michigan 48126

Attention:  Ford Credit SPE Management Office

Telephone number:  (313) 594-3495

Email:  FSPEMgt@ford.com

Contact Information for the Servicer

Ford Motor Credit Company LLC

c/o Ford Motor Company

World Headquarters, Suite 802

One American Road

Dearborn, Michigan 48126

Attention:  Securitization Operations Manager

Telephone number:  (313) 206-7860

Email:  FDSecops@ford.com

Website:  www.ford.com/finance

CUSIP Numbers

CUSIP
Class A-1 notes	•
Class A-2 notes	•
Class B notes	•
Class C notes	•
Class D notes	•

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase any notes.

The assets of the trust are limited and are the only source of payment for your notes

The trust will not have assets or sources of funds other than the receivables and related property it owns.  Credit enhancement is limited.  Your notes will not be insured or guaranteed by Ford Credit or any of its affiliates or anyone else.  If these assets or sources of funds are insufficient to pay your notes in full, you will incur losses on your notes.

The Class B, Class C and Class D notes will be subject to greater risk because of subordination

The Class B notes will bear greater risk than the Class A notes because no interest will be paid on the Class B notes on any payment date until all interest on the Class A notes is paid in full on that payment date, and no principal will be paid on the Class B notes until the principal amount of the Class A notes is paid in full.  The Class C and Class D notes will bear even greater risk because of similar subordination to more senior classes of notes.

Economic volatility and global financial market disruptions resulting from the COVID-19 pandemic could result in losses on your notes and/or limit your ability to resell your notes

The COVID-19 pandemic created a global public health crisis that resulted in widespread deterioration in household, business and economic conditions and significant dislocations and volatility in global financial market conditions.  To combat the spread of COVID-19 and protect public health, numerous governmental and nongovernmental measures were adopted, including:

• widespread social distancing requirements, stay-at-home orders, travel restrictions, quarantines and remote work arrangements,

• restrictions on business operations and/or shutdowns of various businesses and industries deemed non-essential, including, in some states, auto dealerships and auto auctions, and

•                  invocation of the Defense Production Act by the President of the United States compelling certain manufacturers, including auto manufacturers, to prioritize the production of various healthcare products.

The onset of the COVID-19 pandemic and the measures taken to combat its spread caused severe disruptions and significant uncertainty in the economy and global financial markets, including:

• unprecedented increases in unemployment,

• significantly fewer vehicle sales due to the significant reduction in showroom traffic at dealers and the suspension of normal operations by some auto dealerships,

• decreases in consumer spending and reduced demand for certain products, including abrupt declines in new and used vehicle sales and volatility in used vehicle values,

• disruptions in global supply chains and shutdowns of manufacturing capacity in certain industries, including those of auto manufacturers, and

• significant disruptions in financial markets and decreases in liquidity of certain secondary markets.

In response to these disruptions and the uncertainty in the global economy and global financial markets, federal, state and local governments and regulatory agencies implemented and/or proposed numerous actions, including significant fiscal and monetary policies intended to provide relief for individuals and businesses affected by the economic downturn and promote liquidity for affected segments of the financial markets.

We have never previously experienced a situation such as the COVID-19 pandemic and the response of governmental and nongovernmental authorities to combat its spread and protect public health, which caused severe disruptions and significant uncertainty in the economy and global financial markets.  And, although governmental and nongovernmental authorities have eased measures initially taken to combat the spread of COVID-19, we cannot predict whether the COVID-19 pandemic will worsen or the effect it will have on the economy and the rate of financed vehicle sales.  If the COVID-19 pandemic worsens and/or causes increased volatility in or disruption of the global financial markets, it could result in losses on your notes and/or affect your ability to resell your notes.

For more information about the effects that the COVID-19 pandemic or the global financial market disruptions may have on your notes, you should read “— A decline in the sale of dealer vehicle inventory or a decline in dealer vehicle inventory levels may result in accelerated, reduced or delayed payments on your notes,” “— Economic, market and social factors could lead to slower sales of the vehicles, which may result in accelerated, reduced or delayed payments on your notes,” “— A decline in the financial condition or business prospects of Ford, Ford Credit or Ford-franchised dealers may result in losses on your notes “ and “— The absence of a secondary market for your notes, financial market disruptions and a lack of liquidity in the secondary market may adversely affect the market value of your notes and/or limit your ability to resell your notes” below.

A decline in the sale of dealer vehicle inventory or a decline in dealer vehicle inventory levels may result in accelerated, reduced or delayed payments on your notes

The willingness of dealers to purchase new vehicle inventory depends to a large extent on their ability to sell their existing vehicle inventory.  The ability of dealers to sell their vehicle inventory is directly affected by a variety of economic, market and social factors, including competition in the automobile industry, which factors will also ultimately affect the size of Ford Credit’s dealer floorplan portfolio.  Examples of factors which may negatively impact the ability of dealers to sell vehicle inventory and vehicle inventory levels are:

•                  a decline in the manufacture and sale of Ford vehicles due to an economic downturn, a labor disruption, competitive pressure, changes in the preferences of buyers of cars, trucks and utility vehicles, or production interruptions due to vehicle recalls, supply chain disruptions, natural disasters, pandemics or other factors,

• a change in (or a change in consumer perception of) the quality, safety, reliability or performance of Ford vehicles,

• a change in Ford’s vehicle marketing or purchase incentive programs,

• seasonal fluctuations in the sale of vehicles,

• a change in the number of dealer franchises,

• changes in the terms offered by Ford Credit to dealers to finance their vehicle inventory, including the interest rates charged or the sizes of the credit lines,

• competition from banks or other financing sources available to dealers,

• government or regulatory investigations or other actions relating to safety, emissions or fuel efficiency, including actions that encourage consumers to purchase certain types of vehicles; or

•                  significant vehicle recalls, including recalls resulting from government or regulatory investigations or other actions, which will have a greater impact if they apply to vehicle models that represent a higher percentage of the pool balance.

The rate of dealer vehicle sales, the level of dealer vehicle inventory and the size of Ford Credit’s dealer floorplan portfolio may change over time.  A significant reduction in the rate of dealer vehicle sales or in the level of dealer vehicle inventory, and any resulting decline in the size of Ford Credit’s dealer floorplan portfolio, could lead to an amortization event and may also adversely impact the amount of principal collections on the receivables, which may result in accelerated, reduced or delayed payments on your notes.

Economic, market and social factors could lead to slower sales of the vehicles, which may result in accelerated, reduced or delayed payments on your notes

Payment of the receivables depends primarily on the rate of financed vehicle sales by the dealers.  The rate of financed vehicle sales may change because of a variety of economic, market and social factors.  Economic factors include interest rates, unemployment levels, the rate of inflation, the price of gasoline, the price of commodities used in the production of vehicles and consumer perception of general economic conditions.  Ford’s discretionary use of incentive programs, including manufacturers’ rebate programs and low-interest rate financing, may also affect the rate of financed vehicle sales.  Various market factors, including the introduction or increased promotion by other manufacturers of competitive models offering perceived advantages in performance, quality, reliability and fuel economy, may reduce sales of Ford vehicles.  Social factors include consumer perception of Ford-branded products in the marketplace, including the effects of any significant vehicle recalls, changes in consumer demand for certain vehicle segments, consumer demand for vehicles generally and government actions, including actions that encourage consumers to purchase certain types of vehicles.

In particular, the economic volatility resulting from the COVID-19 pandemic has and may continue to adversely affect the rate of financed vehicle sales by the dealers and subsequently the receivables for various reasons, including:

•                  depressed economic activity and unprecedented increases in unemployment may lead to decreases in consumer spending generally and/or reduced demand for certain products, including new and used vehicles, and

• restrictions on business operations and/or shutdowns of dealers and auto auctions could restrict the ability of dealers to sell new and used vehicles.

We cannot predict whether or to what extent economic, market or social factors will affect the level of sales.  A prolonged decline in the level of sales could lead to an amortization event and may also adversely impact the amount of principal collections on the receivables, which may result in accelerated, reduced or delayed payments on your notes.

High vehicle model or vehicle type concentrations may adversely affect the performance of the receivables and your notes

If a specific vehicle model or vehicle type of the financed vehicles represents a significant percentage of the pool balance, any adverse change in the rate of sales for that specific vehicle model or vehicle type of the financed vehicles may adversely impact the performance of the receivables and could result in reductions and delayed payments on the receivables and cause accelerated, reduced or delayed payments on your notes.

For more information about the rate of vehicle sales, you should read “Risk Factors — A decline in the sale of dealer vehicle inventory or a decline in dealer vehicle inventory levels may result in accelerated, reduced or delayed payments on your notes” and “Risk Factors — Economic, market and social factors could lead to slower sales of the vehicles, which may result in accelerated, reduced or delayed payments on your notes.”

On June 30, 2020, the following vehicle models of the financed vehicles related to the receivables in the pool balance represented 5% or more of the pool balance: F-150, Explorer, Escape, Expedition and F-250.

A decrease in the dealer payment rate may result in accelerated, reduced or delayed payments on your notes

The payment of principal of your notes will depend primarily on dealer payments of the receivables.  Dealers are generally required to pay a receivable on the sale of the financed vehicle.  The timing of these sales is uncertain, and particular patterns of dealer payments may or may not occur.  The actual amount of available investor principal collections will depend on factors such as the rate of payment and the rate of default by dealers.  Any significant decline in the dealer payment rate on the receivables during the controlled accumulation period or the early amortization period for your notes may result in reduced or delayed payments on your notes.  Alternatively, if the average monthly payment rate for three consecutive months is less than 21%, an amortization event will occur, which may result in accelerated payments on your notes.

An increase in the dealer payment rate and/or a decrease in the origination of new receivables may result in accelerated payments on your notes

If the dealer payment rate during the revolving period significantly exceeds the rate at which new receivables are originated — which could occur as a result of an increase in the rate of sales of financed vehicles, including increases resulting from manufacturer incentive programs or government actions that encourage consumers to purchase vehicles, or a decrease in the origination of new receivables, or both — principal collections otherwise payable to the depositors may be accumulated in the excess funding account to maintain the net adjusted pool balance at a stated level.  However, if the amount in the excess funding account exceeds 30% of the sum of the adjusted invested amounts of all series issued by the trust for three consecutive months, an amortization event will occur, which may result in accelerated payments on your notes.

A decline in the financial condition or business prospects of Ford, Ford Credit or dealers may result in losses on your notes

The receivables owned by the trust are originated primarily through the financing provided by Ford Credit to Ford-franchised dealers for their dealer vehicle inventory.  The level of dealer vehicle inventory and the size of Ford Credit’s dealer floorplan portfolio depend on Ford’s continuing ability to manufacture vehicles and to maintain franchise dealer relationships, on Ford Credit’s ability to provide financing and on the amount of vehicle inventory that dealers are willing to hold, and the amount of principal collections on these receivables will depend on the dealers’ ability to sell these vehicles.  The ability of Ford, Ford Credit and dealers to compete in their industry environments will affect the amount of new receivables that are originated and the dealers’ ability to sell vehicles, which ultimately will affect the amount of principal collections and the payment rates on the receivables.  A decline in the financial condition or business prospects of Ford, Ford Credit or dealers could have an adverse effect on these factors, which may result in losses on your notes.

The economic volatility resulting from the COVID-19 pandemic has had and may continue to have an adverse effect on the financial condition and business prospects of manufacturers, suppliers and other interdependent market participants in the U.S. auto industry, including Ford, Ford Credit and dealers, and could diminish their viability in the future.  In response to the COVID-19 pandemic, Ford temporarily shut down North American auto production in March 2020 and began a phased resumption of production in May 2020.  In addition, in many states automotive dealers were required to temporarily close or restrict their operations, and even for dealerships that remained open or have since reopened, consumer demand declined quickly.

We cannot predict whether the COVID-19 pandemic will worsen.  If the COVID-19 pandemic worsens, or economic volatility resumes, the financial condition and business prospects of Ford, Ford Credit and dealers could be further adversely affected.  For example, a worsening of the COVID-19 pandemic or ongoing recurrences of the virus may again impede Ford’s North American auto production and/or lead governmental measures to be reinstituted that restrict the operation of dealers. Due to the interdependence of the manufacturers and suppliers in the U.S. auto industry, adverse events affecting a domestic auto manufacturer or a major supplier could also have an adverse effect on the other participants in the U.S. auto industry, including Ford, Ford Credit and dealers.

The occurrence of an economic downturn could adversely affect the financial condition and business prospects of the participants in the U.S. auto industry, including Ford, Ford Credit and dealers.  A decline in the financial condition or business prospects of Ford could also have an adverse effect on Ford Credit and Ford-franchised dealers.

An economic downturn or a decline in the financial condition or business prospects of Ford could adversely affect dealers’ ability to sell vehicles, the level of consumer demand for Ford-vehicles, the market value of the vehicles securing the receivables, the credit rating of Ford or Ford Credit, and the ability of Ford Credit, as servicer, to service the receivables or honor its commitment to repurchase receivables due to breaches of representations, which may result in losses on your notes.

For more information about the effects that the COVID-19 pandemic or global financial market disruptions may have on the performance of the receivables, you should read “— Economic, market and social factors could lead to slower sales of the vehicles, which may result in accelerated, reduced or delayed payments on your notes” above.

For additional sources of information about Ford and Ford Credit, you should read “Where You Can Find More Information.”

Increased losses may result in accelerated, reduced or delayed payments on your notes

Historical losses experienced by the trust or by Ford Credit on its dealer floorplan portfolio may not indicate future performance of the trust’s receivables.  Losses could increase significantly for a variety of economic, market or social factors, including adverse changes in the local, regional or national economies, adverse changes in the business prospects of Ford or Ford Credit or decreases in the market value of the financed vehicles in the absence of manufacturer incentives, dealer fraud or due to other events, such as significant vehicle recalls or a pandemic.  A significant increase in losses on the receivables may result in accelerated, reduced or delayed payments on your notes.

We have never previously experienced a situation such as the COVID-19 pandemic and the response of governmental and nongovernmental authorities to combat its spread and protect public health that resulted in the unprecedented disruptions in the economy and global financial markets.  As a result, Ford Credit’s dealer floorplan portfolio performance and the static pool information about the trust pool are unlikely to accurately predict the performance of the receivables.  We cannot predict whether the COVID-19 pandemic will worsen or how long the economic volatility and disruptions in the global financial markets will continue or the effect they will have on the performance of the receivables.  If the COVID-19 pandemic worsens, or the economic volatility continues for a prolonged period of time, losses on the receivables could increase, which, if significant, may result in accelerated, reduced or delayed payments on your notes.

For more information about the performance of Ford Credit’s dealer floorplan portfolio, you should read “Sponsor and Servicer — Dealer Floorplan Portfolio Performance.”

Amortization events may result in accelerated payments on your notes

If an amortization event occurs, principal of your notes may be paid earlier than expected. If interest rates at that time are lower than interest rates at the time principal would have been paid on your notes had an amortization event not occurred, you may not be able to reinvest the principal at a rate of return that is equal to or greater than the rate of return on your notes.

For more information about amortization events, you should read “Description of the Notes — Amortization Events.”

Bankruptcy of Ford Credit may result in delayed payments or losses on your notes

If Ford Credit becomes subject to a bankruptcy proceeding, you may have delayed payments or losses on your notes.  A bankruptcy court could conclude that Ford Credit effectively still owns the receivables because the transfer of the receivables to the depositors was viewed as a financing and not a “true sale” or that the assets and liabilities of either or both of the depositors should be consolidated with those of Ford Credit for bankruptcy purposes.  If a court were to reach either conclusion, you may have delayed payments or losses on your notes due to:

•                  the “automatic stay” of the U.S. federal bankruptcy laws that prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the bankruptcy court and other U.S. federal bankruptcy laws that permit substitution of collateral in limited circumstances,

• tax or government liens on Ford Credit’s property that were existing before the transfer of the receivables to the trust having a claim on collections that are senior to your notes, or

• the trust not having a perfected security interest in the financed vehicles or any cash collections held by Ford Credit at the time the bankruptcy proceeding starts.

If a court were to decide that the transfer was not a “true sale” or that either or both of the depositors should be consolidated with Ford Credit for bankruptcy purposes, the trust would benefit from a security interest in the receivables but the receivables would be owned by Ford Credit and payments may be delayed, collateral substituted or other remedies may be imposed by the bankruptcy court that may cause delayed payments or losses on your notes.

Any bankruptcy proceeding involving Ford Credit may also adversely affect the rights and remedies of the trust and payments on your notes in other ways, whether or not the transfer of the receivables is considered a “true sale” or either or both depositors are consolidated with Ford Credit for bankruptcy purposes.  For example:

•                  as noted above, the “automatic stay” may prevent the exercise by the trust and others of their rights and remedies against Ford Credit and others, including the right to replace Ford Credit as servicer or the right to require it to repurchase receivables based on a breach of a representation, and/or

• Ford Credit may be permitted to reject some agreements to which it is a party, including the sale and servicing agreements, and not be required to perform its obligations under those agreements.

For more information about the effects of a bankruptcy of Ford Credit on your notes, you should read “Important Legal Considerations — Bankruptcy Considerations.”

Ford’s failure to pay adjustment fees or to pay amounts relating to vehicles financed by a third-party may result in delayed payments or losses on your notes

Ford is obligated to pay adjustment fees to the servicer for any in-transit receivables held by the trust and to pay to the servicer principal collections that it receives on behalf of the dealers from any third-party finance sources relating to in-transit receivables.  Each adjustment fee will be calculated based on an agreed on rate and the number of days during the “in-transit period,” which is generally the period from shipment to delivery of the vehicle, and will be treated as interest collections.  Failure by Ford to pay adjustment fees or to pay principal collections relating to vehicles financed by a third-party for any reason may result in shortfalls in amounts available to pay your notes and may result in delayed payments or losses on your notes.

The termination of dealer financial assistance or failure to honor repurchase obligations by Ford or Ford Credit may result in losses on your notes

Ford has on occasion in the past provided discretionary financial assistance to dealers and limited commitments to repurchase vehicles and parts from the dealer’s inventory in connection with the termination of that dealer’s franchise.  This financial assistance includes incentive programs, marketing support programs, interest reimbursement programs and purchase of new, current model year vehicles in the dealer’s inventory for the termination of a dealership.  If Ford were unable to provide, or elected to terminate, this financial assistance or failed to honor its repurchase commitment for any reason, losses on the receivables could increase and you may incur losses on your notes.

For more information about the financial assistance provided by Ford, you should read “Sponsor and Servicer — Servicing and Dealer Relations — Manufacturer Financial Assistance Programs for Dealers.”

In response to the COVID-19 pandemic, Ford Credit offered certain financial assistance and other accommodations to dealers to whom it provides floorplan financing from April 2020 through June 2020. This financial assistance included cashflow assistance for interest expense and flat charges related to floorplan financing, deferred payments on non-floorplan financing obligations such a capital loans and mortgage loans, curtailment waivers for vehicle inventory, guaranteed incentives and more favorable terms under dealers’ cash management agreements.  If the COVID-19 pandemic worsens or governmental and nongovernmental authorities implement new measures to combat the spread of COVID-19, and Ford Credit is unable to provide, or declines to provide, similar financial assistance for any reason, losses on the receivables could increase and you may incur losses on your notes.

The interest rates on the receivables may fluctuate differently than the interest rates on the notes, which may result in accelerated, reduced or delayed payments on your notes

The receivables bear interest at a variable rate based on the prime rate, which may be changed or reduced by Ford Credit.  The fixed rate notes accrue interest at a fixed rate, so if the interest rate on the receivables declines the notes may be adversely affected.  The floating rate notes accrue interest at a variable rate based on a benchmark, which will initially be one-month LIBOR, plus a spread, so if the benchmark increases at a greater rate than the prime rate or the prime rate declines at a greater rate than the benchmark the notes may be adversely affected.  If the interest rate on the receivables declines, interest collections allocated to the notes may be reduced without a corresponding reduction in the amounts payable as interest on the notes.  If interest collections are insufficient to pay interest on the notes, an amortization event will occur, which may result in accelerated, reduced or delayed payments on your notes.  The trust is not entering into interest rate hedge agreements to protect either the fixed rate notes or the floating rate notes against fluctuations in the interest rate on the receivables.

Uncertainty about the future of LIBOR and the potential discontinuance of LIBOR and change to a benchmark replacement for the floating rate notes could adversely affect the market value of the floating rate notes or the holders of the floating rate notes and/or limit your ability to resell the floating rate

The chief executive of the United Kingdom Financial Conduct Authority, or the “FCA”, which regulates LIBOR, announced in July 2017 that the FCA intends to stop compelling banks to submit rates for the calculation of LIBOR after 2021.  It is unknown whether any banks will continue to voluntarily submit rates for the calculation of LIBOR after 2021 or whether LIBOR will continue to be published by its administrator based on these submissions or on any other basis. It is not possible to predict the effect of these changes, other reforms, the establishment of alternative benchmark rates or a change to a benchmark replacement for the floating rate notes in the United States, United Kingdom or elsewhere.  The resulting uncertainty could adversely affect the market value of the floating rate notes and/or limit your ability to resell them.

The trust will issue floating rate notes that will accrue interest based on a benchmark. The benchmark will initially be one-month LIBOR, although it may be changed following the occurrence of a benchmark transition event. Due to the uncertainty regarding the future of LIBOR, we cannot provide any assurances that that rate will be representative of market interest rates or consistent with previously published one-month LIBOR during the life of the floating rate notes.  If a published one-month LIBOR is unavailable at any time prior to the occurrence of a benchmark transition event and its related benchmark replacement date, one-month LIBOR will be determined using the alternative methods stated in “Description of the Notes — Payments of Interest — Floating Rate Benchmark; Benchmark Transition Event.”  These alternative methods may result in lower interest payments or interest payments that do not otherwise correlate over time with payments that would have been made if one-month LIBOR were available in its current form.  The alternative methods may also be subject to factors that make one-month LIBOR impossible or impracticable to determine.  If a published one-month LIBOR is unavailable at any time prior to the occurrence of a benchmark transition event and its related benchmark replacement date and banks are unwilling to provide quotations, the rate of interest on the floating rate notes for an interest period will be the same as the immediately preceding interest period, and could remain the rate of interest for the life of the floating rate notes.

In addition, as described under “Description of the Notes — Payments of Interest — Floating Rate Benchmark; Benchmark Transition Event,” one-month LIBOR will be replaced as the benchmark for the floating rate notes following the occurrence of a benchmark transition event and its related benchmark replacement date.  The benchmark transition events generally include the making of public statements or publication of information by the administrator of the benchmark, its regulatory supervisor or certain other governmental authorities that the benchmark will no longer be provided or is no longer representative of underlying market or economic reality.  However, we cannot provide any assurances that these events will be sufficient to trigger a change in the benchmark at all times when the then-current benchmark is no longer representative of market interest rates, or that these events will align with similar events in the market generally or in other parts of the financial markets, such as the derivatives market.

Further, as described under “Description of the Notes — Payments of Interest — Floating Rate Benchmark; Benchmark Transition Event,” the benchmark replacement will depend on the availability of various alternative benchmarks, the first of which is term SOFR, the second of which is compounded SOFR and the last two of which are not currently specified. The Secured Overnight Financing Rate, or “SOFR,” was selected by the Alternative Reference Rates Committee, or “ARRC,” of the Federal Reserve Bank of New York, or the “FRBNY,” as the replacement for LIBOR. However, because SOFR is a secured, risk-free rate, while LIBOR is an unsecured rate reflecting counterparty risk, SOFR is not representative of LIBOR.

The FRBNY started publishing SOFR in April 2018. The FRBNY has also started publishing historical indicative SOFR dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. Since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over the term of the floating rate notes may bear little or no relation to the historical actual or historical indicative data.

Moreover, one-month LIBOR is a forward-looking term rate. Term SOFR, which is expected to be a similar forward-looking term rate which will be based on SOFR, is the first alternative among the several benchmark replacements, but it currently does not exist and is being developed under the sponsorship of the FRBNY, and we cannot provide any assurances that the development of term SOFR will be completed. If term SOFR is not available as of the benchmark replacement date, the next available benchmark replacement is compounded SOFR. Compounded SOFR is a backward-looking rate generally calculated using actual rates during the interest accrual period, and may be even less representative of one-month LIBOR. In addition, because compounded SOFR for an interest accrual period will be determined shortly before the end of that period, you may be unable to reliably estimate in advance the amount of interest you will receive for the period. Finally, if a benchmark replacement other than term SOFR is chosen because term SOFR is not initially available, term SOFR will become the benchmark replacement if it later becomes available, which could lead to further volatility in the interest rate on the floating rate notes.

In order to compensate for these differences in the benchmark, a benchmark replacement adjustment will be included in any benchmark replacement. However, we cannot provide any assurances that any benchmark replacement adjustment will be sufficient to produce the economic equivalent of the then-current benchmark, either at the benchmark replacement date or over the life of the floating rate notes. As a result of each of the foregoing factors, we cannot provide any assurances that the characteristics of any benchmark replacement will be similar to the then-current benchmark that it is replacing, or that any benchmark replacement will produce the economic equivalent of the then-current benchmark that it is replacing.

It is anticipated that the replacement of the benchmark will not be a taxable event under current law for noteholders of the floating rate notes, because the benchmark replacement will replace the then-current benchmark by operation of the terms of the floating rate notes, and all requisite decisions will be made unilaterally by the trust. However, we cannot provide any assurances that the IRS will not treat the replacement of the benchmark rate as a taxable event under current law. Recently issued proposed Treasury regulations provide additional guidance on the tax treatment of a replacement of the benchmark. Pursuant to the proposed Treasury regulations, an alteration of the terms of the floating rate notes to replace the then-current benchmark with a “qualified rate” would not be treated as a modification and therefore would not result in a taxable event for noteholders of the floating rate notes. Many of the benchmark replacements that could be obtained through the benchmark replacement process will likely result in a benchmark replacement that will meet the definition of a qualified rate. However, we cannot provide any assurances that any benchmark replacement will be a qualified rate under the proposed Treasury regulations. For more information about the tax treatment of the notes due to a benchmark transition event, you should read “Tax Considerations — Tax Characterization and Treatment of Notes — Benchmark Transition Event.”

Finally, the trust will have discretion in certain elements of the benchmark replacement process, including determining if a benchmark transition event and its related benchmark replacement date has occurred, determining which benchmark replacement is available and, if term SOFR or compounded SOFR is not available, selecting a benchmark replacement, determining the benchmark replacement adjustment and making benchmark replacement conforming changes. The noteholders will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations.

For more information about the benchmark for the floating rate notes and the replacement of the benchmark, you should read “Description of the Notes — Payments of Interest — Floating Rate Benchmark; Benchmark Transition Event.”

Ford Credit’s ability to change the terms of the receivables may result in accelerated, reduced or delayed payments on your notes

Ford Credit continues to own the accounts in which the receivables are originated. As the owner of the accounts, Ford Credit may change the terms of the receivables, including the interest rates or adjustment fees and the payment terms. Ford Credit’s ability to change the terms of the receivables may result in accelerated, reduced or delayed payments on your notes.

The addition or removal of receivables may decrease the credit quality of the trust property securing your notes and may result in accelerated, reduced or delayed payments on your notes

The receivables in the trust will change every day. The depositors may choose, or be obligated, to sell to the trust receivables originated in additional designated accounts. While each additional designated account must be an eligible account at the time of its designation to the trust, additional designated accounts may not be of the same credit quality as the accounts currently designated to the trust and may have different terms. The depositors may also choose to redesignate accounts from the trust and remove the related receivables. If the addition or removal of receivables reduces the credit quality of the trust property, it may increase the likelihood of accelerated, reduced or delayed payments on your notes.

The depositors may change certain requirements for the trust and the notes without the consent of any noteholder or other person, which may result in reduced or delayed payments on your notes

The depositors may change the overconcentration definitions and/or increase or reduce the reserve account required amount for your notes. The depositors can make these changes so long as the rating agency condition has been satisfied for each rating agency then rating your series. If the depositors make any of these changes, it may result in reduced or delayed payments on your notes.

Issuance of additional series by the trust may affect the timing and amounts of the payments on your notes

The trust may issue additional series from time to time without your consent. The terms of a new series may be different from your series, which may affect the timing and amounts of payments on other series. For instance, different expected final payment dates and series early amortization events may cause some series to amortize earlier than your series. In addition, because some actions require the consent of a majority of each series, additional series may dilute the voting rights of your notes. The interests of the holders of a new series may be different from your interests.

You may not receive your principal on the expected final payment date because of other series being in or entering into an accumulation or amortization period

If your series were to enter the controlled accumulation period or the early amortization period while another series in principal sharing group one is either in an accumulation or amortization period or entering an accumulation or amortization period, available investor principal collections from that series may not be available to make payments on your notes. Other series in principal sharing group one may have different terms, such as an earlier expected final payment date or different series early amortization events, that could cause the series to amortize earlier than your series. As a result, the principal payments on your notes may be reduced and final payment of the principal of your notes may be delayed. Also, the shorter the controlled accumulation period for the notes of your series, the greater the likelihood that payment in full of the notes of your series on the expected final payment date will depend on available investor principal collections from other series in principal sharing group one.

Failure to pay principal of a note will not be an event of default until its final maturity date

The trust will not be obligated to pay a stated amount of principal of any note on any date other than its outstanding principal amount on its final maturity date. Failure to pay principal of a note will not be an event of default until its final maturity date.

Federal financial regulatory reform could have an adverse impact on Ford Credit, the depositors or the trust

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” is extensive legislation that impacts financial institutions and other nonbank financial companies, such as Ford Credit. The Dodd-Frank Act created the Consumer Financial Protection Bureau, an agency responsible for administering and enforcing the laws and regulations for consumer financial products and services. The Consumer Financial Protection Bureau has authority to supervise and examine the largest nonbank automotive finance companies, including Ford Credit, for compliance with consumer financial protection laws.

For more information about potentially applicable provisions of the Dodd-Frank Act, you should read “Important Legal Considerations — The Dodd-Frank Act.”

The Dodd-Frank Act created an alternative liquidation framework under which the FDIC may be appointed as receiver for the resolution of a nonbank financial company if the company is in default or in danger of default and the resolution of the company under law would have serious adverse effects on financial stability in the United States. It is not clear whether the liquidation framework would apply to Ford Credit, the depositors or the trust. The expectation is that the framework will be invoked only very rarely. Guidance from the FDIC indicates that the framework will be exercised in a manner consistent with the existing bankruptcy laws, which is the insolvency regime that would apply to Ford Credit, the depositors and the trust. A portion of the FDIC guidance will apply until such time as the FDIC adopts a regulation addressing the subject of the guidance and during any transition period for that regulation, and this guidance states that, for revolving trusts and master trusts, it will apply to securities issued before the end of that transition period. However, this guidance does not indicate how the framework will be applied if the revolving trust or master trust were to issue additional securities after the end of the transition period. It is not clear whether the FDIC would apply the framework according to this guidance to a revolving trust or master trust that issues securities after the end of the transition period. As a result, although your series will be issued before the end of the transition period, it is not clear whether this guidance will continue to apply to your series if the trust were to issue additional series after the end of the transition period. However, additional series may only be issued if the rating agency condition has been satisfied for your series. If the FDIC were appointed as receiver for Ford Credit, the depositors or the trust, or if future regulations or FDIC actions are contrary to the FDIC guidance, you may have delayed payments or losses on your notes.

For more information about the framework, you should read “Important Legal Considerations — The Dodd-Frank Act.”

The Coronavirus Aid, Relief, and Economic Security Act, or the “CARES Act,” is extensive federal legislation adopted to address the COVID-19 pandemic, however, certain of its implementing regulations have not yet been issued. As a result, the potential impact of the CARES Act on financial institutions and other nonbank financial companies, such as Ford Credit, or dealers is unknown. Compliance with the implementing regulations under the CARES Act may impose costs on, or create operational constraints for, Ford Credit and may have an adverse impact on the ability of the servicer to effectively service the receivables.

Further, certain governmental authorities, including U.S. federal, state or local governments, could enact, and in some cases already have enacted, laws, regulations, executive orders or other guidance that mandate limited operations or temporary closures of dealers, auto auctions or the servicer’s vendors as “non-essential businesses” or otherwise.

Loss of security in the financed vehicle and the junior status of the trust’s interest in other assets of the dealers may result in delayed payments or losses on your notes

The trust will have a security interest in the financed vehicles securing the receivables sold to the trust. However, at the time that a dealer sells a financed vehicle, the security interest of the trust in the vehicle generally will terminate, regardless of whether the dealer pays for the vehicle. Consequently, if a dealer sells a vehicle and fails to pay the related receivable, the trust will not have recourse to the vehicle, which may result in delayed payments or losses on your notes.

The trust may also have junior security interests in other assets of a dealer granted by some of the dealers to secure the receivables sold to the trust. These security interests, however, will be subordinate to the senior interests of Ford Credit in these other assets. Accordingly, any security held by the trust in these other assets may not be available to support the notes, which may result in delayed payments or losses on your notes.

For more information about the security interests in vehicles and other dealer assets, you should read “Sponsor and Servicer — Origination and Underwriting — Security Interests in Vehicles and Other Dealer Assets.”

The servicer’s commingling of collections it holds with its own funds may result in delayed payments or losses on your notes

The servicer will be required to deposit collections on the receivables in the collection account within two business days or on a monthly basis, depending on its credit ratings. Until then, the servicer may commingle collections on the receivables with its own funds and may invest collections at its own risk and for its own benefit. If the servicer does not deposit these funds in the collection account when required for any reason, which could occur if the servicer were to become subject to a bankruptcy proceeding, you may experience delayed payments or losses on your notes.

For more information about Ford Credit’s credit ratings, you should read “Sponsor and Servicer — Ratings of Sponsor and Servicer.”

The absence of a secondary market for your notes, financial market disruptions and a lack of liquidity in the secondary market may adversely affect the market value of your notes and/or limit your ability to resell your notes

If a secondary market for your notes does not develop, it could limit your ability to resell them. This means that if you want to sell your notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a secondary market existed. The underwriters may assist in the resale of notes, but they are not required to do so. If a secondary market does develop, it might not continue, it might be disrupted by events in the global financial markets or it might not be sufficiently liquid to allow you to resell your notes.

In particular, global pandemics, such as the COVID-19 pandemic, may create severe disruptions and significant uncertainty in global financial markets and cause a significant reduction in liquidity in the secondary market for asset-backed securities. The lack of liquidity may result in a decrease in demand for asset-backed securities in the secondary market and cause the devaluation of various assets in secondary markets.

For more information about the effect of the COVID-19 pandemic on general economic conditions, you should read “— Economic volatility and global financial market disruptions resulting from the COVID-19 pandemic could result in losses on your notes and/or limit your ability to resell your notes” above.

You may have limited or no ability to control actions under the indenture

Your remedies will be limited if an event of default occurs for your notes. Under the indenture, noteholders holding a stated percentage of the note balance of a series or all the notes issued by the trust may take actions, or may direct the indenture trustee to take actions, after an event of default, including accelerating the notes. These actions may be contrary to the actions that you determine to be in your best interest. In the case of votes by series, the most senior class of notes will generally be substantially larger than the subordinate classes. The holders of the most senior class will therefore generally have the ability to control the actions to be taken, and these actions may be contrary to the interests of the holders of the subordinate classes.

For more information about your rights on an event of default, you should read “Description of the Notes — Events of Default and Acceleration.”

Geographic concentration may increase risk of accelerated, reduced or delayed payments on your notes

On June 30, 2020, the location of the dealers relating to the receivables owned by the trust are concentrated by pool balance in the following states:

Texas                          13.2%

California                       7.1%

Florida                           5.9%

Michigan                        5.7%

New York                       5.3%

No other state represents more than 5% of the receivables owned by the trust on that date. Economic conditions or other factors affecting states with a high concentration of receivables may adversely impact the performance of the receivables and could result in reductions and delayed payments on the receivables and cause accelerated, reduced or delayed payments on your notes.

A decline in oil prices or extended periods of low oil prices and the resulting impact on the oil industry may disproportionately impact certain regions, particularly Texas, and may cause reduced demand for certain vehicles, which could adversely impact dealer profitability or the monthly payment rate on receivables in those regions and lead to accelerated or delayed payment or losses on your notes.

Natural disasters such as earthquakes, hurricanes or floods could adversely impact dealerships in a particular region due to loss of vehicle inventory or damage to dealership property. Additionally, dealerships in the impacted area may see reduced sales volume or may be closed for a period of time for repairs. Natural disasters could adversely impact the amount of principal collections on the receivables, particularly those that occur in regions with a high concentration of receivables, which may result in accelerated, reduced or delayed payments on your notes.

The COVID-19 pandemic and resulting economic volatility have had a disproportionately adverse impact on certain regions of the country. In particular, the impact of the pandemic on the healthcare systems and the duration and extent of stay-at-home orders, travel restrictions, quarantines and restrictions on business operations in certain regions have been more severe. For example, for July 2020, the U.S. Bureau of Labor Statistics reported the following state unemployment rates

Texas                              8.0%

California                       13.3%

Florida                           11.3%

Michigan                          8.7%

New York                       15.9%

For more information about the geographic distribution of the receivables owned by the trust, you should read “Trust Property — Trust Pool.”

Delays in collecting payments could occur if Ford Credit is not the servicer

If Ford Credit resigns or is terminated as servicer, the processing of payments on the receivables and information about collections could be disrupted or delayed. This may result in delayed payments on your notes. Ford Credit may be removed as servicer if it defaults on its servicing obligations or becomes subject to bankruptcy proceedings as described in “Servicing — Resignation and Termination of Servicer.”

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, may adversely affect the market value of your notes and/or limit your ability to resell your notes

The ratings on the notes are not recommendations to purchase, hold or sell the notes and do not address market value or investor suitability. The ratings reflect each rating agency’s assessment of the future performance of the receivables, the credit enhancement available for the notes and the likelihood of repayment of the notes. The notes may not perform as expected and the ratings may be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the receivables, analytical errors or incorrect assumptions. Other series of notes issued by the trust have been downgraded by one or more of the rating agencies in the past. None of the depositors, the sponsor or any of their affiliates will be obligated to replace or supplement any credit enhancement or to take other action to maintain any ratings on the notes. If the ratings on your notes are reduced, withdrawn or qualified, it may adversely affect the market value of your notes and/or limit your ability to resell your notes.

The sponsor hired two rating agencies that are nationally recognized statistical rating organizations, or “NRSROs,” and will pay them a fee to assign ratings on the offered notes. The sponsor has not hired any other NRSRO to assign ratings on the notes and is not aware that any other NRSRO assigned ratings on the notes. However, under SEC rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each NRSRO to make it possible for non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including before the closing date, and none of the depositors, the sponsor, the underwriters or any of their affiliates will be obligated to inform you of any unsolicited ratings assigned after the date of this prospectus. NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements. If a non-hired NRSRO assigns an unsolicited rating on the notes, it may be lower than the ratings provided by the hired rating agencies, which may adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which may adversely affect the market value of your notes and/or limit your ability to resell your notes.

You should make your own evaluation of the future performance of the notes and the receivables, the credit enhancement available for the notes and the likelihood of repayment of the notes. You should not rely solely on the ratings on the notes.

The allocation of the principal amount of the Class A notes is unknown

The allocation of the principal amount of the Class A notes between the Class A-1 and Class A-2 notes may not be determined until the day of pricing. A higher allocation to the Class A-1 notes will correspondingly increase the exposure of the trust to decreases in the floating interest rate payable on the receivables. In addition, a reduction in liquidity in the secondary market for the Class A-1 or Class A-2 notes may result if either class has a small principal amount compared to the other.

Retention of notes by the depositors or an affiliate of the depositors may adversely affect the market value of your notes and/or limit your ability to resell your notes

Some or all of one or more classes of the notes may be retained by the depositors or conveyed to an affiliate of the depositors. As a result, the market for notes of that class may be less liquid than would otherwise be the case and, if the retained notes are later sold in the secondary market, it could reduce demand for notes of the same class already in the market, which may adversely affect the market value of your notes and/or limit your ability to resell your notes.

SPONSOR AND SERVICER

General

Ford Credit was established in 1959 to provide financing for Ford vehicles and support Ford dealers.  Ford Credit is a Delaware limited liability company and is a wholly-owned subsidiary of Ford.

Ford Credit provides a wide variety of automotive financing products to and through automotive dealers throughout the world.  The predominant share of Ford Credit’s business consists of financing Ford and Lincoln vehicles and supporting the dealers of those brands.  Ford Credit’s primary financing products are:

•                  Retail financing — purchasing retail installment sale contracts and leases from dealers, and offering financing to commercial customers, primarily vehicle leasing companies and fleet purchasers, to lease or purchase vehicle fleets,

•                  Wholesale financing — making loans to dealers to finance the purchase of vehicle inventory, also known as floorplan financing, and

•                  Other financing — making loans to dealers for working capital, improvements to dealership facilities, and to purchase or finance dealership real estate.

Ford Credit also services the finance receivables and leases it originates and purchases, makes loans to Ford affiliates and provides insurance services related to its financing programs.

Ford Credit earns its revenue primarily from:

•                  payments on retail installment sale contracts and leases that it purchases,

•                  interest rate supplements and other support payments from Ford and affiliated companies, and

•                  payments on wholesale and other dealer financing programs.

Ford Credit provides financing services to and through dealers of Ford and Lincoln brand vehicles and non-Ford vehicles also sold by these dealers and their affiliates.  Ford Credit and its subsidiaries provide floorplan and capital financing to motor vehicle dealers throughout the world and provide credit to these dealers’ customers by purchasing retail installment sale contracts and leases from dealers.  Most of the dealers are privately owned and financed and are Ford-franchised dealers that sell or lease vehicles manufactured by Ford under the Ford and Lincoln brands.  A substantial majority of all new vehicles financed by Ford Credit are manufactured by Ford.

Ford Credit will be the sponsor of the series in which the notes will be issued.  Ford Credit will be the servicer of the receivables and this securitization transaction and the administrator for the trust.

As sponsor, Ford Credit will be responsible for structuring the series, selecting the transaction parties and paying the expenses of maintaining the trust, legal fees of some transaction parties, rating agency fees for rating the notes and other transaction expenses.  Ford Credit establishes floorplan finance accounts with dealers in the ordinary course of its business and selected the accounts designated to the trust from its dealer floorplan portfolio.  Ford Credit will make representations about the characteristics of the receivables and the related designated accounts.  If a representation is later discovered to have been untrue when made and the breach has a material adverse effect on a receivable, Ford Credit must repurchase the receivable unless it corrects the breach in all material respects before the date it is required to repurchase the receivable.

For more information about the representations and repurchase obligations, you should read “Trust Property — Representations About Receivables” and “Trust Property — Obligation to Repurchase Receivables.”

Ford Credit’s wholly-owned subsidiaries, the depositors, will retain the depositor interest in the trust.  The depositor interest represents the ownership interest in the trust and the rights to all trust property not allocated to any series.  The depositor interest is generally made up of:

•                  a principal component, or the depositor amount, which represents the right to the principal collections on the portion of the receivables that have not been allocated to any series, and

•                  an interest component which represents the right to receive (a) interest collections on the portion of the receivables relating to the depositor amount and (b) excess spread for each series that is not needed to make payments on that series.

A portion of the depositor amount equal to the available subordinated amount for each series is subordinated to the notes of that series and provides credit enhancement for that series.  The depositor interest is not hedged by the sponsor, the depositors or any of their affiliates.

For more information about the depositor interest and the credit enhancement provided by the available subordinated amount, you should read “Pool Balance, Depositor Amount and Allocations — Required Depositor Amount” and “Credit Enhancement — Available Subordinated Amount.”

For more information about the required retention of credit risk in the transaction by the sponsor, you should read “Credit Risk Retention.”

Ratings of Sponsor and Servicer

As of the date of this prospectus, Ford Credit’s senior unsecured debt ratings are:

	DBRS	Fitch	Moody’s	S&P
Short-term debt ratings	R-4	B	NP	B
Long-term debt ratings	BB (high)	BB+	Ba2	BB+
Outlook	Negative	Negative	Negative	Negative

The rating agencies periodically review Ford Credit’s debt ratings and may raise, downgrade or change the ratings or the outlook of the ratings at any time. Certain rating agencies have recently lowered Ford Credit’s debt ratings.

Based on its present ratings, Ford Credit, as servicer, will be required to deposit collections on the receivables in the collection account within two business days of applying these amounts to the dealer accounts.

For more information about the deposit of collections, you should read “Servicing — Deposit of Collections.”

Securitization Experience

Ford Credit has securitized its assets since 1988.

Ford Credit’s securitization programs are diversified across asset classes and markets.  Ford Credit sponsors securitization programs for retail installment sale contracts, leases and the related vehicles and dealer floorplan receivables.  Ford Credit participates in a number of international securitization markets, including the United States, Canada, the United Kingdom, Germany, Mexico and China.  Ford Credit also participated in the securitization markets in Japan and Australia and other European countries.

In the United States, Ford Credit sponsors a number of securitization and structured financing programs in which it sells receivables to trusts making registered public offerings or broadly-distributed Rule 144A offerings of asset-backed securities. In addition, Ford Credit regularly sells interests in, and asset-backed securities backed by, pools of receivables to a large number of bank-sponsored asset-backed commercial paper conduits and other banks and financial institutions.

Ford Credit securitizes its assets because the market for securitization of financial assets usually provides the company with a lower cost source of funding than other alternatives, diversifies funding among different markets and investors and provides additional liquidity.  Ford Credit meets a significant portion of its funding requirements through securitizations for these reasons.  Securitization is a core component of Ford Credit’s funding strategy.

For more information about Ford Credit’s securitization programs and its funding strategy, please read Ford Credit’s Annual Report on Form 10-K which is available on Ford Credit’s website at https://www.ford.com/finance/investor-center.

Securitization Program for Dealer Floorplan Receivables

Ford Credit has had a publicly registered securitization program for dealer floorplan receivables in the United States since 1992.  Ford Credit’s first master trust was established that year and issued seven series of publicly registered asset-backed securities through 1997.  Ford Credit’s current master trust was established in 2001 and has issued more than 55 series, including publicly registered or Rule 144A asset-backed term notes and privately placed asset-backed term notes and variable funding notes.  Annex A lists the main terms of other series outstanding.  The notes offered by this prospectus are part of this program.  Ford Credit has never received a demand to repurchase or replace any receivable backing the asset-backed notes offered in this program due to a breach of representations made about the receivables.  Repurchases of receivables due to Ford Credit’s discovery of a breach of representations have been immaterial in this program.  None of the asset-backed securities offered in this program have experienced any losses or events of default and Ford Credit has never taken any action out of the ordinary in any transaction to prevent losses or events of default.

Origination and Underwriting

Ford Credit is the primary source of financing for Ford-franchised dealers who sell Ford and Lincoln brand vehicles.  Over the past five years, Ford Credit financed approximately 74% to 76% of all Ford and Lincoln dealer new vehicle inventory.  Ford Credit also provides financing for dealers affiliated with Ford-franchised dealers who sell vehicles from manufacturers other than Ford.

Origination of Receivables.  Each receivable represents the right to receive payments from the dealer in connection with the financing of a vehicle for the dealer’s inventory.  A dealer’s inventory may include new and used cars, light, medium and heavy trucks, and utility vehicles, such as sport utility vehicles and cross-over utility vehicles.  Medium and heavy trucks are typically delivered in the form of incomplete vehicles or chassis cabs, which may be sent by the dealer to a third-party upfitter or converter for completion.  A dealer’s inventory may also include vehicles intended for fleet sales, generally defined as sales of ten or more vehicles to a single purchaser at one time.  A small portion of a dealer’s inventory may also consist of demonstrator, daily rental and service loaner vehicles.  Each receivable is secured by the related vehicle and may be secured by other dealer assets as described in “— Security Interests in Vehicles and Other Dealer Assets” below.

Ford Credit categorizes the financed vehicles as new vehicles or used vehicles for the purposes of setting the financing terms and establishing the size of credit lines.  New vehicles are currently untitled vehicles and vehicles used by the dealer for demonstration purposes or as service loaner vehicles.  To encourage dealers to purchase certain vehicles, Ford Credit also finances at new vehicle rates “program vehicles,” or previously titled vehicles, including vehicles previously subject to Ford Credit’s retail lease programs, purchased by a dealer from Ford Credit or at an auction conducted by Ford.  Over the past five years, new vehicle financing was approximately 92% to 97% of Ford Credit’s floorplan portfolio and used vehicle financing, including program vehicles and customer trade-ins, was approximately 3% to 8%.

Under the agreement between the dealer and Ford, the dealer is obligated to purchase a vehicle when the vehicle is released by Ford for shipment to the dealer and must pay for the vehicle when the vehicle is delivered.  A vehicle is released by Ford for shipment to a dealer from the factory or customs or during maritime transit from the port of export, as applicable.  During the period from the date of release to the date of delivery to the dealer, or the “in-transit period,” Ford retains an interest in the vehicle securing the dealer’s obligation to pay Ford.  Each of these payment obligations, together with Ford’s security interest in the related vehicle and Ford’s rights under its agreement with the dealer, is sold to Ford Credit under a sale and assignment agreement at a price equal to 100% of the wholesale invoice price of the vehicle.  Ford also agrees to pay Ford Credit an “adjustment fee” on the wholesale invoice price based on the number of days in the in-transit period and an agreed rate equal to the prime rate designated from time to time by selected financial institutions plus a spread (which may be negative) agreed by Ford and Ford Credit from time to time. Over the past five years, the spread has been between approximately -0.70% and 2.60% per annum.

A dealer’s financing source for its vehicle inventory may be Ford Credit or another financial institution.  On delivery of the vehicle, if the dealer’s financing source is not Ford Credit, the financing source will pay to Ford on behalf of the dealer an amount equal to 100% of the wholesale invoice price, and Ford will pay the amount to Ford Credit under the sale and assignment agreement.  If Ford Credit is the dealer’s financing source, the dealer’s obligation to pay Ford for the purchased vehicle will be exchanged at the time of vehicle delivery for the related new obligation of the dealer to repay Ford Credit under the dealer’s floorplan financing agreement with Ford Credit.  Over the past five years, in-transit vehicle financing was typically between approximately 13% to 27% of Ford Credit’s floorplan portfolio, depending on seasonality of dealer vehicle ordering practices and manufacturer production schedules.  In March, April and May 2020, in-transit vehicle financing as a percentage of Ford Credit’s floorplan portfolio was significantly lower than Ford Credit’s typical experience over the past five years because, during that time, Ford suspended manufacturing operations in North America as a result of the COVID-19 pandemic.

Ford Credit generally finances 100% of the wholesale invoice price of new vehicles during the in-transit period, and if Ford Credit is the dealer’s financing source, from the date the vehicle is delivered to the dealer.  The wholesale invoice price includes destination charges, a dealer holdback amount, if any, and other miscellaneous amounts.  The holdback amount is set by the manufacturer and is currently 2% of the manufacturer’s suggested retail price for Ford brand vehicles, but may change from time to time.  The holdback amount is generally later returned to the dealer by the manufacturer.  Sometimes, the wholesale invoice price for new model vehicles may change after vehicle delivery to reflect a change in the vehicle purchase program (for example, from a retail purchase program to a fleet purchase program) or other manufacturer pricing changes.  In this case, the related receivable will be adjusted to reflect the final invoice price as determined by the manufacturer and the related dealer.  For program vehicles and used vehicles purchased by a dealer at a Ford-sponsored auction, Ford Credit finances the purchase price (including buyer fees, transportation costs and/or auction fees, if any) from the date of the dealer’s purchase of the vehicle.  For used vehicles that are not purchased at a Ford-sponsored auction, Ford Credit generally finances up to 100% of the wholesale book value of the used vehicle as shown in selected trade publications such as the National Auto Dealers Association Official Used Car Guide. In that case, Ford Credit will finance the dealer’s acquisition of the used vehicle from the date the dealer requests financing and, to the extent required by Ford Credit, has delivered evidence of vehicle title to Ford Credit.  If a program vehicle or a used vehicle is reconditioned or certified under Ford’s certified pre-owned vehicle program, the amount financed may also include a certification fee and reconditioning costs.

Credit Lines.  Ford Credit extends floorplan financing under established credit lines.  A dealer may have multiple credit lines for different types of vehicles, such as new, used, program vehicles, medium and heavy truck, fleet, demonstrator or service loaner vehicles.  The typical dealer will have new, used and program vehicle credit lines for its car, light-truck and utility vehicle inventory.  A dealer who engages in significant medium- and heavy-truck or fleet business may have a medium- and heavy-truck credit line or a fleet credit line.  A dealer may also have a demonstrator credit line or a daily rental or service loaner credit line.  However, a dealer without those credit lines may have medium and heavy trucks, fleet, demonstrator or service loaner vehicles on its new or used credit lines.  Unless a dealer has a fleet credit line, vehicles ordered under Ford fleet programs typically are placed on a dealer’s new vehicle credit line.

The size of each credit line that Ford Credit offers a dealer is primarily based on the dealer’s historical sales rate.  In the case of a new dealer, the credit line is based on the dealer’s expected sales rate.  The amount of a credit line is reviewed periodically.  A new vehicle credit line is generally set at an amount sufficient to finance, on average, a 60-day supply of new vehicles, but may be set at a higher or lower level.  The size of new vehicle credit lines established by Ford Credit are guidelines, not absolute limits, and Ford Credit typically permits dealers to exceed their new vehicle credit lines for business reasons, including for seasonal variations in sales patterns.  Ford Credit generally sets new vehicle credit lines at a size lower than the anticipated peak inventory levels.  A used vehicle credit line is generally set at a size sufficient to finance, on average, a 30 to 45-day supply of used vehicles depending on the risk rating of the dealer, but may be set at a higher or lower level.  Used vehicle credit lines are strictly monitored and Ford Credit generally does not allow dealers to exceed their used vehicle credit lines without specific approval.

Once a dealer starts to floorplan vehicles from a particular manufacturer, Ford Credit generally finances all purchases of vehicles by the dealer from the manufacturer, up to the amount of the dealer’s credit line.  However, credit lines do not represent commitments, and Ford Credit may limit or suspend a credit line if, in its judgment, a dealer’s inventory is significantly overstocked or a dealer is experiencing financial difficulties.  If Ford Credit suspends a dealer’s credit line, Ford Credit may approve additional financing on a vehicle-by-vehicle basis.

Underwriting and Credit Review Process.  A dealer seeking to finance its vehicle inventory with Ford Credit must submit a request for financing with its financial and other information.  Ford Credit’s dealer credit department reviews the prospective dealer’s business, legal and operational structure, credit information, financial statements or tax returns and bank references, and it evaluates the dealer’s marketing capabilities, financial resources and the amount and types of financing requested.  The dealer credit department prepares a detailed written credit analysis, including a recommendation approving or denying the request for financing.  The written analysis and recommendation are then reviewed and approved or denied by Ford Credit at the appropriate level of credit approval authority.

Ford Credit’s underwriting and credit review process is entirely judgmental, because dealers have varying degrees of complexity in their legal and operational structures and business and financing needs.  However, standard credit review format guidelines are used for all dealers to ensure consistent credit decisioning.

The financing extended to a dealer depends on the financial strength of the dealer and the nature of its business and is tailored to suit the business and operational needs of the dealer, including the number of dealership locations, multiple manufacturer franchises, the types of vehicles included in the dealer’s inventory and any specialty services provided for certain types of vehicles or customers, such as fleet customers.  The level of credit approval authority required to approve a request for financing from a dealer is determined by the combination of types of financing extended to the dealer (such as floorplan credit lines, mortgage loans and working capital loans), the aggregate amount of financing extended to the dealer and other factors.  The most important factors that require a higher level of credit approval authority are the aggregate dollar amount of the dealer’s floorplan credit lines and other financing with Ford Credit, the size of certain types of floorplan credit lines that present more credit risk (such as used vehicle credit lines or fleet credit lines), whether other financing is extended to the dealer (such as mortgage loans or working capital loans) and a request for non-standard floorplan financing or processing terms, the approval of which, in some cases, depends on a dealer’s risk rating.

Most of Ford Credit’s dealer floorplan customers have been financing their vehicle inventories with Ford Credit for many years.  Due to the ongoing nature of these long-standing business relationships, Ford Credit typically performs a credit review of each dealer annually using a process similar to new dealer underwriting.

Ford Credit generally applies the same underwriting and credit review standards to Ford-franchised dealers and dealers franchised by other manufacturers.  Ford Credit’s financing decisions are made independently of Ford and Ford cannot require Ford Credit to provide financing for dealers who do not meet Ford Credit’s credit underwriting standards.

All dealers must sign a floorplan financing agreement with Ford Credit stating the terms of the financing.  Ford Credit maintains an account file for each dealer consisting of the floorplan financing agreement, documents, analysis and records used in the credit review process and electronic records on its receivables system of the dealer’s daily vehicle inventory and account balances.  Ford Credit maintains possession of paper documents in the account file, including the floorplan financing agreement, at its business centers in locked or badge secured locations with access limited to employees with a business need.  Some dealer records are imaged and stored in an electronic storage system or created and maintained in Ford Credit’s dealer floorplan finance system.  Access to the electronic storage and receivables and dealer floorplan finance systems is limited to users having a business need and controlled by user identification and passwords.  The business centers and electronic storage and other systems are subject to disaster recovery and business continuity plans to ensure safekeeping and preservation of the account files and dealer and receivables information.

Dealer Risk Rating.  Ford Credit uses a proprietary originations scoring model to evaluate new dealer account originations and to perform dealer credit reviews.  This scoring model assigns each dealer a risk rating.  In developing this model, Ford Credit analyzed its historical dealer performance data to identify key variables about a dealer that it considered most significant in predicting a dealer’s ability to meet its financial obligations.  These variables are both objective and subjective, and include liquidity, operating performance, profitability, the size and age of vehicle inventory, dealer guarantees, financial and floorplan payment and performance and credit history with Ford Credit and other creditors.  Ford Credit regularly reviews its originations scoring model to confirm the continued business significance and statistical predictability of the variables and adjusts its model to incorporate new variables or other information that improves its statistical predictability.

Dealers are assigned a risk rating ranging from low risk to defaulted.  For purposes of this prospectus, dealer risk ratings are categorized in the following groups:

Group I	–	Dealers with strong to superior financial metrics.

Group II	–	Dealers with fair to favorable financial metrics.

Group III	–	Dealers with marginal to weak financial metrics.

Group IV	–	Dealers with poor financial metrics, including dealers classified as uncollectible.

A dealer’s risk rating may be adjusted after each credit review or at any time if circumstances warrant.

Security Interests in Vehicles and Other Dealer Assets.  The floorplan financing agreements grant Ford Credit a security interest in the financed vehicles and, in many cases, other dealer assets, such as vehicle parts inventory, equipment, fixtures, service accounts and dealership real estate.  In most cases, Ford Credit requires the individual owners of a dealer to guarantee the dealer’s floorplan obligations and, for dealers with a holding company structure, Ford Credit may require each level of ownership in the structure to provide a guarantee.  In its other lending activities, Ford Credit may make capital loans, mortgage loans or other advances to a dealer or its parent holding company or other affiliates that may also be secured by a security interest in the financed vehicles and in other dealer assets.

The security interest in a financed vehicle generally terminates at the time the vehicle is sold by the dealer, although the security interest continues in the identifiable proceeds of that sale.  If a dealer sells a vehicle and fails to pay the related receivable, Ford Credit will not have recourse to the vehicle and must seek payment from the dealer from the proceeds of the sale of the financed vehicle and from other dealer assets securing the receivable.  In addition, if a dealer delivers a financed vehicle to a third party, such as a chassis upfitter or converter that is also a vehicle dealer or a seller of similar vehicles, the vehicle could potentially be sold by the third party or become subject to a competing security interest of the finance source for the third party.  If this were to happen, Ford Credit may not have recourse to the vehicle and would have to seek payment from the dealer.

Insurance Coverage.  Under Ford Credit’s floorplan financing agreements, comprehensive insurance coverage for the financed vehicles is mandatory and generally is purchased by Ford Credit and included with the financing.  Ford Credit obtains this insurance from The American Road Insurance Company, an affiliated insurance company.  The American Road Insurance Company is currently rated “A” by A.M.  Best.  The insurance coverage is subject to deductibles per vehicle and per occurrence established by The American Road Insurance Company.  Collision coverage for the financed vehicles is not included with the financing.  Over half of the dealers request Ford Credit to purchase collision coverage from The American Road Insurance Company and the remainder purchase it from other insurance companies.  The in-transit vehicles are also covered by comprehensive insurance arranged by Ford.

Ford Credit’s Dealer Floorplan Portfolio

	Six months ended June 30,		Year ended December 31,
	2020(1)	2019	2019	2018	2017	2016	2015
	(Dollars in Millions)
Average principal balance(2)	$22,094	$25,388	$24,400	$23,250	$22,519	$22,312	$19,261

(1)                      As of June 30, 2020, the total principal balance of receivables in Ford Credit’s dealer floorplan portfolio was $15,886,967,652.55.

(2)                      Average principal balance is the average of the principal balances of the receivables at the beginning of each month in the period indicated.

Material Changes to Origination and Underwriting Policies and Procedures

On March 1, 2015, Ford Credit lowered the rate for used vehicle floorplan financing to match the rate offered to dealers for new Ford and Lincoln floorplan financing.

In December 2015, Ford Credit updated its dealer risk rating model to improve the identification of high risk dealers.  This update included the addition of dealer guarantees to the key variables analyzed by the dealer risk rating model. Following that update, the risk rating of dealers in Ford Credit’s dealer floorplan portfolio improved.

As part of its regular cycle plan, Ford Credit launched a new dealer risk rating model for dealer credit reviews in August 2019. Ford Credit used an expanded data set of its historical dealer performance to build the model, which uses new key variables with a greater ability to predict a dealer’s ability to meet its near-term financial obligations.

In October 2019, Ford Credit began offering automated net settlement to dealers from whom it purchases retail installment sale contracts and leases in transactions where Ford Credit also financed the dealer’s acquisition of the related vehicle from Ford for the dealer’s inventory prior to the dealer selling or leasing the vehicle to a retail customer.  The program is voluntary for dealers and is intended to simplify transactions between Ford Credit and dealers who volunteer to participate, netting the dealer’s floorplan payoff for a financed vehicle in inventory from Ford Credit’s purchase of the newly originated retail installment sale contract or lease related to that vehicle.

On June 1, 2020, Ford Credit instituted a prime rate floor of 4.00% for floorplan financing.

For more information about Ford Credit’s origination and credit underwriting policies and procedures, you should read “— Origination and Underwriting” above.

Servicing Experience

Ford Credit services the receivables and the securitization transactions.  Ford Credit is responsible for all servicing functions, except that the indenture trustee will be responsible for making payments to the noteholders based on information and calculations provided by the servicer.  Ford Credit has been the servicer for its dealer floorplan securitization program in the United States since it started securitizing dealer floorplan receivables in 1989.  None of the asset-backed securities in this program have experienced any losses or events of default.  Ford Credit has not had any material instances of noncompliance with the servicing criteria in its publicly-registered securitization program for dealer floorplan receivables.

As servicer of the receivables, Ford Credit will collect and apply payments, make any required adjustments to the receivables, monitor dealer payments and dealer inventories and maintain books and records relating to the accounts and receivables.  Ford Credit will service the receivables according to the policies and procedures that it uses in servicing dealer floorplan receivables for its own account.  Ford Credit has comprehensive web-based servicing policies and procedures that ensure common servicing practices are used for all receivables.  These policies and procedures are described in “— Servicing and Dealer Relations” below.  Ford Credit’s servicing and collections systems maintain records for all accounts and receivables, track application of payments and maintain relevant information on the dealers and account status.

As is customary in the servicing industry, Ford Credit engages vendors, which may be affiliates, to perform certain servicing processes.  These processes include imaging documents, performing data entry and other administrative functions, verifying contract and financial information, generating form documents and reports, and performing on-site vehicle inventory audits.  Ford Credit requires all vendors to follow processes set by Ford Credit or agreed to between Ford Credit and the vendor and regularly monitors them for compliance.  Vendors do not have the discretion to make decisions that would materially affect agreed on processes, collections or the timing for amounts applied to the accounts and receivables.  Ford Credit believes these vendors could be replaced, if necessary.  Some vendors perform their services from locations outside of the U.S.

As servicer of the securitization transactions, Ford Credit will prepare monthly investor reports, provide payment instructions to the indenture trustee and prepare annual compliance reports.

Servicing and Dealer Relations

Ford Credit services the dealer floorplan accounts according to its policies and procedures.  Ford Credit may change these policies and procedures from time to time.

Payment Terms.  Under Ford Credit’s floorplan financing agreements, dealers are charged interest on each credit line at a floating rate that can change as often as daily.  The floating rate is based on a reference interest rate selected by Ford Credit, which is currently the prime rate designated from time to time by selected financial institutions, although a different reference rate may be used and the reference rate may be different for some dealers.  The reference rate may be subject to a floor determined by Ford Credit from time to time.  The reference rate for each credit line is generally increased by a spread based on a variety of factors, including the dealer’s vehicle brand and whether the credit line is for new or used vehicles.  Current spreads generally range from 1% to 2% and Ford Credit may change these spreads at any time.  Dealers also pay a fixed amount per vehicle, or “flat charges,” established by Ford Credit from time to time to cover miscellaneous costs.  The interest rate for dealers is not reduced by rebates that may be earned by dealers under Ford Credit’s incentive programs.  These rebates are the obligation of Ford Credit and are paid to dealers separately from the interest charges paid by dealers.

Ford Credit may demand payment of interest and principal on a receivable at any time.  Ford Credit generally bills dealers for interest and other charges monthly in arrears.  A statement of billing and related account information for the prior month is prepared and generally made available to the dealers on the first day of each month.  Interest and other charges are generally due on the first day of each month, although Ford Credit typically allows up to 15 business days for processing.  Adjustment fees are paid by Ford monthly in arrears for the number of days in the month that the related vehicles were in-transit to the dealers.

Dealers are required to pay principal in full promptly on the sale of a financed vehicle to a customer, without reduction for the amount of any holdback or incentive payments that may be owing to the dealer by the manufacturer of the vehicle.  Ford Credit typically allows up to five business days for processing.  In limited circumstances, Ford Credit may agree with a dealer to delay the payment of principal for a stated period following the sale of the financed vehicle.  Ford Credit may also allow payment of principal to be delayed up to 45 days (which may be extended for additional 15-day periods with credit approval) if the dealer sells vehicles to fleet buyers or government agencies whose payable systems may delay payment to the dealer.  Also, in limited circumstances and with approval from higher credit approval authority, Ford Credit may allow payment of principal to be delayed up to 15 days.  In each case, the dealer remains obligated to pay Ford Credit the full principal amount, even if the buyer fails to pay, and Ford Credit receives security from the dealer in the form of an assignment of proceeds of the sale of the vehicle or a security interest in all of the dealer’s assets.  These arrangements are subject to credit limits and increased monitoring.  A dealer may prepay a floorplan line or receivable at any time, generally without a prepayment fee or penalty.

In addition, Ford Credit may require a dealer to make periodic principal payments, or “curtailments,” before the sale of a financed vehicle.  Ford Credit typically does not require lower risk dealers to make curtailment payments, but does require higher risk dealers to make monthly curtailment payments.  The amount of monthly curtailment payments typically is 10% of the amount financed on a vehicle, starting a stated period of time after the vehicle is financed, which is generally over a year for new vehicles and less than a year for program vehicles and used vehicles.

From time to time, a dealer’s floorplan account may have an outstanding balance of zero.  This may occur if the dealer is newly established with Ford Credit for financing or if the financing for the dealer is in the process of being terminated.

A dealer may enter into a cash management agreement with Ford Credit under which the dealer may make payments that effectively prepay its floorplan financing obligations and reduce its interest charges.  A dealer also may request a new advance of amounts previously prepaid under the cash management agreement.  If a new advance is made, the amount payable by the dealer relating to its receivables will increase by the amount of the new advance.

Dealer Monitoring.  Ford Credit regularly monitors the amount outstanding on each floorplan credit line.  A dealer generally is permitted to exceed new vehicle credit lines for business reasons, such as during peak selling seasons.  If a dealer has slow inventory turnover, Ford Credit may reduce the dealer’s credit line to align with a vehicle inventory level better matched to the dealer’s sales volume.  Ford Credit may increase its dealer monitoring when a dealer exceeds a credit line.  Monitoring procedures are determined based on the risk rating of a dealer, with higher levels of monitoring for higher risk dealers.  Ford Credit may also use systematic procedures so that approval is required before any financing is extended to the dealer.  Ford Credit may evaluate a dealer’s financial position and may suspend one or more of a dealer’s credit lines as described in “— Origination and Underwriting — Underwriting and Credit Review Process” above.

Ford Credit electronically monitors dealer performance.  This monitoring includes daily payment verifications and monthly analysis of payoffs, aged inventory, over credit line and delinquency reports.  In addition, Ford Credit uses a proprietary dealer behavioral scoring model to perform a monthly statistical analysis of each dealer’s financial and floorplan payment and performance trends and credit line utilization.  For most dealers no further monitoring is required.

Ford Credit utilizes additional electronic monitoring, including tracking vehicle identification numbers of financed, sold and registered vehicles, to identify irregular business practices and potential dealer fraud.  If Ford Credit detects those activities or if a dealer exhibits adverse payment patterns or trends, Ford Credit will take actions such as contacting the dealer, placing the dealer on higher levels of monitoring and review, conducting an on-site vehicle inventory audit, performing a credit review, suspending the dealer’s credit line or classifying the dealer as status.  Ford Credit’s behavioral scoring model was developed analyzing historical dealer performance to identify key variables that predict a dealer’s ability to meet near-term financial obligations.  Ford Credit regularly reviews the behavioral scoring model to confirm the continued business significance and statistical predictability of the model and may make updates to improve the performance of the model.

Ford Credit regularly reviews dealer financial statements to evaluate the dealer’s financial position.  Dealers typically submit financial statements monthly.  Ford Credit typically performs a credit review for each dealer annually and more frequently reviews certain dealers based on the dealer’s risk rating and total exposure.

Ford Credit regularly audits dealer inventory and dealer sales records to verify that the dealer is in possession of the financed vehicles and is promptly paying each receivable following the sale of the financed vehicle.  The frequency of on-site vehicle inventory audits depends primarily on the dealer’s risk rating. Under Ford Credit’s policies, on-site vehicle inventory audits of lower risk dealers are conducted only as circumstances warrant. On-site vehicle inventory audits of higher risk dealers are conducted with increased frequency based primarily on the dealer’s risk rating, but also considering the results of Ford Credit’s electronic monitoring of the dealer’s performance, including daily payment verifications and monthly analysis of the dealer’s financial statements, payoffs, aged inventory, over credit line and delinquency reports.  Overall, a greater number of on-site audits are performed on the higher risk dealers than the minimum number of audits required by Ford Credit’s policies.  The dealer generally receives no advance notice of an on-site audit and there are limits on the number of consecutive on-site audits that may be performed by the same lead auditor for a particular dealer.  In every on-site audit, Ford Credit reviews the dealer’s sales records and conducts an inventory of the financed vehicles and reconciles vehicle inventories with Ford Credit’s records of financed vehicles.  An on-site audit cannot be completed or closed, and the auditors generally cannot leave the dealership, until all financed vehicles are accounted for or payment is received for the related receivables.  Ford Credit uses a third-party vendor to perform on-site vehicle inventory audits.  The vendor performs the audits according to Ford Credit’s policies and procedures and provides the results of the audits to Ford Credit.  Ford Credit reconciles each audit to its records and periodically monitors the vendor for compliance with its policies and procedures.

Dealer Status.  Ford Credit will classify a dealer as “status” if the dealer fails to make principal or interest payments when due under the floorplan financing agreement, the dealer is subject to a bankruptcy proceeding, or other circumstances require immediate action.  Ford Credit works with dealers to resolve the circumstances that led to the status classification.

When a dealer account is classified as status, Ford Credit may take one or more of the following actions based on the particular circumstances of the classification:

•                  demand payment of all or a portion of the related receivables,

•                  suspend the dealer’s credit lines,

•                  place Ford Credit employees or security personnel at the dealership,

•                  secure the dealer inventory by holding vehicle keys and documents evidencing ownership,

•                  require certified funds for all sold vehicles,

•                  initiate legal actions to exercise rights under the floorplan financing agreement, or

•                  increase the dealer’s floorplan interest rate.

If a loss appears imminent, Ford Credit performs an analysis of its security, attempts to liquidate all remaining collateral, enforces any third-party guarantees and charges off any remaining amounts as uncollectible.  Liquidation of the dealer’s inventory may be accomplished by:

•                  voluntary liquidation in which the dealer reduces its inventory through ordinary course sales to retail customers,

•                  forced liquidation in which the dealer’s inventory is transferred to another dealer, repurchased by the manufacturer and redistributed or auctioned, or

•                  voluntary surrender of the dealer’s inventory in which the dealer’s inventory is transferred to another dealer or auctioned.

Benefits of Relationship with Ford.  Ford Credit realizes a number of benefits from its relationship with Ford.  Integrated systems used by Ford, Ford Credit and the dealers provide additional controls for Ford Credit’s dealer floorplan financing business.  Ford-franchised dealers are required to report the sale of each financed vehicle to Ford promptly to register the vehicle warranty and obtain manufacturer sales incentives.  Ford reports vehicle sales information to Ford Credit each day, which allows Ford Credit to track payments of the related receivable immediately following the sale of the financed vehicle.  Ford Credit also has access to a dealer’s monthly financial statements required to be filed with Ford and key performance measures tracked by Ford.  Ford Credit uses this information in its dealer monitoring which allows Ford Credit to track a dealer’s financial condition in a timely manner.

Manufacturer Financial Assistance Programs for Dealers.  Ford has historically provided financial assistance programs for Ford-franchised dealers from time to time in the form of guarantees or capital loans, marketing support and financial and sales incentives.  Ford may also provide incentives or other support to encourage dealers to set aside a portion of their inventory for use as service loaners for customers whose vehicles are in for service or repairs.  This assistance is provided at the option of Ford, and Ford may terminate these programs at any time.  These types of assistance are provided by Ford for the benefit of its dealers, but they do not relieve the dealers of their obligations to Ford Credit.

In addition, Ford provides a limited commitment to repurchase inventory in the event the sales and service agreement between Ford and each Ford-franchised dealer is terminated.  The sales and service agreement may be terminated by the dealer at any time and by Ford for default by the dealer or the occurrence of certain events, such as a material misrepresentation, bankruptcy or failure to comply with laws.  If terminated by the dealer, the dealer may require or, if terminated by Ford, the dealer may request, Ford to repurchase new vehicles and vehicle parts inventory.  Ford generally will repurchase new, current model year vehicles at the wholesale invoice price, less the dealer holdback amount and applicable taxes and vehicle parts inventory at stated percentages of the invoice price.

Dealer Floorplan Portfolio Performance

The following tables show status, loss, payment rates, age distribution and dealer risk rating group distribution information for Ford Credit’s dealer floorplan portfolio, which may be influenced by a variety of economic, market, social, geographic and other factors beyond the control of Ford Credit.  For example, the COVID-19 pandemic created a global public health crisis that resulted in widespread deterioration in household, business and economic activity.  To protect public health, numerous governmental and nongovernmental measures were adopted, including travel bans, quarantines, “stay-at-home” orders, and similar mandates for many individuals to substantially restrict daily activities and for many businesses to curtail or cease normal operations.  As a result of those restrictions and consumer reaction to COVID-19 in general, showroom traffic at dealers was significantly reduced during the onset of the pandemic and many dealers temporarily ceased normal operations.  In addition, Ford suspended manufacturing operations in North America in March 2020.  A phased restart of Ford’s manufacturing plants, supply network, and other dependent functions occurred in the second quarter of 2020. As of the date of this prospectus, Ford was operating at 97% pre-COVID-19 production levels in North America.

The effects of the COVID-19 pandemic on Ford-franchised dealers along with Ford’s suspension of manufacturing in North America combined to have a significant impact on Ford Credit’s dealer floorplan portfolio performance. For example, payment rates and the total principal balance of receivables in Ford Credit’s dealer floorplan portfolio were volatile during the second quarter of 2020. Payment rates initially decreased during the onset of the pandemic as dealers began temporarily ceasing normal operations and Ford suspended manufacturing in North America, resulting in a significant decrease in the total principal balance of receivables in Ford Credit’s dealer floorplan portfolio. Payment rates of Ford Credit’s dealer floorplan portfolio subsequently increased rapidly and significantly as dealers resumed normal operations and Ford restarted production and offered attractive marketing programs for new vehicle customers, and the total principal balance of receivables in Ford Credit’s dealer floorplan portfolio began growing again.  In addition, the age distribution of Ford Credit’s dealer floorplan portfolio shifted toward more days outstanding, primarily, because the origination of new receivables paused in the second quarter of 2020 when Ford suspended manufacturing in North America for several months.

The accounts designated to the trust represent most but not all of Ford Credit’s dealer floorplan portfolio, but generally consist of all of the accounts in Ford Credit’s dealer floorplan portfolio that are eligible to be designated to the trust.  It is not certain whether the status, loss, payment rate, age distribution and dealer risk rating group distribution information for the receivables in the trust will be similar to the historical experience shown below for Ford Credit’s dealer floorplan portfolio.  The percentages in the following tables may not sum to 100% due to rounding.

“Status” Information for Ford Credit’s Dealer Floorplan Portfolio

	As of June 30,		As of December 31,
	2020	2019	2019	2018	2017	2016	2015
	(Dollars in Millions)
Number of accounts	3,515	3,599	3,537	3,611	3,604	3,619	3,617
Number of “status” accounts	7	20	21	9	4	3	5
Percentage of “status” accounts	0.199%	0.556%	0.594%	0.249%	0.111%	0.083%	0.138%
Average principal balance(1)	$22,094	$25,388	$24,400	$23,250	$22,519	$22,312	$19,261
Principal balance of “status” receivables	$3.4	$93.1	$233.5	$99.1	$7.8	$12.9	$16.4
Percentage of principal balance of “status” receivables	0.015%	0.367%	0.957%	0.426%	0.035%	0.058%	0.085%

(1)                 Average principal balance is the average of the principal balances of the receivables at the beginning of each month in the period indicated.

By the end of 2016, Ford Credit had largely resolved dealer statuses related to the financial crisis of 2007-2008. As a result, recoveries on Ford Credit’s dealer floorplan portfolio declined while losses remained stable, resulting in a net loss on the portfolio in 2016.

On July 30, 2018, Ford Credit classified six accounts related to motor vehicle dealers in the Reagor-Dykes Auto Group, a dealer group in Texas, as “status.”  On August 1, 2018, those dealers filed a Chapter 11 bankruptcy petition in the United States Bankruptcy Court for the Northern District of Texas, Lubbock Division.  Also on August 1, 2018, and as a result of Ford Credit’s “status” declaration, all of the accounts related to dealers financed by Ford Credit in the Reagor-Dykes Auto Group that had been designated to the trust were redesignated, and all of the receivables ($55.4 million) in those redesignated accounts, including all collections on those receivables, were reassigned by the trust to the related depositor and, in turn, to Ford Credit.  Accordingly, the trust had no exposure to and did not experience a loss on the accounts related to dealers financed by Ford Credit in the Reagor-Dykes Auto Group after August 1, 2018.

The change in certain credit metrics regarding Ford Credit’s dealer floorplan portfolio under the “‘Status’ Information for Ford Credit’s Dealer Floorplan Portfolio” table above and the “Loss Information for Ford Credit’s Dealer Floorplan Portfolio” table below between July 31, 2018 and March 31, 2020 were due, in part, to the “status” declaration of the Reagor-Dykes Auto Group dealers.  Those metrics include the following:  number of “status” accounts, percentage of “status” accounts, principal balance of “status” receivables, percentage of principal balance of “status” receivables, net losses, and net losses/average principal balance.  Ford Credit resolved the “status” declaration of the Reagor-Dykes Auto Group dealers in March 2020.

Bankruptcy proceedings in this matter are ongoing.

Loss Information for Ford Credit’s Dealer Floorplan Portfolio

	Six months ended June 30,		Year ended December 31,
	2020	2019	2019	2018	2017	2016	2015
	(Dollars in Millions)
Average principal balance(1)	$22,094	$25,388	$24,400	$23,250	$22,519	$22,312	$19,261
Net losses (recoveries)(2)	$(1.0)	$8.2	$9.7	$46.9	$(0.9)	$0.9	$(0.7)
Net losses/average principal balance(3)(5)	(0.010)%	0.064%	0.040%	0.202%	(0.004)%	0.004%	(0.004)%
Liquidations(4)	$52,152	$59,068	$118,525	$116,325	$114,264	$109,982	$108,187
Net losses/liquidations(5)	(0.002)%	0.014%	0.008%	0.040%	(0.001)%	0.001%	(0.001)%

(1)                 Average principal balance is the average of the principal balances of the receivables at the beginning of each month in the period indicated.

(2)                 Net losses in a period are gross losses, including actual losses and estimated losses, less any recoveries, including actual recoveries and reductions in the amount of estimated losses, in each case, for that period.  This loss experience takes into account financial assistance provided by Ford to dealers in limited instances.  If Ford does not provide this assistance in the future, the loss experience of Ford Credit’s dealer floorplan portfolio may be adversely affected.  This loss experience also reflects recoveries from dealer assets other than the financed vehicles.  However, because the interest of the trust in other dealer assets will be subordinated to Ford Credit’s interest in those assets, the net losses experienced by the trust may be higher.

(3)                 The highest net loss as a percentage of average principal balance for Ford Credit’s dealer floorplan portfolio since January 2004 was 0.353% in 2009.

(4)                 Liquidations represent payments and net losses that reduce the principal balance of the receivables for the period indicated.

(5)                 For the non-annual periods, the percentages are annualized.

Beginning in 2016, payment rates of Ford Credit’s dealer floorplan portfolio have declined, in part, as a result of a decline in Ford’s sales, a change in the vehicle type of the financed vehicles from cars to trucks and utility vehicles and an increase in higher-series and higher-trim vehicles of all vehicle types with larger wholesale invoice prices.

Payment Rates(1) of Ford Credit’s Dealer Floorplan Portfolio

	Six months ended June 30,		Year ended December 31,
	2020	2019	2019	2018	2017	2016	2015

Highest month	55.6%	42.2%	45.1%	48.5%	46.5%	46.2%	54.1%
Lowest month	29.2%	34.4%	34.4%	36.7%	36.5%	36.4%	39.0%
Average of the months in the period	40.1%	38.8%	40.6%	41.8%	42.4%	41.1%	46.9%

(1)               The payment rate for a month equals liquidations for the month divided by the principal balance of the receivables at the beginning of that month.

Age Distribution(1) of Ford Credit’s Dealer Floorplan Portfolio

	As of June 30,		Year ended December 31,(2)
Days Outstanding	2020	2019	2019	2018	2017	2016	2015

1 - 120	65.0%	76.1%	79.0%	80.5%	77.9%	75.9%	81.6%
121 - 180	15.0%	11.3%	9.8%	9.0%	9.3%	10.1%	7.9%
181 - 270	13.3%	8.7%	6.7%	6.2%	7.2%	8.0%	6.0%
Over 270	6.7%	4.0%	4.5%	4.4%	5.7%	6.0%	4.6%

(1)           Age distribution is the number of days that each receivable (including in-transit receivables) was financed by Ford Credit, expressed as a percentage of the total principal balance of the receivables as of that date separating the in-transit finance period from the post-delivery finance period.

(2)           The age distribution for each year ending December 31 is the average of the age distributions as of the end of each quarter in that year.

Dealer Risk Rating Group Distribution(1) of Ford Credit’s Dealer Floorplan Portfolio

Dealer Risk Rating	As of June 30,
Group	2020		2019
	Number of Accounts	Principal Balance	Number of Accounts	Principal Balance
I	60.0%	83.0%	63.2%	88.4%
II	7.6%	8.6%	7.6%	6.3%
III	1.2%	0.7%	0.6%	0.5%
IV	0.2%	0.0%	0.6%	0.4%
Other(2)	31.0%	7.7%	28.1%	4.4%

Dealer Risk	As of December 31,
Rating Group	2019		2018		2017		2016		2015
	Number of Accounts	Principal Balance	Number of Accounts	Principal Balance	Number of Accounts	Principal Balance	Number of Accounts	Principal Balance	Number of Accounts	Principal Balance
I	61.9%	88.3%	63.8%	87.4%	64.0%	87.5%	64.5%	87.6%	58.4%	78.7%
II	7.1%	6.1%	8.1%	6.0%	8.6%	6.2%	8.8%	6.5%	14.1%	15.2%
III	0.7%	0.4%	0.5%	0.6%	0.8%	0.9%	0.7%	0.5%	1.8%	1.3%
IV	0.6%	0.9%	0.2%	0.4%	0.1%	0.0%	0.1%	0.1%	0.1%	0.1%
Other(2)	29.7%	4.2%	27.3%	5.6%	26.6%	5.4%	25.8%	5.4%	25.6%	4.7%

(1)                 Includes accounts designated to the trust that have a zero balance, but excludes accounts not designated to the trust that have a zero balance.

(2)                 Includes dealers that have no dealer risk rating, generally because Ford Credit only provides in-transit financing for the dealer or because Ford Credit is in the process of terminating the financing for the dealer.

For more information about Ford Credit’s Dealer Floorplan Portfolio, the trust’s security interest in other dealer assets and dealer risk ratings, you should read “— Origination and Underwriting — Security Interests in Vehicles and Other Dealer Assets” and “— Dealer Risk Rating” above.

Material Changes to Servicing Policies and Procedures

Ford Credit adjusted its behavioral scoring model in July 2015, to leverage more dealer data in order to improve recognition of unprofitable dealers.

As part of its regular cycle plan, Ford Credit launched a new behavioral scoring model in August 2019. That new model uses advanced key variables with an improved ability to analyze a dealer’s financial and floorplan payment and performance trends and assess the probability that the dealer will make principal or interest payments when due under its floorplan financing agreement with Ford Credit.

The COVID-19 pandemic created a global public health crisis that resulted in widespread deterioration in household, business and economic activity.  To protect public health, numerous governmental and nongovernmental measures were adopted, including travel bans, quarantines, “stay-at-home” orders, and similar mandates for many individuals to substantially restrict daily activities and for many businesses to curtail or cease normal operations.  Those actions had an unprecedented effect on Ford Credit’s customers, dealers and employees and its servicing and collections activities.

In response to the COVID-19 pandemic and the governmental and nongovernmental measures taken in response, Ford Credit initiated certain disaster recovery and business continuity plans and offered certain financial assistance and other accommodations to Ford-franchised dealers.  In March 2020, nearly 100% of Ford Credit’s employees transitioned from working in Ford Credit’s offices to working remotely.  Those employees continue to be aided by appropriate digital tools.  The precise duration of these remote work arrangements is uncertain, although Ford Credit’s senior management is assessing both the length and breadth of the temporary arrangements as well as appropriate opportunities for permanent remote work arrangements.  In addition, Ford Credit offered financial assistance and other accommodations, including cashflow assistance for interest expense and flat charges related to floorplan financing, deferred payments on non-floorplan financing obligations such a capital loans and mortgage loans, curtailment waivers for vehicle inventory, guaranteed incentives and more favorable terms under dealers’ cash management agreements, to the dealers to whom it provides floorplan financing from April 2020 through June 2020.

For more information about Ford Credit’s servicing policies and procedures, you should read “— Servicing and Dealer Relations” above.

Demands to Repurchase Receivables from Trust Pool

Ford Credit has securitized its dealer floorplan receivables solely through the trust since 2001.  The transaction documents for the trust contain covenants requiring Ford Credit and the depositors to repurchase a receivable for breach of a representation made about a receivable that has a material adverse effect on the receivable and is not corrected before the date the receivable is required to be repurchased.  During the three-year period ended June 30, 2020, neither Ford Credit nor any of the depositors, the indenture trustee or the owner trustee received a demand to repurchase any receivable in any series sponsored by Ford Credit, and there was no activity for any demand made before that period.  Ford Credit, as securitizer, discloses all repurchase demands and related activity on SEC Form ABS-15G.  Ford Credit filed its most recent Form ABS-15G for repurchase demands related to the three-year period ended December 31, 2019 with the SEC on February 6, 2020.  Ford Credit’s CIK number is 0000038009.

TRUST PROPERTY

The following description of the trust property summarizes certain parts of the transaction documents, including the receivables purchase agreements, the sale and servicing agreements, the indenture and indenture supplement and the asset representations review agreement, but is not a complete description of these agreements.  For more details about the transaction documents, you should read the transaction documents that are included as exhibits to the registration statement filed with the SEC that includes this prospectus.

Trust Assets

The primary asset of the trust is a revolving pool of receivables originated in accounts established by Ford Credit with motor vehicle dealers to finance their new and used car, truck and utility vehicle inventory under floorplan financing agreements and sales and service agreements.  The receivables represent:

•                  Ford’s rights to receive payments from dealers for their purchase of Ford-manufactured new car, truck and utility vehicle inventory, called “in-transit receivables,”

•                  Ford Credit’s rights to receive adjustment fees from Ford for the in-transit receivables, and

•                  Ford Credit’s rights to receive payments from dealers for financing of the dealers’ new and used car, truck and utility vehicle inventory.

In addition to the receivables, the trust property will include the following assets:

•                  collections on the receivables,

•                  security interests in the financed vehicles and in any non-vehicle related security,

•                  rights under the transaction documents for the repurchase of receivables,

•                  rights related to the receivables under the floorplan financing agreements,

•                  rights to funds and investments in the bank accounts of the trust,

•                  rights under the transaction documents to credit enhancements for the series, and

•                  all proceeds of the above.

Receivables in Designated Accounts

In order for the receivables in an account to be sold by Ford Credit to a depositor, and then sold by that depositor to the trust, the account must be designated to the trust.  At the time an account is designated to the trust, all receivables then existing in that account will be sold to the trust.  Afterwards, all new receivables originated in that account will be sold automatically to the related depositor, and, in turn, to the trust, unless the account later becomes an ineligible account or is redesignated.  The accounts that have been designated to the trust represent most of Ford Credit’s U.S. portfolio of dealer floorplan accounts.

Under a sale and assignment agreement, Ford will sell each in-transit receivable to Ford Credit when the related financed vehicle is released by Ford for shipment to the dealer.  If Ford Credit is the dealer’s finance source for new vehicle inventory, on delivery of the vehicle to the dealer, the in-transit receivable will be assigned by the trust to the depositor in exchange for the related new obligation of the dealer to repay Ford Credit under the dealer’s floorplan financing agreement with Ford Credit.  If a third party is the dealer’s finance source for new vehicle inventory, on delivery of the vehicle to the dealer, Ford will collect payment on the in-transit receivable from the third-party finance source, on behalf of the dealer, and will forward the payment to Ford Credit on the following business day.  On occasion, after an in-transit receivable is sold to the trust, Ford may suspend delivery of the related vehicle to inspect the vehicle for and address, if necessary, a quality or safety issue that may have occurred during the manufacturing process but that was not identified before the vehicle was released from the factory or customs or during maritime transit from the port of export.  The affected in-transit receivable is removed from the pool balance until delivery of the vehicle resumes.

Eligible Accounts

At the time an account is designated to the trust it must be an eligible account, and the depositors are required to redesignate an account that is no longer an eligible account.  An “eligible account” is an account that:

•                  was established by Ford or Ford Credit with a motor vehicle dealer under a sales and service agreement or a floorplan financing agreement for the dealer’s car, truck and utility vehicle inventory,

•                  is in existence and maintained and serviced by Ford Credit,

•                  relates to a dealer showroom located in the United States,

•                  is in favor of a dealer not classified by the servicer as status, and

•                  is an account as to which no material amounts have been charged off as uncollectible at any time within the previous 24 months.

The definition of eligible account may be changed without the consent of the noteholders of any series if:

•                  the depositors certify that the change will not cause an amortization event or an event of default to occur for any series, or materially and adversely affect the amount or timing of payments to be made to the noteholders of any series, and

•                  the rating agency condition is satisfied for the rating agencies for each series.

Additional Designated Accounts

Each depositor may designate additional eligible accounts from Ford Credit’s portfolio of dealer floorplan accounts to the trust at any time.  The depositors may be required to designate additional eligible accounts to the trust to maintain the pool balance of the trust at required levels.

On the designation of an additional account, Ford Credit will sell to the related depositor and that depositor will sell to the trust the receivables then existing in the additional account and any receivables originated in the future in that account.

Additional accounts may be designated to the trust subject to the satisfaction of certain conditions, including:

•                  each depositor has represented that:

—                         each additional account is an eligible account,

—                         the additional accounts were not chosen through a selection process that was reasonably believed to be adverse to the interests of the noteholders,

—                         it is not insolvent and the sale of the receivables originated in those additional accounts will not result in its insolvency, and

—                         the addition of the receivables originated in those additional accounts will not cause an amortization event to occur,

•                  for designations of additional accounts exceeding certain quarterly or annual limits, the rating agency condition has been satisfied for the rating agencies for each series,

•                  delivery of an opinion of counsel on the validity and enforceability of the assignment of the receivables under the additional accounts, and

•                  each depositor has certified that each of these conditions has been satisfied.

Redesignation of Accounts

In addition to redesignations for breaches of representations made in connection with a series issuance, accounts may also be redesignated from the trust as described below.  Starting on the redesignation date, the receivables in a redesignated account, including all collections on those receivables, generally will be reassigned by the trust to the related depositor.  On reassignment, the principal balance of the reassigned receivables will be deducted from the pool balance and the depositor interest will be reduced by the same amount.  After the redesignation date, the trust will have no further right to or interest in any receivables originated in a redesignated account.

Eligible Accounts.  The depositors may redesignate eligible accounts and remove from the trust all the receivables originated in those accounts.  The depositors’ rights to redesignate eligible accounts and to remove all the related receivables from the trust will be subject to the satisfaction of certain conditions, including:

•                  the related depositor has represented that:

—                         the redesignation will not cause an amortization event to occur or cause the net adjusted pool balance to be less than the required pool balance, and

—                         the accounts were not chosen through a selection process that was materially adverse to the interests of the noteholders or the depositors,

•                  the rating agency condition has been satisfied for the rating agencies for each series, and

•                  the related depositor has certified that each of these conditions has been satisfied.

Ineligible Accounts.  On the first day of the month following the month in which an account becomes an ineligible account, the related depositor must redesignate that account from the trust.  However, in the case of an ineligible account that has been classified as “status” by the servicer, the existing receivables in the account may remain in the trust notwithstanding the redesignation of the account, or be reassigned to the related depositor to the extent that the receivables do not exceed 3.0% of the pool balance on a rolling 12-month basis.

The principal balance of reassigned receivables from a redesignated ineligible account will be deducted from the pool balance.  If the deduction would cause the depositor amount to fall below the required depositor amount for any series, the related depositor must deposit the shortfall in the excess funding account.

In addition, for administrative convenience, if the financing for a dealer has been terminated and the account has an outstanding balance of zero, the account may be redesignated from the trust without notifying the trust.

Sale of Receivables and Related Security

Under each receivables purchase agreement, Ford Credit will sell to the related depositor on a daily basis all receivables that are originated in dealer floorplan accounts that are designated to the trust.  Under each sale and servicing agreement, the related depositor will sell to the trust on a daily basis these receivables.

Only the receivables originated in the designated accounts will be sold by Ford Credit to the related depositor and sold by that depositor to the trust.  The designated accounts themselves are not sold to the depositors and sold to the trust.  Ford Credit will continue to own the designated accounts and will remain obligated under the terms of the floorplan financing agreements to make all related advances on behalf of the dealers.

A dealer may have multiple dealer floorplan accounts depending on the number of its dealership locations or credit lines.  At the time a dealer account is first designated to the trust, Ford Credit may choose to designate all or only some of the accounts to the trust.

Under each receivables purchase agreement, Ford Credit will sell to the related depositor on a daily basis its rights in:

•                  receivables in the accounts at the time the accounts were designated to the trust,

•                  receivables originated in the designated accounts after they were designated to the trust,

•                  all related security consisting of:

—                         the security interests granted by the dealers in the financed vehicles,

—                         security interests granted by a dealer in other dealer assets, such as vehicle parts inventory, equipment, fixtures, accounts and real property, and any guarantees from a dealer or its principals, all of which may be subordinated to the rights of Ford Credit, and

—                         all related rights under the sale and assignment agreement between Ford and Ford Credit, and

•                  the proceeds of all of the above.

Under each sale and servicing agreement, each depositor will sell to the trust on a daily basis all of its rights in the assets purchased from Ford Credit under the related receivables purchase agreement, together with all of that depositor’s rights relating to the receivables under the related receivables purchase agreement.

Security Interest.  Ford Credit and the depositors will file financing statements to perfect the trust’s interest in the receivables and the related security.  Ford Credit, as servicer, will mark its computer records to indicate that the receivables have been sold to the related depositor, have been sold by that depositor to the trust, and have been pledged by the trust to the indenture trustee under the indenture.  Ford Credit will provide the depositors and the owner trustee with account schedules showing each designated account and will provide updated schedules if additional accounts are designated or if any accounts are redesignated.

Ford Credit, as servicer, will deliver to the indenture trustee once each year an officer’s certificate affirming that no further action is necessary to maintain the trust’s perfected security interest in the receivables and the related security.

Subordination of Security in Other Dealer Assets.  Ford Credit may make capital loans, mortgage loans or other advances to a dealer or its affiliates that may also be secured by the financed vehicles and other dealer assets.  A default under one of those loans may result in a default under the dealer’s floorplan financing agreement with Ford Credit.  In Ford Credit’s discretion, the security interests transferred to the trust in other dealer assets may be subordinated to Ford Credit’s senior security interest in those assets.  In each receivables purchase agreement, Ford Credit will agree not to assert its security interest in any financed vehicle until the trust is paid in full on the receivable secured by the financed vehicle.  However, Ford Credit, in its discretion, may enforce its security interest on other dealer assets for its own benefit before the trust is permitted to do so.  Because the trust will have a subordinate position in other dealer assets, it may not realize any proceeds from these assets.

For more information about the security interests in the trust property, you should read “Sponsor and Servicer — Origination and Underwriting — Security Interests in Vehicles and Other Dealer Assets,” “Risk Factors — Bankruptcy of Ford Credit could result in accelerated, reduced or delayed payments on your notes” and “Important Legal Considerations.”

Trust Pool

The following information relates to the trust’s pool of dealer floorplan receivables originated in accounts designated to the trust.  Because the designated accounts and the receivables will change over time, the following information is not necessarily indicative of the composition of the trust pool on another date.

Key Information for Trust Pool.  On June 30, 2020, the accounts designated to the trust and the receivables in the trust had the following characteristics:

•                  There were 3,415 designated accounts and the total principal balance of receivables originated in these accounts was $13,980,374,707.14.  There were 193 designated accounts that had a zero balance.

•                  The average principal balance of receivables per designated account was $4,093,813.97.  Excluding designated accounts with a zero balance, the average principal balance of receivables per designated account was $4,339,036.22.

•                  The weighted average spread over the prime rate charged on the receivables was 1.74% per annum.

•                  The manufacturer overconcentration, the dealer overconcentration, the development dealer overconcentration, the fleet vehicle overconcentration, the medium and heavy truck overconcentration and the used vehicle (including program vehicles) overconcentration were each zero.

•                  The total principal balance of ineligible receivables was $19,023,870.18.

•                  The total outstanding balance of principal receivables relating to accounts that have been classified as “status” for longer than 31 days was zero.

For more information about overconcentrations and ineligible receivables, you should read “Description of the Notes — Ineligible Receivables and Overconcentration Amounts.”

Ford Credit does not consider any of the receivables in the trust on June 30, 2020 to be exceptions to its underwriting standards described in “Sponsor and Servicer — Origination and Underwriting.”

The following tables show the geographic distribution and account balance distribution of the trust pool on June 30, 2020.  The percentages in the following tables may not sum to 100.0% due to rounding.

Geographic Distribution of the Trust Pool

State(1)	Principal Balance	Percentage of Total Principal Balance	Number of Designated Accounts	Percentage of Total Number of Designated Accounts
Texas	$ 1,844,010,721.11	13.2%	268	7.8%
California	997,155,413.87	7.1%	178	5.2%
Florida	825,388,877.71	5.9%	124	3.6%
Michigan	799,950,454.76	5.7%	146	4.3%
New York	744,752,846.47	5.3%	136	4.0%
Other(2)	8,769,116,393.22	62.7%	2,563	75.1%
Total	$ 13,980,374,707.14	100.0%	3,415	100.0%

(1)                 Based on the location of the related dealer showroom.

(2)                 No other state represents more than 5.0% of the principal balance of receivables owned by the trust.

Account Balance Distribution of the Trust Pool

Range of Account Balances	Principal Balance	Percentage of Total Principal Balance	Number of Designated Accounts	Percentage of Total Number of Designated Accounts
$999,999.99 or lower	$ 419,851,824.77	3.0%	1,080	31.6%
$1,000,000.00 to $2,499,999.99	1,370,321,747.25	9.8%	796	23.3%
$2,500,000.00 to $4,999,999.99	2,297,762,037.15	16.4%	643	18.8%
$5,000,000.00 to $7,499,999.99	2,227,771,747.31	15.9%	366	10.7%
$7,500,000.00 to $9,999,999.99	1,620,830,817.83	11.6%	187	5.5%
$10,000,000.00 or higher	6,043,836,532.83	43.2%	343	10.0%
Total	$ 13,980,374,707.14	100.0%	3,415	100.0%

Static Pool Information About Trust Pool.  The accounts designated to the trust represent most but not all of Ford Credit’s dealer floorplan portfolio, but generally consist of all of the accounts in Ford Credit’s dealer floorplan portfolio that are eligible to be designated to the trust and consistent with any overconcentration limits.  As a result, Ford Credit does not have other pools of dealer floorplan receivables that are similar to the trust pool, and treats the historical information about the trust pool as its “static pool” information for securitizations of dealer floorplan receivables.

The following tables show status, loss, monthly payment rates, age distribution and dealer risk rating group distribution information for the trust pool, which may be influenced by a variety of economic, market, social and geographic conditions and other factors beyond the control of Ford Credit.  For example, the COVID-19 pandemic created a global public health crisis that resulted in widespread deterioration in household, business and economic activity, including impacting Ford Credit’s dealer floorplan portfolio and the trust.  For more information about the impact of the COVID-19 pandemic on Ford Credit’s dealer floorplan portfolio, you should read “Sponsor and Servicer — Dealer Floorplan Portfolio Performance” above.

Because the designated accounts and the receivables will change over time, the actual experience of the trust pool may differ from that shown below.  It is not certain whether the information for the trust pool in the future will be similar to the historical experience for the trust pool shown below.  The percentages may not sum to 100.0% due to rounding.

“Status” Information(1) for the Trust Pool

	As of June 30,		As of December 31,
	2020	2019	2019	2018	2017	2016	2015
	(Dollars in Millions)
Number of accounts	3,415	3,065	3,261	3,137	3,234	3,352	3,458
Number of “status” accounts	–	–	–	–	–	–	–
Percentage of “status” accounts	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%
Average principal balance(2)	$19,222	$20,242	$19,508	$19,259	$19,514	$20,226	$17,330
Principal balance of “status” receivables	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Percentage of principal balance of “status” receivables	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%

(1)              The trust generally had no “status” receivables as of the end of the periods above because the depositors elected to accept reassignment of the receivables in the accounts redesignated from the trust when the dealer was classified as “status” or, in limited cases, within 90 days after classification.  However, the depositors are not required to do so, and they may not continue to do so in the future.  For a description of the redesignation of “status” accounts and the reassignment of “status” receivables, you should read “Trust Property – Redesignation of Accounts – Ineligible Accounts.”

(2)              Average principal balance is the average of the principal balances of the receivables at the beginning of each month in the period indicated.

Loss Information(1) for the Trust Pool

	Six months ended June 30,		Year ended December 31,
	2020	2019	2019	2018	2017	2016	2015
	(Dollars in Millions)
Average principal balance(2)	$19,222	$20,242	$19,508	$19,259	$19,514	$20,226	$17,330
Net losses (recoveries)(3)	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Net losses/average principal balance(4)	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%

(1)              The trust has not experienced a loss on the trust pool during the periods above because the depositors elected to accept reassignment of the receivables in the accounts redesignated from the trust when the dealer was classified as “status” or, in limited cases, within 90 days after classification.  However, the depositors are not required to do so, and they may not continue to do so in the future.  For a description of the redesignation of “status” accounts and the reassignment of “status” receivables, you should read “Trust Property – Redesignation of Accounts – Ineligible Accounts.”

(2)              Average principal balance is the average of the principal balances of the receivables at the beginning of each month in the period indicated.

(3)              Net losses in a period are gross losses, including actual losses and estimated losses, less any recoveries, including actual recoveries and reductions in the amount of estimated losses, in each case, for that period.  Recoveries include amounts received from other dealer assets securing the receivables in addition to the financed vehicles.

(4)              For non-annual periods, the percentages are annualized.

Beginning in 2016, payment rates of the trust pool have declined, in part, as a result of a decline in sales, a change in the vehicle type of the financed vehicles from cars to trucks and utility vehicles and an increase in higher-series and higher-trim vehicles of all vehicle types with larger wholesale invoice prices.

Monthly Payment Rates(1) of the Trust Pool

	Six months ended June 30,		Year ended December 31,
	2020	2019	2019	2018	2017	2016	2015

Highest month	57.8%	39.5%	44.9%	48.4%	45.9%	44.9%	52.6%
Lowest month	28.8%	31.6%	31.6%	33.8%	34.3%	34.5%	36.4%
Average of the months in the period	39.2%	36.2%	39.1%	40.4%	40.5%	38.9%	44.6%

(1)                 The “monthly payment rate” for a month equals the principal collections for the month divided by the principal balance of the receivables at the beginning of the month.

Age Distribution(1) of the Trust Pool

	As of June 30,		As of December 31,
Days Outstanding	2020	2019	2019	2018	2017	2016	2015

1 - 120	64.0%	75.0%	81.4%	84.2%	84.0%	78.8%	82.6%
121 - 180	15.4%	12.1%	8.0%	6.8%	5.8%	8.0%	8.0%
181 - 270	14.4%	9.4%	5.9%	4.8%	4.7%	6.7%	5.9%
Over 270	6.2%	3.5%	4.7%	4.2%	5.5%	6.4%	3.5%

(1)                Age distribution is the number of days that each receivable was financed by Ford Credit, expressed as a percentage of the total principal balance of the receivables.  For receivables relating to Ford-manufactured or Ford-distributed new vehicles, the age distribution separately takes into account the in-transit period.  The age distribution measures, in the case of those receivables relating to Ford-manufactured or Ford-distributed new vehicles that are in-transit, the age of those receivables from the date the related vehicles were released from the factory or customs and, in the case of those receivables relating to Ford-manufactured or Ford-distributed new vehicles that have been delivered to the dealer, the age of those receivables from the date the related vehicles were actually delivered to the dealer.

In December 2019 and June 2020, Ford Credit elected to designate additional eligible accounts from its dealer floorplan portfolio to the trust.  Ford Credit only provides in-transit financing for the dealers related to certain of those additional eligible accounts.  As a result, the number and principal balance of accounts reflected as “Other” in the dealer risk rating group distribution of the trust pool increased.

Dealer Risk Rating Group Distribution(1) of the Trust Pool

Dealer Risk Rating Group	As of June 30,
	2020		2019
	Number of Accounts	Principal Balance	Number of Accounts	Principal Balance
I	60.5%	82.6%	65.1%	89.8%
II	7.7%	8.7%	6.7%	5.5%
III	1.2%	0.6%	0.3%	0.3%
IV	0.0%	0.0%	0.1%	0.1%
Other(2)	30.7%	8.0%	27.7%	4.3%

Dealer Risk Rating Group	As of December 31,
	2019		2018		2017		2016		2015
	Number of Accounts	Principal Balance	Number of Accounts	Principal Balance	Number of Accounts	Principal Balance	Number of Accounts	Principal Balance	Number of Accounts	Principal Balance
I	64.7%	88.9%	65.3%	89.0%	65.3%	89.6%	65.1%	88.1%	58.8%	79.9%
II	7.3%	6.0%	7.3%	5.3%	7.7%	5.1%	8.3%	6.4%	13.6%	14.2%
III	0.6%	0.4%	0.2%	0.2%	0.5%	0.4%	0.6%	0.4%	1.6%	1.3%
IV	0.1%	0.4%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Other(2)	27.3%	4.2%	27.2%	5.5%	26.5%	4.9%	26.0%	5.1%	25.9%	4.6%

(1)                Includes accounts designated to the trust that had a zero balance.

(2)                Includes dealers that have no dealer risk rating, generally because Ford Credit only provides in-transit financing for the dealers or because Ford Credit is in the process of terminating the financing for the dealer.

For more information about dealer risk ratings, you should read “— Origination and Underwriting — Dealer Risk Rating” above.

Graphical Presentation of Information About
Ford Credit’s Dealer Floorplan Portfolio and the Trust Pool

The following charts show net losses for Ford Credit’s dealer floorplan portfolio and the trust pool, three-month average monthly principal payment rates for the trust pool and dealer risk ratings for the trust pool.

Floorplan Portfolio Net Losses (Recoveries) as a Percent of Average Principal Balance	Trust Pool Net Losses (Recoveries) as a Percent of Average Principal Balance
Trust Pool Three-Month Average Monthly Principal Payment Rate(1)(2)	Trust Pool Dealer Risk Ratings

(1)                Annex B contains information about the three-month average monthly principal payment rate.

(2)                The three-month average monthly principal payment rate for a month equals the average of the monthly payment rate for that month and the prior two months.

(3)                Estimated days’ supply derived from payment rate.

Depositors’ Review of Trust Pool

The depositors performed a review of the trust’s pool of dealer floorplan receivables and the accounts designated to the trust designed and effected to provide reasonable assurance that the disclosures about the trust pool in this prospectus are accurate in all material respects.  This review covered the entire pool of dealer floorplan receivables in the trust, not just a sample, and consisted of a statistical data review, daily system account and receivable eligibility validation, daily system receivables balance and payment validation, reviews of data and information by securitization funding personnel and reviews of factual information by senior management and legal office personnel of Ford Credit, and is supported by Ford Credit’s business and systems control processes.  The depositors consulted with, and were assisted by, responsible personnel of Ford Credit in performing the review.  The depositors also engaged a third party to assist it in its statistical data review using procedures designed and established by the depositors and determined by the depositors to be sufficient for purposes of their review of the trust pool.  The depositors take full responsibility for the review of the trust pool, the work performed by Ford Credit and third parties and the findings and conclusions of that review.

A daily automated quality assurance review and validation of the accounts designated to the trust and the trust’s pool of receivables is performed in which systemic filters are used to confirm that the designated accounts and the receivables meet the eligibility criteria described in “Trust Property — Eligible Accounts” and “— Representations About Receivables” that are systematically verifiable.  If an account designated to the trust does not meet the eligibility criteria, the account is identified, reviewed and approved by Ford Credit securitization funding personnel for redesignation out of the trust on the first business day of the next month as described in “Trust Property — Redesignation of Accounts.”  Once an account is redesignated from the trust, systemic filters prohibit any new receivables originated under the redesignated account from being transferred to the trust.  In certain circumstances, receivables originated in an account before redesignation may remain in the trust according to the transaction documents.  A receivable that does not meet the eligibility criteria is also identified on a daily basis and, provided the receivable was originated under an eligible account and the principal balance of the receivable is included in the incremental subordinated amount for the related month, which will result in a corresponding increase in the available subordinated amount, the receivable may remain in the trust according to the transaction documents.  Securitization funding personnel have reviewed and confirmed that the systemic filters used in the daily automated quality assurance review accurately reflect the eligibility criteria described in this prospectus and the transaction documents.  No ineligible accounts or ineligible receivables without corresponding incremental subordination were identified during the daily review and validation performed on June 30, 2020, which is the date of the statistical information presented in this prospectus.

The trust pool composition, stratification tables and other trust pool information in “Summary — Trust Property” and “Trust Property” were systematically created by Ford Credit’s securitization system or calculated from data in Ford Credit’s securitization system or other source data by Ford Credit’s securitization funding personnel.  Ford Credit securitization funding personnel reviewed and verified the data and information in these sections as consistent with the data and information from Ford Credit’s securitization system and other source data.  In addition, the data and information in these tables were recalculated and confirmed to be consistent with the data and information from the securitization system and other source data.  The depositors found no discrepancies in the trust pool composition, stratification tables or other trust pool information in these sections.

A daily validation process is performed by Ford Credit in which the aggregate principal and non-principal balances of the receivables, which includes fees, flat charges, interest and other non-principal amounts, and the cumulative principal and non-principal payments assessed and paid on those receivables, transferred from Ford Credit’s receivables system and other system sources to Ford Credit’s securitization system are systemically verified back to the source systems.  Any discrepancies between the securitization system and source system balances are identified on a daily basis, investigated, reconciled and reviewed with securitization funding personnel and relevant senior managers of Ford Credit during a monthly servicing review.  No discrepancies were found as a result of the daily validation process performed on June 30, 2020, which is the date of the statistical information presented in this prospectus.

The depositors confirmed with senior management and legal office personnel of Ford Credit that they performed a comprehensive management and legal review of the information about the trust’s pool of receivables and the accounts designated to the trust in this prospectus.  The descriptions of the general information about the accounts designated to the trust and the receivables and how those receivables were originated were reviewed and confirmed as accurate by relevant senior managers and legal office personnel at Ford Credit.  Ford Credit legal office personnel also reviewed and confirmed that the descriptions of the material terms of the accounts and receivables accurately reflect the terms of the floorplan financing agreements and sales and service agreements under which Ford Credit finances the motor vehicle dealers’ inventory, that the descriptions of the legal and regulatory considerations that may materially affect the performance of the receivables accurately reflect current federal and state law and regulations and case law precedents and that the summary of the representations and the remedies available for breach of these representations accurately reflect the terms of the securitization transaction documents.

Given the long-standing and ongoing nature of Ford Credit’s relationship with its dealer floorplan customers, Ford Credit also performs a credit review of each dealer at least annually.  During the annual credit review process, Ford Credit personnel obtain current information on the dealer and review and verify that the information about the dealer, the dealer’s floorplan credit lines and the dealer’s risk rating in Ford Credit’s systems is accurate and up to date.

The depositors’ review of the trust’s pool of receivables and the accounts designated to the trust is supported by Ford Credit’s extensive control processes used in the day-to-day operation of its business.  These controls include financial reporting controls required by the Sarbanes-Oxley Act, regular internal reviews of key business functions, including establishment of credit lines and origination of receivables, servicing and systems processing, controls to verify compliance with procedures and legal requirements and quality assurance reviews for credit decisions, establishment of credit lines and securitization processes.  In addition, Ford Credit uses an integrated network of computer applications to make certain that information about the dealers, their accounts and the receivables originated under the accounts is accurately entered, captured, updated and maintained in its receivables and other systems.  These computer systems are subject to change control processes, automated controls testing and control review programs to determine whether systems controls are operating effectively and accurately.  All of these controls and procedures ensure integrity of data and information and accuracy of securitization disclosures.

After completion of the review described above, the depositors have concluded that they have reasonable assurance that the disclosure about the trust’s pool of receivables and the accounts designated to the trust in this prospectus is accurate in all material respects.

Representations About Receivables

When the trust issues a series, Ford Credit will represent to each depositor, and each depositor will represent to the trust, that each receivables purchase agreement and each sale and servicing agreement is a valid sale and assignment of all rights in the receivables and the related security, and that the related depositor or the trust will have a first priority perfected ownership interest in those sold assets, except for the lien of the indenture.

At the time a receivable is sold to the trust, it must be an eligible receivable.  An “eligible receivable” is a receivable that satisfies the eligibility criteria in the sale and servicing agreements.  Generally, these criteria relate to the legal requirements governing the origination and the sale of the receivables, the terms of the floorplan financing agreements under which the receivables were originated and the ownership and security interests in the receivables, and include that each receivable:

•                  except for any adjustment fees payable by Ford, is secured by a perfected first priority security interest in the financed vehicle,

•                  is a receivable as to which the trust will have good and marketable title to the receivable, free and clear of all liens, other than the lien of the indenture,

•                  except for any adjustment fees payable by Ford, will be the legal and assignable payment obligation of the related dealer,

•                  as to any adjustment fees payable by Ford, will be the legal and assignable payment obligation of Ford, and

•                  is not subject to a right of rescission, setoff or other defense.

The definition of eligible receivable may be changed without the consent of the noteholders if:

•                  each depositor certifies that the change will not cause an amortization event or an event of default to occur for any series, or materially and adversely affect the amount or timing of payments to be made to the noteholders of any series; and

•                  the rating agency condition is satisfied for the rating agencies for each series.

The depositors may sell ineligible receivables originated in designated eligible accounts to the trust so long as the available subordinated amount for each series is increased as described in “Credit Enhancement — Available Subordinated Amount.”

Ford Credit will make representations to each depositor, and each depositor will make representations to the trust, about the designated accounts and the receivables sold to the trust, including:

•                  at the time an account is designated, or as of the first day of the month in which the trust issues a series, the account is an eligible account,

•                  at the time an account is designated, the account was not chosen through a selection process that was reasonably believed to be adverse to the interest of the noteholders,

•                  at the time of sale, each receivable is sold free and clear of liens, except the lien of the indenture, and

•                  at the time of sale, each receivable being sold is (a) an eligible receivable or (b) an ineligible receivable, so long as the available subordinated amount for each series is increased as described in “Credit Enhancement — Available Subordinated Amount.”

Obligation to Repurchase Receivables

If a depositor knows, or receives notice from the trust, the owner trustee or the indenture trustee that any representation made about a receivable was untrue when made and the breach has a material adverse effect on the receivable, that depositor must accept reassignment of the receivable, and Ford Credit must repurchase the receivable from that depositor.  If the breach relates to the eligibility of a designated account, the account will be redesignated and all the receivables originated in that account will be reassigned to the related depositor and repurchased by Ford Credit.  In addition, a noteholder may make a request or demand that a receivable be reassigned and repurchased due to a breach of a representation made about the receivables and the indenture trustee will notify Ford Credit of any noteholder request or demand it receives.

Ford Credit and the depositors will be considered to know about a breach if a responsible person of Ford or Ford Credit knows of the breach.  A “responsible person” of a party is a designated employee or officer of the party who is responsible for this securitization transaction.  Ford Credit and the depositors will designate to the indenture trustee their responsible persons for this purpose.  A noteholder may obtain a list of responsible persons by request to the indenture trustee or the depositor.

None of the indenture trustee, the owner trustee, the asset representations reviewer or the servicer are obligated to monitor the receivables or investigate whether any representations have been breached.

If Ford Credit or a depositor knows of a breach or receives notice of a breach, a repurchase request or demand or a review report from the asset representations reviewer indicating that a test was failed for a receivable, Ford Credit or the related depositor will investigate the receivable or receivables to confirm whether a breach occurred and determine if it has a material adverse effect on any receivable.  Ford Credit will report any requests or demands to repurchase receivables and related activity and status on SEC Form ABS-15G.

If a reassignment is required, the related depositor will accept reassignment of the receivable on or before the first day of the month that starts more than 60 days following the discovery or notice, unless it corrects the breach in all material respects before that date.  On the reassignment date, the principal balance of the receivable will be deducted from the pool balance and the depositor interest will be reduced.  If the deduction would cause the depositor amount to fall below the required depositor amount for any series, that depositor must deposit the shortfall in the excess funding account on the day the reassignment occurs.  If a depositor is required to accept reassignment of a receivable as a result of a breach of a representation, Ford Credit will repurchase the receivable for an amount equal to the amount that depositor is required to pay under the related sale and servicing agreement.  Ford Credit will indemnify the depositors against losses incurred by the depositors if a representation is materially false.

These reassignment and repurchase obligations will be the sole remedy of the trust, the indenture trustee and the noteholders for any losses resulting from a breach of the representations of Ford Credit or the depositor about the receivables.

Asset Representations Review

If two triggers are met, the asset representations reviewer will perform a review of certain receivables to test for compliance with the representations made by Ford Credit and the depositor about the receivables and the related account.  The first trigger is a “status trigger,” which will occur if the aggregate principal balance of receivables in accounts in the trust pool that have been classified as “status” by the servicer as a percentage of the pool balance of the trust pool as of the end of a month meets or exceeds the status trigger set by Ford Credit as described in “— Status Trigger” below.  If the status trigger occurs, it will be reported on the investor report for that month and reported in the Form 10-D for that month.  The second trigger is a voting trigger that will be met if, after the occurrence of a status trigger, the noteholders of at least 5% of the principal amount of the Series 2020-1 notes demand a vote and, subject to a 5% voting quorum, the noteholders of a majority of the principal amount of the notes that are voted vote to direct a review.

Status Trigger.  If the aggregate principal balance of receivables in accounts in the trust pool that have been classified as “status” by the servicer as a percentage of the pool balance of the trust pool as of the end of the month exceeds 11.1%, the status trigger will occur.  The servicer may classify an account as “status” if the dealer fails to make a required payment, the dealer files for bankruptcy or for other reasons as described in “Sponsor and Servicer — Servicing and Dealer Relations — Dealer Status.”  The principal balance of a status account includes the principal balance of all receivables in the account, including defaulted, charged-off and ineligible receivables.

Ford Credit developed the status trigger by considering the principal balance of receivables in accounts in Ford Credit’s U.S. dealer floorplan portfolio that have been classified as “status” by Ford Credit as a percentage of the pool balance of the trust pool at the end of each month since January 2008.  Ford Credit considered this percentage from its U.S. dealer floorplan portfolio instead of from the trust pool, because Ford Credit has historically repurchased all receivables in status accounts redesignated from the trust pool, although it is not obligated to do so.  Ford Credit then applied a multiple of three to the highest monthly status percentage of approximately 3.7%, which occurred in February 2009.  This multiple results in a status trigger which is below the cumulative net losses on the receivables that are expected to cause the Class D notes to realize the first dollar loss.  By aligning this multiple with the maximum level of credit losses that the Class D notes are expected to be able to withstand without a loss, Ford Credit believes the status trigger provides an appropriate threshold for when noteholders may benefit from an asset representations review.

Ford Credit believes that the status trigger is appropriate based on:

•                  its experience with status declarations in both its U.S. dealer floorplan portfolio and the trust pool, and

•                  its assessment of the amount of receivables in accounts designated by the servicer as “status,” which has been stressed to assume a complete loss, that could result in a risk of loss to noteholders of the most junior notes offered in its securitization transactions.

For Ford Credit’s dealer floorplan portfolio since 2008, the principal balance of receivables in accounts that have been classified as “status” by the servicer as a percentage of the pool balance of the trust pool at the end of each month has ranged from 0.1% to 3.7%.  The following chart shows the monthly aggregate principal balance of receivables in accounts in Ford Credit’s dealer floorplan portfolio that have been classified as “status” by the servicer as a percentage of the end-of-month pool balance of the trust pool since 2008 compared to the status trigger established for this securitization transaction.

Ford Credit has chosen to use a status trigger instead of a delinquency trigger because it believes that the “status” classification is more relevant for a dealer floorplan portfolio.  While interest charges on an account are payable monthly, principal payments are not scheduled, but rather are payable on demand or on the sale of the vehicle.  Principal payments may be required as often as daily, and account balances may fluctuate daily as vehicles are sold and new inventory is delivered.  As a result, Ford Credit typically reviews dealer payment activity on a daily or weekly basis, and would declare a dealer account “status” well before the account has been delinquent for 30 or more days, making traditional delinquency information immaterial.

Voting Trigger.  If the status trigger occurs on the last day of a month, a Series 2020-1 noteholder may demand that the indenture trustee call a vote of all Series 2020-1 noteholders on whether to direct the asset representations reviewer to perform a review.  If noteholders of at least 5% of the principal amount of the Series 2020-1 notes demand a vote within 90 days after the filing of the Form 10-D reporting the occurrence of the status trigger, the indenture trustee will submit the matter to a vote of all Series 2020-1 noteholders of record as of the most recent record date through DTC.  The vote will remain open until the 150th day after the filing of that Form 10-D.  Assuming a voting quorum of Series 2020-1 noteholders holding at least 5% of the principal amount of the Series 2020-1 notes is reached, if the noteholders of a majority of the principal amount of the Series 2020-1 notes that are voted vote to direct a review, the indenture trustee will notify the asset representations reviewer and the servicer to start a review.  If the requirements of the voting trigger are not met within these time periods, no review of the receivables in accounts will be performed for that occurrence of the status trigger.

Asset Representations Review Process.  The review will be performed on each receivable in the trust pool in an account that has been classified as “status” by the servicer at the end of the month before the voting trigger is met and on any receivables in the trust on that date related to prior “status” accounts that are no longer in the trust, or the “review receivables.”  Within 60 days of the receipt of a review notice, the servicer will give the asset representations reviewer access to the account file and related receivable documentation and other information necessary for the review.  Upon receiving access to the review materials, the asset representations reviewer will start its review of the review receivables and complete its review within 60 days after receiving access to all review materials.  This period may be extended by up to an additional 30 days if the asset representations reviewer detects missing review materials that are subsequently provided within the 60-day period or requires clarification of any review materials or testing procedures.  The review will consist of performing specific tests for each representation and each review receivable, and determining whether each test was passed or failed.  If the servicer notifies the asset representations reviewer that a review receivable was paid in full or reassigned from the trust before the review report is delivered, the asset representation reviewer will terminate the tests of that review receivable and the review of that review receivable will be considered complete.

The review tests were designed by Ford Credit to determine whether a review receivable (other than receivables that were ineligible receivables at the time of sale to the trust and are included in the incremental subordinated amount) was not in compliance with the representations made about it and the related account in the transaction documents at the relevant time, which is usually the time the receivable was sold to the trust or as of the closing date.  There may be multiple tests for each representation.  The review is not designed to determine why the dealer was classified “status” or the creditworthiness of the dealer.  The review is not designed to determine whether the receivable or the account was serviced in compliance with the sale and servicing agreements.  The review is not designed to establish cause, materiality or recourse for any failed test.  The review is not designed to determine whether Ford Credit’s origination, underwriting and servicing policies and procedures are adequate, reasonable or prudent.

Review Report.  Within five days after the end of the review period, the asset representations reviewer will provide a report to the sponsor, the depositors, the trust, the servicer and the indenture trustee on the test results for each review receivable and each representation, including any review receivable for which the tests were considered complete, and the related reason.  The asset representations reviewer is not responsible for determining whether noncompliance with any representation is a breach of the transaction documents or if any receivable is required to be repurchased.

On delivery of the review report, the asset representations reviewer will be entitled to receive a review fee of up to $200 for each receivable tested in the review.  If more than one series vote for a review, the review fee will be allocated to each such series pro rata.  On receipt of the report, the review fee will be paid to the asset representations reviewer according to the priority of payments as described in “Description of the Notes — Application of Investor Collections — Payment of Interest, Fees and Other Items.”  A summary of the report of the asset representations review will be included in the Form 10-D for the trust in the next month.

For more information about the asset representations reviewer, you should read “Transaction Parties — Asset Representations Reviewer.”

Dispute Resolution for Repurchase Requests

If a request is made for the repurchase of a receivable due to a breach of a representation made about the receivables and the repurchase is not resolved within 180 days after Ford Credit or a depositor receives notice of the repurchase request, the requesting party, including a noteholder, will have the right to refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration.  The requesting party must start the mediation or arbitration proceeding according to the rules of the mediation or arbitration organization within 90 days after the end of the 180-day period.  Ford Credit and the depositors must agree to participate in the selected resolution method.  Dispute resolution to resolve repurchase requests will be available regardless of whether the noteholders voted to direct an asset representations review or whether the status trigger occurred.  However, if the receivable subject to a repurchase request was part of an asset representations review and the asset representations review report states that no tests were failed for the receivable, the repurchase request for the receivable will be deemed to be resolved.

A mediation or arbitration will be administered by The American Arbitration Association using its mediation or arbitration rules in effect at the time of the proceeding.  If The American Arbitration Association no longer exists, or if its rules would no longer permit mediation or arbitration of the dispute, the matter will be administered by another nationally recognized mediation or arbitration organization selected by Ford Credit, using its rules then in effect.  However, if any rules of the mediation or arbitration organization are inconsistent with the procedures for the mediation or arbitration stated in the transaction documents, the procedures in the transaction documents will control.  Any mediation or arbitration will be held in New York City at the offices of the mediator or arbitrator or at another location selected by Ford Credit or the depositors.  Any party or witness may appear by teleconference or video conference.

A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect.  The mediator or arbitrator must be impartial, an attorney admitted to practice in the state of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial finance or asset-backed securitization matters.

For a mediation, the proceeding will start within 15 days after selection of the mediator and conclude within 30 days after the start of the mediation.  Expenses of the mediation will be allocated among the parties as mutually agreed by the parties as part of the mediation.  If the parties fail to agree at the completion of the mediation, the requesting party may refer the repurchase request to arbitration.

For an arbitration, the arbitrator will have the authority to schedule, hear and determine any motions according to New York law, and will do so at the motion of any party.  Discovery will be completed within 30 days of selection of the arbitrator and will be limited for each party to two witness depositions not to exceed five hours, two interrogatories, one document request and one request for admissions.  However, the arbitrator may grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary.  Briefs will be limited to no more than ten pages each, and will be limited to initial statements of the case, motions and a pre-hearing brief.  The evidentiary hearing on the merits will start no later than 60 days after selection of the arbitrator and will proceed for no more than six consecutive business days with equal time allocated to each party for the presentation of evidence and cross examination.  The arbitrator may allow additional time for discovery and hearing on a showing of good cause or due to unavoidable delays.

The arbitrator will make its final determination in writing no later than 90 days after its selection.  The arbitrator will resolve the dispute according to the transaction documents, and may not modify or change the transaction documents in any way or award remedies not consistent with the transaction documents.  The arbitrator will not have the power to award punitive or consequential damages.  In its final determination, the arbitrator will determine and award the expenses of the arbitration to the parties in its reasonable discretion.  The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under law, and may be entered and enforced in any court with jurisdiction over the parties and the matter.  By selecting arbitration, the requesting party is giving up its right to sue in court, including the right to a trial by jury.

Neither the depositors nor the sponsor will be required to produce personally identifiable customer information for purposes of any mediation or arbitration.  Each party to the mediation or arbitration will agree to keep the details of the repurchase request and the dispute resolution confidential.

POOL BALANCE, DEPOSITOR AMOUNT AND ALLOCATIONS

Required Pool Balance

The principal balance of the receivables owned by the trust, or the “pool balance,” will vary each day as new receivables are originated in designated accounts and others are paid, charged off or adjusted.  In addition, the pool balance will increase when additional accounts are designated to the trust and the receivables in those accounts are sold to the trust.  The pool balance will decrease when an account is redesignated from the trust and the receivables in those accounts are repurchased by the depositor or receivables are removed from the trust.

The trust must maintain a pool balance sufficient to support all the series, including excess receivables required to provide enhancement for each series.  The “required pool balance” will equal:

•                  the sum of the required pool percentages for each series, times their respective initial note balances, plus

•                  the sum of the required subordinated amounts for each series.

If the pool balance (adjusted for amounts held for payment to noteholders or collections allocated to series in an accumulation or amortization period) falls below the required pool balance, then collections allocable to the depositor interest will be deposited in the excess funding account to make up for the shortfall.  The “adjusted pool balance” will equal the sum of the pool balance plus the amount in the excess funding account.

For more information about the excess funding account and how funds are deposited in and withdrawn from the excess funding account, you should read “— Excess Funding Account” below.

Required Depositor Amount

The pool balance generally will be allocated between the depositor amount, on one hand, and the invested amount for all the series, on the other.  The “depositor amount” will be the amount equal to the excess of the adjusted pool balance over the sum of the adjusted invested amounts of all series.  The invested amount for a series generally will equal the note balance of that series.  As a result, the depositor amount generally will increase to reflect reductions in the invested amount when a series or class is amortizing and will also change as the pool balance changes.  The depositor amount will be reduced as a result of the issuance of new series.

The “required depositor amount” will equal:

•                  the sum of the products for each series of (a) the excess of the required pool percentage for the series over 100%, times (b) its initial invested amount or, in the case of variable funding notes, its invested amount as of the start of its most recent revolving period, plus

•                  the sum of the required subordinated amounts for each series on the prior determination date (after giving effect to changes in the amount on the related payment date).

If the depositor amount falls below the required depositor amount, the depositors will be required to either designate additional eligible accounts to the trust and sell the receivables in those accounts to the trust or deposit funds in the excess funding account to make up for the shortfall.

Investor Percentage and Depositor Percentage

Interest collections and principal collections on the receivables and certain other amounts will be allocated among each series and the depositors.  Allocations to each series will be based on the investor percentage for each series.  Allocations to the depositors will be based on the depositor percentage.

The “investor percentage” for a series generally will be based on its invested amount or adjusted invested amount compared to the pool balance.  On issuance, the invested amount of a series will be its initial note balance and is expected to remain equal to its initial note balance until its expected final payment date.  The “invested amount” for a series will equal:

•                  the initial note balance of that series, minus

•                  the amount of principal previously paid to the noteholders of that series, minus

•                  the cumulative amount of principal collections used to pay interest on the notes of that series that was not reimbursed from interest collections (after the available subordinated amount has been reduced to zero), minus

•                  the cumulative amount of defaulted receivables for that series that was not reimbursed from interest collections (after the available subordinated amount has been reduced to zero), plus

•                  in the case of a series of variable funding notes, the principal amount of any advances.

The invested amount will be adjusted to the “adjusted invested amount,” which will equal:

•                  the invested amount for that series, minus

•                  the amount in that series’ principal funding account, minus

•                  for the purpose of calculating the depositor amount during an accumulation period or amortization period for that series, the amount of principal collections in the collection account allocable to that series.

The “depositor percentage” will equal 100% minus the sum of the investor percentages for all series.

Allocation and Application of Collections

The trust will receive interest collections and principal collections on the receivables.

“Interest collections” will be the sum of:

•                  all payments received under a dealer’s floorplan financing agreement that constitute interest or other charges, and applied by the servicer to the dealer’s receivables, plus

•                  all net investment earnings on the collection account, the excess funding account and the back-up servicer reserve account, plus

•                  all amounts recovered on defaulted receivables.

“Principal collections” will be the sum of:

•                  all payments received under a dealer’s floorplan financing agreement that constitute principal and are applied by the servicer to the dealer’s receivables, plus

•                  all payments under a dealer’s cash management agreement,

excluding, in each case, all amounts recovered on defaulted receivables.

Assignments by the trust to the depositors of the rights to receive payments from dealers on delivery of purchased Ford-manufactured new vehicles in exchange for related advances made by Ford Credit under the related floorplan financing agreements will not be included as a part of principal collections and will be disregarded for purposes of determining the monthly principal payment rate of the receivables owned by the trust.  If a dealer makes a payment under a cash management agreement, it will prepay the dealer’s floorplan financing obligations as described in “Sponsor and Servicer — Servicing and Dealer Relations — Payment Terms,” and will be treated as a principal collection.

Collections on the receivables will be allocated to each series and the depositors and applied as follows:

(1)                       The depositor percentage of interest collections and principal collections will be:

•                  for the portion that is not allocable to the trust available subordinated amount,

—           deposited in the excess funding account to increase the depositor amount to the required depositor amount,

—           deposited in the collection account to pay the depositors’ portion of the servicing fee and back-up servicing fee, or

—           paid to the depositors.

•                  for the portion that is allocable to the trust available subordinated amount,

—           available for deposit in the collection account for application and payment,

—           deposited in the excess funding account to maintain the net adjusted pool balance at the required pool balance, or

—           paid to the depositors.

(2)                       The investor percentage of interest collections allocated to each series will be available for deposit in the collection account for application and payment.

(3)                       The investor percentage of principal collections allocated to each series in a revolving period will be:

•                  available to cover shortfalls in payments of interest for that series,

•                  available to pay principal or make deposits required for other series in the same principal sharing group,

•                  deposited in the excess funding account to maintain the net adjusted pool balance at the required pool balance, or

•                  paid to the depositors.

(4)                       The investor percentage of principal collections allocated to each series in a controlled accumulation period, up to the controlled accumulation amount, will be:

•                  deposited in the principal funding account for payment to noteholders, and

•                  any excess will be used as described in item (3) above.

(5)                       The investor percentage of principal collections allocated to each series in an early amortization period will be deposited in the collection account for application and payment.

The “net adjusted pool balance” will be the sum of (a) the adjusted pool balance, plus (b) during an accumulation period or amortization period for any series, principal collections in the collection account allocable to a series, plus (c) the amount in the principal funding accounts for all series (other than net investment earnings).

Principal payments also may be funded from proceeds from the issuance of a new series in the same principal sharing group.

Defaulted Receivables and Principal Collections Used to Pay Interest

Defaulted receivables will be allocated to each series and the depositor interest in the same manner as principal and interest collections as described in “— Investor Percentage and Depositor Percentage” above.  A “defaulted receivable” is a receivable that (a) was charged off as uncollectible according to the servicer’s policies and procedures or (b) remains outstanding and owned by the trust for more than six months after the date the related account was classified as “status,” as described in “Sponsor and Servicer — Servicing and Dealer Relations — Dealer Status.”

The defaulted receivables allocated to a series may be reimbursed from interest collections allocable to that series and other amounts available to make payments pursuant to the priority of payments as described in “— Allocation and Application of Collections” above and in “Description of the Notes — Application of Investor Collections — Payment of Interest, Fees and Other Items.”  Amounts applied to reimburse defaulted receivables will be treated as principal collections and applied as described in “— Allocation and Application of Collections” above and in “Description of the Notes — Application of Investor Collections — Payment of Principal.”

If the available subordinated amount for a series is reduced to zero, the invested amount for that series will be reduced by defaulted receivables not reimbursed by interest collections.  In addition, the invested amount for a series will be reduced by the amount of any principal collections used to pay interest on the notes of that series.  Reductions in the invested amount for a series due to defaulted receivables not reimbursed by interest collections and any principal collections used to pay interest will be reimbursed on any later payment date to the extent that interest collections allocable to that series exceed the interest owed on the notes, the defaulted receivables allocated to the series and other fees and expenses that are payable on that date.  This reimbursement will increase the invested amount for that series.

Excess Funding Account

The indenture trustee established an “excess funding account” for the benefit of the noteholders of all series.  Deposits will be made in the excess funding account from collections allocable to the depositor interest so that the net adjusted pool balance is at least equal to the required pool balance.  If, on the issuance of a series, the net adjusted pool balance would be less than the required pool balance, then a portion of the proceeds of the issuance equal to the amount of the shortfall will be deposited in the excess funding account.

If, on repurchase of a receivable by the depositors, the depositor amount would be less than the required depositor amount, the depositors will deposit the shortfall in the excess funding account, as described in "Pool Balance, Depositor Amount and Allocations — Required Depositor Amount."

If the servicer adjusts the principal balance of a receivable because of a rebate to the dealer, a billing error or other reason, the pool balance and the depositor amount will be increased or decreased by the amount of the adjustment.  If any decrease in the depositor amount would cause it to fall below the required depositor amount, the depositors will deposit the shortfall in the excess funding account on the day of the adjustment.

In addition, the depositors may direct the servicer and the indenture trustee to deposit amounts payable to them in the excess funding account.  If the net adjusted pool balance exceeds the required pool balance, the servicer may instruct the indenture trustee to withdraw the excess from the excess funding account and pay it to the depositors.

If an amortization period or accumulation period starts for a series, the amounts in the excess funding account that are allocable to the series will be held for payment to the noteholders of that series on the dates stated in this prospectus or accumulated for payment on the expected final payment date.  These amounts will be paid to the noteholders of the series or held for and paid to the noteholders of other series as described in "Description of the Notes — Application of Investor Collections."

DESCRIPTION OF THE NOTES

The trust will issue the notes under the indenture and the indenture supplement between the trust and the indenture trustee.  The following description summarizes the main terms of the notes and the indenture but is not a complete description of the notes or the transaction documents.  For more details about the notes and the transaction documents, you should read this prospectus as well as the indenture, the form of the indenture supplement, the sale and servicing agreements, the receivables purchase agreements and the trust agreement that are included as exhibits to the registration statement filed with the SEC that includes this prospectus.

General

The Class A, Class B, Class C and Class D notes are the Series 2020-1 notes and will be issued under the indenture, as supplemented by the Series 2020-1 indenture supplement, between the trust and the indenture trustee.  The notes will be available only in book-entry form.  The offered notes will be issued in minimum denominations of $1,000 and in multiples of $1,000.

Payments of Interest

General.  The trust will pay interest on the notes on each payment date.  The benchmark for the floating rate notes will be determined as described below under "— Floating Rate Benchmark; Benchmark Transition Event."  Interest on the fixed rate notes will be based on a 360-day year consisting of twelve 30-day months.  Interest on the floating rate notes will be calculated based on the actual number of days in the interest period and a 360-day year.  Interest on each class of notes will be calculated based on its note balance as of the end of the prior interest period, except that interest for the first payment date will be calculated on the initial note balance of each class of notes.  The "payment date" will be the 15th day of each month (or, if not a business day, the next business day) and the first payment date will be October 15, 2020.

All interest due but not paid on a payment date will be due on the next payment date, together with interest on the unpaid amount at the applicable interest rate.

Series 2020-1 will be included in excess interest sharing group one and will in certain situations be entitled to share in excess interest collections that are allocated to other series in the same group.  For more information on excess interest sharing group one, you should read “— Groups — Excess Interest Sharing Group One” below.

Floating Rate Benchmark; Benchmark Transition Event.  Interest on the floating rate notes will accrue at a floating rate based on a “benchmark,” which will initially be the one-month London Interbank Offered Rate, or “LIBOR,” but will be replaced by the benchmark replacement following the occurrence of a benchmark transition event and its related benchmark replacement date as described below.

The one-month LIBOR rate will be determined by the calculation agent for each interest period by referring to a published source of the rate.  If a published one-month LIBOR rate is unavailable, the rate will be determined on the basis of the rates at which deposits in dollars are offered by major banks selected by the calculation agent.  If the banks selected by the calculation agent are not quoting rates at the time LIBOR is to be determined for an interest period, LIBOR for the interest period will be the same as LIBOR for the immediately preceding interest period.  The calculation agent will determine LIBOR for each interest period on the “LIBOR determination date,” which is the second London business day before that interest period.  All determinations of LIBOR by the calculation agent, in absence of manifest error, will be conclusive and binding on the noteholders.

Notwithstanding the foregoing, if the trust determines that a benchmark transition event and its related benchmark replacement date have occurred prior to the determination date of the then-current benchmark, the benchmark replacement will replace the then-current benchmark for all purposes relating to the floating rate notes in respect of such determination on such date and all determinations on all subsequent dates.  However, if the initial benchmark replacement is any rate other than term SOFR and the trust later determines that term SOFR can be determined, term SOFR will become the new unadjusted benchmark replacement and will, together with a new benchmark replacement adjustment for term SOFR, replace the then-current benchmark on the next benchmark determination date for term SOFR.

A “benchmark transition event” means the occurrence of one or more of the following events with respect to the then-current benchmark:

(1)                     a public statement or publication of information by or on behalf of the administrator of the benchmark announcing that such administrator has ceased or will cease to provide the benchmark, permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the benchmark,

(2)                     a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark, the central bank for the currency of the benchmark, an insolvency official with jurisdiction over the administrator for the benchmark, a resolution authority with jurisdiction over the administrator for the benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the benchmark, which states that the administrator of the benchmark has ceased or will cease to provide the benchmark permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the benchmark, or

(3)                     a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark announcing that the benchmark is no longer representative of the underlying market or economic reality or may no longer be used.

A “benchmark replacement date” means:

(1)                     in the case of clause (1) or (2) of the definition of benchmark transition event, the later of (a) the date of the public statement or publication of information referenced therein and (b)

the date on which the administrator of the benchmark permanently or indefinitely ceases to provide the benchmark, or

(2)                     in the case of clause (3) of the definition of benchmark transition event, the date of the public statement or publication of information referenced therein.

The “benchmark replacement” will be the first alternative set forth in the order below that can be determined by the trust as of the benchmark replacement date:

(1)                     the sum of (a) term SOFR and (b) the benchmark replacement adjustment,

(2)                     the sum of (a) compounded SOFR and (b) the benchmark replacement adjustment,

(3)                     the sum of (a) the alternate rate of interest that has been selected or recommended by the relevant governmental body as the replacement for the then-current benchmark for the applicable corresponding tenor and (b) the benchmark replacement adjustment, and

(4)                     the sum of (a) the alternate rate of interest that has been selected by the trust in its reasonable discretion as the replacement for the then-current benchmark for the applicable corresponding tenor and (b) the benchmark replacement adjustment.

“SOFR” is the secured overnight financing rate published by the Federal Reserve Bank of New York.  “Term SOFR” means the forward-looking term rate for the applicable corresponding tenor based on SOFR that has been selected or recommended by the relevant governmental body.  The “corresponding tenor” will be a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current benchmark.

“Compounded SOFR” means, for any interest accrual period, the compounded average, in arrears, of the SOFRs for each day of such interest accrual period, as determined on the benchmark determination date for such interest accrual period, with the rate, or methodology for this rate, and conventions for this rate (which will include a five business day suspension period as a mechanism to determine the interest amount payable prior to the related payment date, such that the SOFR on the benchmark determination date will apply for each day in the interest accrual period following the benchmark determination date) being established by the trust in accordance with:

(1)                     the rate, or methodology for this rate, and conventions for this rate selected or recommended by the relevant governmental body for determining compounded SOFR, or

(2)                     if, and to the extent that, the trust determines that compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the trust in its reasonable discretion.

The “benchmark replacement adjustment” will be the first alternative set forth in the order below that can be determined by the trust as of the benchmark replacement date:

(1)                     the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the relevant governmental body for the applicable unadjusted benchmark replacement, and

(2)                     the spread adjustment (which may be a positive or negative value or zero) that has been selected by the trust in its reasonable discretion for the replacement of the then-current benchmark with the applicable unadjusted benchmark replacement.

The “unadjusted benchmark replacement” is the benchmark replacement excluding the benchmark replacement adjustment.  The “relevant governmental body” is the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or any successor thereto.

In connection with the implementation of a benchmark replacement, the trust will have the right from time to time to make “benchmark replacement conforming changes,” which are any technical, administrative or operational changes (including changes to the timing and frequency of determining rates, the process of making payments of interest and other administrative matters) that the trust decides may be appropriate to reflect the adoption of such benchmark replacement in a manner substantially consistent with market practice (or, if the trust decides that adoption of any portion of such market practice is not administratively feasible or if the trust determines that no market practice for use of the benchmark replacement exists, in such other manner as the trust determines is reasonably necessary).

Notice of the occurrence of a benchmark transition event and its related benchmark replacement date, the determination of a benchmark replacement and the making of any benchmark conforming changes will be included in the monthly investor report.  Notwithstanding anything in the transaction documents to the contrary, upon the inclusion of such information in the monthly investor report, the relevant transaction documents will be deemed to have been amended to reflect the new unadjusted benchmark replacement, benchmark replacement adjustment and/or benchmark replacement conforming changes without further compliance with the amendment provisions of the relevant transaction documents.

Any determination, decision or election that may be made by the trust in connection with a benchmark transition event or a benchmark replacement as described above, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the trust’s sole discretion, and, notwithstanding anything to the contrary in the transaction documents, will become effective without consent from any other party.  None of the trust, the owner trustee, the indenture trustee, the calculation agent, the administrator, the sponsor, the depositors or the servicer will have any liability for any determination made by or on behalf of the trust in connection with a benchmark transition event or a benchmark replacement as described above, and each noteholder, by its acceptance of a note or a beneficial interest in a note, will be deemed to waive and release any and all claims against the trust, the owner trustee, the indenture trustee, the calculation agent, the administrator, the sponsor, the depositors or the servicer relating to any such determinations.

Payments of Principal

The trust expects to pay the principal of the Series 2020-1 notes in full on the expected final payment date, which is listed on the cover of this prospectus.  However, the trust may pay principal earlier or later than the expected final payment date if an amortization event occurs.  Principal will be paid sequentially to each class in the order of seniority.  The trust will not pay principal of any class until the principal amounts of all more senior classes are paid in full.  If a class of notes is not paid in full on its expected final payment date, an amortization event will occur.  Principal will be paid on the notes monthly on each payment date during the early amortization period.

The trust will pay principal of the notes on a payment date from available investor principal collections and, in certain circumstances, available depositor collections deposited in the “principal funding account” established by the indenture trustee for Series 2020-1.  The amount of available investor principal collections and available depositor collections applied to the notes on each payment date will depend on whether the notes are in the revolving period, the controlled accumulation period or the early amortization period.

Series 2020-1 will be included in principal sharing group one and will be entitled in certain situations to share in excess principal collections that are allocated to other series in the same group.

For more information about principal sharing group one, you should read “— Groups — Principal Sharing Group One” below.

Revolving Period.  The revolving period for Series 2020-1 will start on the closing date and end on the day before the controlled accumulation period or the early amortization period starts.  During the revolving period, no principal will be accumulated for or paid on the notes.  Instead, available investor principal collections will be applied as described in items (3) to (5) of “— Application of Investor Collections — Payment of Principal” below.

Controlled Accumulation Period.  The controlled accumulation period for Series 2020-1 is scheduled to start on March 1, 2023, and is scheduled to last six months.  However, the trust may extend the revolving period and postpone the controlled accumulation period if it expects to be able to fund the principal funding account in full in less than six months.  Each month, starting in February 2023, and ending when the controlled accumulation period starts, the trust will review the amount of expected principal collections and determine the number of months expected to be required to fully fund the principal funding account.  In making this determination, the trust must use the lowest monthly payment rate for the prior twelve months and take into account the amount of principal expected to be allocated to all other series in principal sharing group one that are expected to be amortizing or accumulating principal during the controlled accumulation period.

The controlled accumulation period will end on the earlier of:

•                  the end of the month before the payment date on which the notes will be paid in full, and

•                  the day before the early amortization period starts.

If an amortization event occurs before the controlled accumulation period starts, there will be no controlled accumulation period and the early amortization period will start.

On the first business day of the controlled accumulation period, the Series 2020-1 excess funding amount at the end of the revolving period (together with other amounts in the excess funding account that are allocated to Series 2020-1 as shared principal collections) will be deposited in the principal funding account, but only to the extent of the controlled accumulation amount.  The “controlled accumulation amount” will be $143,914,500.00, but will be higher if the controlled accumulation period is postponed, as described above.

The “Series 2020-1 excess funding amount” equals the product of (a) the amount in the excess funding account, times (b)(i) the adjusted invested amount of the notes, divided by (ii) the sum of the adjusted invested amounts of each series.

For more information about how invested amount and adjusted invested amount are determined, you should read “Pool Balance, Depositor Amount and Allocations — Investor Percentage and Depositor Percentage.”

On each payment date in the controlled accumulation period, the indenture trustee will deposit available investor principal collections (including shared principal collections) in the principal funding account, as described in item (1) of “— Application of Investor Collections — Payment of Principal” below.

On the expected final payment date (unless paid earlier during the early amortization period), the trust will pay all amounts in the principal funding account  sequentially to each class in order of seniority until the notes have been paid in full.

Accumulation Period Reserve Account.  The indenture trustee will establish the “accumulation period reserve account” for the benefit of the Series 2020-1 noteholders to assist with the payment of interest on the notes during the controlled accumulation period.

Starting on the payment date occurring in the second month before the start of the controlled accumulation period, after making other required payments and deposits, the indenture trustee will deposit available investor interest collections and excess interest collections available for the series from other series in excess sharing group one in the accumulation period reserve account in an amount equal to $2,158,717.50, which is 0.25% of the initial note balance of the series, as described in item (11) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items” below.

On each payment date in the controlled accumulation period, the indenture trustee will withdraw from the accumulation period reserve account and deposit in the collection account to the extent available an amount equal to the excess of (a) one-twelfth of the product of (i) the amount in the principal funding account on the prior payment date times (ii) the weighted average note interest rate, over (b) the net investment earnings from the reserve account, principal funding account and accumulation period reserve account for that payment date.

Amounts withdrawn from the accumulation period reserve account will be included in available investor interest collections.

On the earliest of the first payment date in the early amortization period, the payment in full of the notes, and the final maturity date, any funds remaining in the accumulation period reserve account will be included as available investor interest collections

Early Amortization Period.  The early amortization period for Series 2020-1 will start on the day an amortization event occurs or, if the servicer is not required to make daily deposits in the collection account, on the first day of the month in which an amortization event occurs, and will end on the earlier of:

•                  the end of the month before the payment date on which the notes will be paid in full, and

•                  the final maturity date listed on the cover of this prospectus.

On each payment date in the early amortization period, the indenture trustee will:

•                  deposit available investor principal collections (including shared principal collections) and available depositor collections (in the case of available depositor principal collections, in an amount not to exceed the available subordinated amount) in the principal funding account in an amount equal to the excess of the adjusted invested amount (before any deposits on that date) over amounts allocated to Series 2020-1 already in the principal funding account as described in item (2) of “— Application of Investor Collections — Payment of Principal” below, and

•                  pay all amounts in the principal funding account sequentially to each class in order of seniority until the notes have been paid in full.

For more information about the revolving period, the controlled accumulation period, the early amortization period and the amortization events that will cause an early amortization period to start, you should read “— Revolving Period,” “— Controlled Accumulation Period” and “— Early Amortization Period” above and “— Amortization Events” below.

Investor Percentages

The servicer will allocate all collections and defaulted receivables for each month to:

•                  Series 2020-1,

•                  other series issued by the trust, and

•                  the depositor interest.

These amounts will be allocated to Series 2020-1 based on the applicable investor percentage.  Each investor percentage is calculated by reference to the invested amount or the adjusted invested amount of the series.  The “investor percentages” for Series 2020-1 are:

•                  the “floating investor percentage,” which equals (a) the adjusted invested amount on the last day of the prior month (or, for the first month, the initial note balance of the series), divided by (b) the adjusted pool balance as of the last day of the prior month (or, for the first month, the adjusted pool balance on September 1, 2020), and

•                  the “fixed investor percentage,” which equals (a) the invested amount on the last day of the revolving period, divided by (b) the greater of (i) the adjusted pool balance on the last day of the prior month, and (ii) the sum for all series of the adjusted invested amount for the prior month (for any series in its revolving period) or the invested amount on the last day of the related revolving period (for any series not in its revolving period).

For more information about how pool balance, adjusted pool balance, invested amount and adjusted invested amount are determined, you should read “Pool Balance, Depositor Amount and Allocations — Required Pool Balance” and “ Pool Balance, Depositor Amount and Allocations — Investor Percentage and Depositor Percentage.”

The floating investor percentage is used for allocating interest collections and defaulted receivables at any time and for allocating principal collections during the revolving period.  The fixed investor percentage is used for allocating principal collections during the controlled accumulation period or the early amortization period.  Interest collections and principal collections are described in this prospectus in “Pool Balance, Depositor Amount and Allocations — Allocation and Application of Collections.”

Available Depositor Collections

The depositor interest represents the interest in the trust property not allocated to a series.  The depositor amount generally represents the principal portion of the depositor interest and must be equal to or greater than the required depositor amount.  The “required pool percentage” for the Series 2020-1 notes is 100%.

For more information about how depositor amount and required depositor amount are determined, you should read “Pool Balance, Depositor Amount and Allocations — Required Depositor Amount.”

A portion of the collections allocated to the depositor interest, or “available depositor collections,” will be made available to make certain payments on the Series 2020-1 notes and other series.

Available Depositor Interest Collections.  The “available depositor interest collections” for each month will equal:

•                  the interest collections for that month, times

•                  the percentage equal to (a) the trust available subordinated amount, or the sum of the available subordinated amounts for all series, on the determination date in that month, divided by (b) the adjusted pool balance on the last day of the prior month.

Any depositor interest collections other than available depositor interest collections will be applied in the following order:

(1)                       to the collection account, to pay the monthly depositor servicing fee for each series, and

(2)                       to the depositors.

The “determination date” is the day two business days before the payment date each month.

Available Depositor Principal Collections.  The “available depositor principal collections” for each month will equal:

•                  the principal collections for that month, times

•                  the percentage equal to (a) the trust available subordinated amount on the determination date in that month, divided by (b) the adjusted pool balance on the last day of the prior month.

Any depositor principal collections other than available depositor principal collections will be applied in the following order:

(1)                       to the excess funding account, to increase the depositor amount to the required depositor amount, and

(2)                       to the collection account, to pay the monthly depositor servicing fee for each series to the extent not paid from depositor interest collections, and

(3)                       to the depositors.

Application of Available Depositor Collections.  On each payment date, the servicer will apply available depositor collections in the following order:

(1)                       to the collection account, to cover (a) shortfalls in payments to be made from available investor interest collections as described in items (1) to (10) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items” below, and (b) similar shortfalls for other series,

(2)                       to the collection account, to fund principal payments on Series 2020-1 during an early amortization period,

(3)                       to the excess funding account, to the extent the depositor amount is less than the required depositor amount for that date, and

(4)                       to the depositors.

Available depositor principal collections that may be used for Series 2020-1 will be limited to the available subordinated amount.  If the available subordinated amount is zero, available depositor collections allocated to the series will also be zero.  If the amount of available depositor collections for a payment date is insufficient to cover the aggregate shortfalls for all series, then available depositor collections will be allocated to each series based on the ratio that its available subordinated amount bears to the aggregate available subordinated amount for all series that have shortfalls.

Application of Investor Collections

A portion of collections will be allocated to Series 2020-1 and deposited in the collection account each month for application as described below on the following payment date.

“Available investor interest collections” for Series 2020-1 on a payment date will equal:

•                  the floating investor percentage of interest collections for the prior month, plus

•                  the net investment earnings from the reserve account, the principal funding account and the accumulation period reserve account, plus

•                  amounts deposited in the collection account from the accumulation period reserve account on that payment date, plus

•                  on the earliest of the first payment date in the early amortization period, the payment in full of the Series 2020-1 notes and the final maturity date, any remaining amounts in the accumulation period reserve account, plus

•                  the monthly depositor servicing fee.

“Available investor principal collections” for Series 2020-1 on a payment date will equal the excess of:

•                  the sum of:

—                         the investor percentage of principal collections for the prior month, plus

—                         the aggregate amount treated as investor principal collections for that payment date as described in items (7), (9) and (10) of “— Payment of Interest, Fees and Other Items” below, plus

—                         the Series 2020-1 excess funding amount, plus

—                         any shared principal collections from other series in principal sharing group one, plus

—                         on the earlier of the payment in full of the Series 2020-1 notes and the final maturity date, the amounts in the reserve account, over

•                  any principal collections used to pay interest on the notes on that payment date.

For each month during the revolving period, the servicer will deposit available investor interest collections in the collection account in an amount necessary to cover the amounts described in items (1) to (15) of “— Payment of Interest, Fees and Other Items” below.  In most cases, this amount will equal the sum of the amounts described in items (1) to (6).  For each month during the controlled accumulation period or early amortization period, the servicer will deposit available investor principal collections in the collection account until the amount in the collection account, together with amounts for Series 2020-1 from the excess funding account, equals the controlled accumulation amount or the adjusted invested amount.

Payment of Interest, Fees and Other Items.  On each payment date, the servicer will direct the indenture trustee to apply available investor interest collections for the prior month for Series 2020-1 in the following order:

(1)                       to the Class A noteholders, the interest due on each class of Class A notes for that payment date or, if available investor interest collections are insufficient to pay the interest in full, to each class of Class A notes pro rata based on the note balance of the class,

(2)                       to the Class B noteholders, the interest due on the Class B notes for that payment date,

(3)                       to the Class C noteholders, the interest due on the Class C notes for that payment date,

(4)                       to the Class D noteholders, the interest due on the Class D notes for that payment date,

(5)                       to the indenture trustee, the owner trustee and the asset representations reviewer, all amounts due, including indemnities, and to or at the direction of the trust, any expenses incurred under the transaction documents, in each case, to the extent allocated to the series for the prior month and not paid by the servicer or the administrator, up to a maximum amount of $375,000 per year,

(6)                       pro rata (a) to the back-up servicer, any back-up servicing fee due and (b) to the servicer, if Ford Credit or one of its affiliates is no longer the servicer, any servicing fee due,

(7)                       to be treated as available investor principal collections and applied as described in “— Payment of Principal” below, the amount, if any, of defaulted receivables allocated to the series for the prior month,

(8)                       to the reserve account, the excess, if any, of the reserve account required amount over the amount in the reserve account,

(9)                       to be treated as available investor principal collections and applied as described in “— Payment of Principal” below, the sum of the amount of defaulted receivables allocated to the series that have not been previously reimbursed,

(10)                to be treated as available investor principal collections and applied as described in “— Payment of Principal” below, the sum of principal collections applied to pay interest on the notes that have not been previously reimbursed,

(11)                to the accumulation period reserve account, starting on the payment date in the second month before the start of the controlled accumulation period, the amount necessary to increase the amount in the accumulation period reserve account to $2,158,717.50,

(12)                if Ford Credit or one of its affiliates is the servicer, to the servicer, any servicing fee due,

(13)                to the depositors, the excess of the required subordinated amount over the available subordinated amount, to increase the available subordinated amount,

(14)                to the owner trustee, the indenture trustee, the asset representations reviewer and the trust, all amounts due for the series but not paid under item (5) above,

(15)                to the back-up servicer, amounts due under the back-up servicing agreement that remain unpaid, including any transition expenses incurred by the back-up servicer, as successor servicer, in excess of the amount paid from the back-up servicer reserve account, to the extent attributable solely to the series,

(16)                to be treated as excess interest collections available from Series 2020-1, an amount equal to the shortfalls in interest collections for other series in excess interest sharing group one, and

(17)                to the holders of the depositor interest in the trust, all remaining available investor interest collections.

This diagram shows how available investor interest collections are paid.

If available investor interest collections for a payment date are insufficient to cover the amounts above, the servicer will direct the indenture trustee to apply funds from the following sources on that payment date in the following order:

(1)                       from excess interest collections available from other series in excess interest sharing group one, to cover shortfalls of the amounts described in items (1) to (15) above,

(2)                       from available depositor collections (for available depositor principal collections, in an amount not to exceed the available subordinated amount) to cover shortfalls of the amounts described in items (1) to (10) above.  If available depositor collections are insufficient to reimburse the aggregate shortfalls for all series, then available depositor collections will be allocated to Series 2020-1 based on the ratio that its available subordinated amount bears to the aggregate available subordinated amounts for all series that have shortfalls.  If the amount of available depositor collections exceeds the aggregate shortfalls for all series, the excess available depositor collections will be applied to cover amounts that the servicer fails to deposit in the excess funding account when it adjusts the principal balance of a receivable as described in “Pool Balance, Depositor Amount and Allocations — Excess Funding Account.”  The available subordinated amount will be reduced by the amount of available depositor principal collections applied to cover shortfalls of the amounts described in items (1) to (10) above,

(3)                       from the reserve account, to cover shortfalls of the amounts described in items (1) to (7) above, and

(4)                       from available investor principal collections for that payment date, to cover shortfalls of the amounts described in items (1) to (4) above.

Payment of Principal.  On each payment date, the servicer will direct the indenture trustee to apply, first, the Series 2020-1 excess funding amount and, second, available investor principal collections for Series 2020-1 in the following order:

(1)                       if the payment date relates to the controlled accumulation period, to the principal funding account the excess, if any, of (a) the lesser of (i) the controlled accumulation amount (plus any shortfall in required deposits of the controlled accumulation amount for prior payment dates) and (ii) the adjusted invested amount over (b) the amount deposited in the principal funding account from the excess funding account, as described below,

(2)                       if the payment date relates to the early amortization period, to the principal funding account the excess, if any, of (a) the adjusted invested amount, over (b) the amount deposited in the principal funding account from the excess funding account, as described below,

(3)                       to be treated as shared principal collections for other series in principal sharing group one, to be applied as described in “— Groups — Principal Sharing Group One” and “— Principal Sharing Groups” below,

(4)                       to the excess funding account, to increase the net adjusted pool balance to the required pool balance as described in “Pool Balance, Depositor Amount and Allocations — Excess Funding Account,” and

(5)                       to the holders of the depositor interest in the trust, all remaining available investor principal collections.

On each payment date that relates to the controlled accumulation period, the servicer will direct the indenture trustee to deposit in the principal funding account from the excess funding account the lesser of (a) the Series 2020-1 excess funding amount, and (b) the lesser of (i) the controlled accumulation amount, and (ii) the adjusted invested amount for that payment date.  On each payment date that relates to the early amortization period, the servicer will direct the indenture trustee to deposit in the principal funding account from the excess funding account the lesser of (a) the Series 2020-1 excess funding amount, and (b) the adjusted invested amount for that payment date.

If the Series 2020-1 excess funding amount and available investor principal collections for Series 2020-1 for a payment date that relates to an early amortization period are insufficient to cover the amount under item (2) above, the servicer will direct the indenture trustee to apply available depositor collections (for available depositor principal collections, in an amount not to exceed the available subordinated amount) on that payment date to cover the shortfall.

On the expected final payment date or on each payment date during an early amortization period, the servicer will direct the indenture trustee to apply amounts in the principal funding account in the following order:

(1)                       to the Class A noteholders, pro rata based on the note balance of each class of Class A notes, until the note balance of the Class A notes is zero,

(2)                       to the Class B noteholders, until the note balance of the Class B notes is zero

(3)                       to the Class C noteholders, until the note balance of the Class C notes is zero, and

(4)                       to the Class D noteholders, until the note balance of the Class D notes is zero.

This diagram shows how available investor principal collections are paid.

Available investor principal collections for Series 2020-1 and, during an early amortization period, depositor interest that is subordinated to the series
Revolving Period
Starts on the closing date and ends on the day before the controlled accumulation or the early amortization period starts
Controlled Accumulation Period
scheduled to start on March 1, 2023, and to last six months. However, the trust may postpone the controlled accumulation period
Early Amortization Period
Starts on the day an amortization event occurs and ends on the earlier of the date the notes are paid in full or the final maturity date
Principal payments and deposits for other series in principal sharing group one
Excess Funding Account
Remaining amounts to the depositors
First, to the Class A noteholders, pro rata based on the note balance of each class of Class A notes, until the note balance of the Class A notes is zero
Second, to the Class B noteholders, until the note balance of the Class B notes is zero
Third, to the Class C noteholders, until the note balance of the Class C notes is zero
Fourth, to the Class D noteholders, until the note balance of the Class D notes is zero
Principal Funding Account (amounts distributed on expected final payment date)
Specified amounts to Principal Funding Account, remaining amounts to others below:
First, to the Class A noteholders, pro rata based on the note balance of each class of Class A notes, until the note balance of the Class A notes is zero
Second, to the Class B noteholders, until the note balance of the Class B notes is zero
Third, to the Class C noteholders, until the note balance of the Class C notes is zero
Fourth, to the Class D noteholders, until the note balance of the Class D notes is zero
Principal payments and deposits for other series in principal sharing group one
Excess Funding Account
Remaining amounts to the depositors

Defaulted Receivables and Principal Collections Used to Pay Interest

The servicer will allocate to Series 2020-1 the floating investor percentage of the principal balance of receivables that become defaulted receivables.  The defaulted receivables allocated to the series for a payment date will be funded from available investor interest collections, excess interest collections available to the series from other series in excess interest sharing group one, available depositor collections and amounts in the reserve account, as described in item (7) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items” above.  If the defaulted receivables allocated to the series for a payment date exceed the funds available from those sources, the available subordinated amount (as reduced by the amount of available depositor principal collections applied to cover shortfalls of amounts described in items (1) to (6) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items” above), will be reallocated to the series to avoid a reduction of the invested amount and the available subordinated amount will be reduced accordingly.  Any remaining defaulted receivables allocated to the series will reduce the invested amount of the Class D notes, then the Class C notes, then the Class B notes and finally the Class A notes, pro rata based on the principal amount of each class of Class A notes.

On a payment date, available investor principal collections will be used to cover shortfalls in payments of interest on the notes in an amount not to exceed the sum of:

•                  the available subordinated amount for that payment date, plus

•                  the invested amount of any class subordinated to the affected class for that payment date.

The amount of principal collections used to pay interest on the notes will reduce the available subordinated amount to zero, then the invested amount of the Class D notes, then the Class C notes, and finally the Class B notes.

If principal collections are used to pay interest on the notes, the available subordinated amount (as reduced by the amount of available depositor principal collections applied to reimburse shortfalls of amounts described in items (1) to (10) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items” above) will be reallocated to the series to avoid a reduction of the invested amount.

Reductions in the invested amount from defaulted receivables and principal collections used to pay interest on the notes may be reimbursed on later payment dates from available investor interest collections, excess interest collections available from other series in excess interest sharing group one and available depositor collections allocated to the series (for available depositor principal collections, in an amount not to exceed the available subordinated amount), as described in items (9) and (10) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items” above.  If the invested amount of the series is reduced to zero, the notes will not receive any further allocations of interest collections or principal collections.

Ineligible Receivables and Overconcentration Amounts

The depositors may sell ineligible receivables to the trust so long as these ineligible receivables are originated in an eligible account.  If ineligible receivables are in the trust, the incremental subordinated amount will be increased to take into account the principal balance of the ineligible receivables allocated to the series, which will result in a corresponding increase in the available subordinated amount.

The incremental subordinated amount will also be increased by the aggregate principal balance of receivables that constitute overconcentrations allocated to the series, which will also result in a corresponding increase in the available subordinated amount.  The overconcentration amounts are calculated on each determination date based on amounts on the last day of the prior month.

The “dealer overconcentration” is the excess of:

•                  the aggregate principal balance of receivables originated in the designated accounts of a dealer or a group of affiliated dealers, over

•                  2% (or 5% in the case of dealers affiliated with AutoNation, Inc.) of the pool balance.

The “development dealer overconcentration” is the excess of:

•                  the aggregate principal balance of receivables relating to dealers in which Ford or any affiliate of Ford has an equity investment exceeding 5% (as determined according to the servicer’s customary policies and procedures), known as “development dealers,” over

•                  4% of the pool balance.

The “fleet vehicle overconcentration” is the excess of:

•                  the aggregate principal balance of receivables originated in designated accounts that are used by the servicer for fleet purchases of vehicles by the related dealer, over

•                  4% of the pool balance.

The “manufacturer overconcentration” is the sum of:

•                  the excess of:

—           the aggregate principal balance of receivables related to financed vehicles made by a single manufacturer (other than Ford or one of its affiliated manufacturers) with a long-term credit rating of at least “A-” by Standard & Poor’s and Fitch (if rated by Fitch), and “A3” by Moody’s (if rated by Moody’s), over

—           10% of the pool balance, plus

•                  the excess of:

—           the aggregate principal balance of receivables related to financed vehicles made by a single manufacturer (other than Ford or one of its affiliated manufacturers) with a long-term credit rating of “BBB+” or lower by Standard & Poor’s or unrated by Standard & Poor’s, or “BBB+” or lower by Fitch (if rated by Fitch), or “Baa1” or lower by Moody’s (if rated by Moody’s), over

—           2% of the pool balance.

The “medium and heavy truck overconcentration” is the excess of:

•                  the aggregate principal balance of receivables related to financed medium- and heavy trucks, over

•                  2% of the pool balance.

The “used vehicle overconcentration” is the excess of:

•                  the aggregate principal balance of receivables related to financed used and program vehicles, over

•                  20% of the pool balance.

The overconcentration definitions, including the percentages stated in the definitions, may be modified without the consent of the Series 2020-1 noteholders so long as the rating agency condition is satisfied for each rating agency then rating the notes.

Servicing Fees

The share of the servicing fee and the back-up servicing fee allocated to Series 2020-1 for a payment date is the monthly servicing fee and the monthly back-up servicing fee.  The portion of the monthly servicing fee and the monthly back-up servicing fee that is attributable to the depositor interest is the “monthly depositor servicing fee,” and that amount will be deducted from amounts otherwise payable to the depositors and deposited in the collection account for each payment date.

The “monthly servicing fee” will equal one-twelfth of the product of (a) 1%, times (b) the percentage equal to (i) the floating investor percentage, divided by (ii) the sum of the floating investor percentages for all series for that month, times (c) the pool balance on the last day of the prior month.

The “monthly back-up servicing fee” for a month will equal one-twelfth of the product of (a) 0.0065%, times (b) the percentage equal to (i) the floating investor percentage, divided by (ii) the sum of the floating investor percentages for all series for that month, times (c) the pool balance on the last day of the prior month.

The “monthly depositor servicing fee” for a month will equal one-twelfth of the product of (a) the product of (i) the sum of 1% and 0.0065%, times (ii) 100% minus the sum of the floating investor percentages for all series for that month, times (iii) the pool balance on the last day of the prior month, times (b) the percentage equal to (i) the floating investor percentage, divided by (ii) the sum of the floating investor percentages for all series that month.

If the back-up servicer becomes the successor servicer, amounts in a back-up servicer reserve account will be used to pay the transition expenses of the back-up servicer.  Transition expenses in excess of the amount in the back-up servicer reserve account will be paid from available investor interest collections as described in item (15) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items” above.

For more information about the back-up servicer, you should read “Transaction Parties — Back-up Servicer.”

Groups

Excess Interest Sharing Group One.  Series 2020-1 will be included in a group of series referred to as “excess interest sharing group one.”  Excess interest collections for the series, as described in item (16) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items” above, will be made available to other series in excess interest sharing group one whose share of interest collections is not sufficient to make required payments or deposits for that series.  If available investor interest collections for the series are insufficient to make all required payments and deposits, the series will have access to excess interest collections from other series in excess interest sharing group one.  Each series that is part of excess interest sharing group one and has a shortfall will receive a share of the total amount of excess interest collections available for that month based on the amount of shortfall for that series, divided by the total shortfall for all series in excess interest sharing group one for that month.

Principal Sharing Group One.  Series 2020-1 will be included in a group of series referred to as “principal sharing group one.”  Shared principal collections for the series, as described in item (3) of “— Application of Investor Collections — Payment of Principal” above, will be made available to other series in principal sharing group one whose share of principal collections is not sufficient to make required payments or deposits for that series.  If available investor principal collections for the series (determined without shared principal collections from other series) are insufficient to make all required payments and deposits, the series will have access to shared principal collections from other series in principal sharing group one.  Shared principal collections will be used to reimburse principal shortfalls, but not to reimburse defaulted receivables allocated to the series.  Each series that is part of principal sharing group one and has a principal shortfall will receive a share of the total amount of shared principal collections available for that month based on the amount of shortfall for that series, divided by the total shortfall for all series in principal sharing group one for that month.  To the extent that shared principal collections exceed principal shortfalls, the balance will be deposited in the excess funding account if needed to increase the net adjusted pool balance to the required pool balance and then paid to the depositors.

Amortization Events

The “amortization events” for Series 2020-1 consists of the following “series amortization events”:

(1)                       either depositor fails (a) to make a payment or deposit within five business days of when the payment or deposit is required to be made, or (b) to observe or perform in a material respect other covenants or agreements of the depositor in the related sale and servicing agreement, the indenture or the Series 2020-1 indenture supplement that adversely affects the amount or timing of payments to be made to the Series 2020-1 noteholders and continues for 60 days after it receives notice of the failure,

(2)                       a representation by either depositor in the related sale and servicing agreement, the indenture or the Series 2020-1 indenture supplement, or any information required to be given by the depositor under the related sale and servicing agreement to identify the designated accounts is determined to be incorrect in a material respect when made or delivered that adversely affects the amount or timing of payments to be made to the Series 2020-1 noteholders and which continues to be incorrect for 60 days after it receives notice of the failure, except that an amortization event will not occur if the depositor accepted reassignment of the related receivables during the 60-day period,

(3)                       a servicer termination event occurs that adversely affects the amount or timing of payments to be made to the Series 2020-1 noteholders,

(4)                       the notes are not paid in full on the expected final payment date,

(5)                       the average of the monthly payment rates on the receivables for the three prior months is less than 21%,

(6)                       the available subordinated amount is less than the required subordinated amount on a payment date, after giving effect to any payments to be made on that payment date, and the shortfall continues for five business days; provided, that any reduction of the available subordinated amount resulting from reallocations of the available depositor principal collections to pay interest on the notes if the benchmark is equal to or greater than the prime rate on which interest on the receivables is calculated on the benchmark determination date will be considered an amortization event only if the benchmark remains equal to or greater than the prime rate for the 30 days following that benchmark determination date,

(7)                       the amount in the excess funding account exceeds 30% of the sum of the adjusted invested amounts of all series for three consecutive months, after giving effect to any payments to be made on each related payment date, and

(8)                       the notes are accelerated after an event of default.

In the case of an event described in items (1) to (3) above that occurs and is continuing, an amortization event for Series 2020-1 will occur only if either the indenture trustee or a majority of the Series 2020-1 notes declare there to be an amortization event.  In the case of an event described in items (4) to (8) above, an amortization event for Series 2020-1 will occur on the occurrence of the event without any notice or other action on the part of the indenture trustee or the holders of the Series 2020-1 notes.

Additionally, the following “trust amortization events” apply to all series:

•                  a depositor fails to sell to the trust receivables originated in additional eligible accounts to maintain the pool balance at required levels within ten business days,

•                  the bankruptcy or dissolution of a depositor, Ford Credit or Ford, unless for Ford Credit or Ford, the rating agency condition is satisfied for each rating agency then rating any series or class, or

•                  the trust becomes subject to regulation as an “investment company” within the meaning of the Investment Company Act of 1940.

In the case of a trust amortization event, an amortization event for all series will occur on the occurrence of the event without any notice or other action on the part of the indenture trustee or the holders of any series of notes.

Events of Default and Acceleration

The occurrence of any of the following for a series will be an “event of default” for that series under the indenture:

•                  the trust fails to pay interest due on any note which continues for 35 days,

•                  the trust fails to pay the principal of any note in full on its final maturity date,

•                  the trust fails to observe or perform any covenant or agreement made in the indenture, or a breach by the trust of a representation made in the indenture, which will cause an amortization event or an event of default to occur, or adversely affect the amount or timing of payments to be made to the noteholders of any series or class, and the failure or breach continues for 60 days after notice was given to the trust by the indenture trustee or to the trust and the indenture trustee by at least 25% of the affected series, or

•                  the bankruptcy or dissolution of the trust.

Failure to pay the principal of a note in full on its expected final payment date is not an event of default.  An event of default for one series will not necessarily be an event of default for another series.

Except in some limited circumstances, if a responsible person of the indenture trustee knows of an event that with notice or lapse of time or both would become an event of default for a series, it must notify all noteholders of the series within 90 days.  If, for a series, a responsible person of the trust knows of an event that with notice or lapse of time or both would become an event of default of the type described in the third item above, it must notify the indenture trustee within five business days.  If a responsible person of the indenture trustee knows of an event of default for a series, it must notify the noteholders of the series within five business days.  The servicer must notify the trust, the back-up servicer, the indenture trustee and each of the rating agencies within five business days of obtaining actual knowledge of an event of default.

A majority of a series may waive any event of default for that series and its consequences except an event of default (a) in the payment of principal of or interest on any of the notes (other than an event of default relating to failure to pay principal due only because of the acceleration of the notes) or (b) relating to a covenant or agreement in the indenture that requires the unanimous consent of the noteholders of each affected series in order to be modified.

Acceleration of the Notes.  If an event of default occurs because of bankruptcy or dissolution of the trust, the notes of all series will be accelerated automatically.  If an event of default occurs for a series for another reason, the indenture trustee or a majority of the series may accelerate the notes of that series and declare them to be immediately due and payable.  Any acceleration of the notes may, subject to the satisfaction of certain conditions, be rescinded by a majority of that series.

When a series is accelerated, an early amortization period will start and principal and interest collections allocated to that series will be applied to make monthly principal and interest payments on the notes of that series until the earlier of the date the notes are paid in full or the final maturity date of that series.  Funds in the collection account and excess funding account allocable to that series and other trust accounts for the series will be applied to pay principal of and interest on that series.

Remedies After Acceleration.  If a series has been accelerated and the indenture trustee has not received any directions from the noteholders about the time, method and place of conducting a proceeding for any remedy available to the indenture trustee, the indenture trustee may continue to hold the trust property allocable to that series and apply collections on that trust property to make payments on those notes.

If an event of default has occurred and the series has been accelerated, the indenture trustee:

•                  may at its own election or at the direction of a majority of that series:

—                         start a legal proceeding for the collection of the notes and enforce any judgment obtained,

—                         sell or liquidate any receivables at public or private sales,

—                         exercise any remedies of a secured party under the UCC,

—                         take another action to protect and enforce the rights and remedies of the indenture trustee and the noteholders, or

—                         sell the trust property allocable to that series, but only if the indenture trustee determines that the proceeds of the sale will be sufficient to pay the principal of and interest on the accelerated notes in full, and

•                  must, at the direction of all of the holders of the series, cause the trust to sell the portion of the trust property allocable to that series, regardless of the sufficiency of the proceeds from the sale to pay the principal of and interest on the accelerated notes in full.

Following the sale of the trust property allocable to the accelerated series and the application of the proceeds of that sale and of the amounts then held in the collection account and the excess funding account allocable to that series and any trust accounts for that series and amounts available from enhancement for that series, that series will no longer be entitled to any allocation of collections or other trust property under the indenture or the indenture supplement, and those notes will no longer be outstanding.

Standard of Care of the Indenture Trustee After an Event of Default.  If an event of default has occurred and is continuing, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs.  A majority of the affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee after an event of default and acceleration of the affected series.

Limitation on Legal Proceedings.  No noteholder will have the right to start any legal proceeding for any remedy under the indenture or an indenture supplement described in “—Remedies After Acceleration” above unless:

•                  the noteholder notified the indenture trustee of a continuing event of default,

•                  at least 25% of the affected series requested the indenture trustee to start the legal proceeding,

•                  the requesting noteholders offered reasonable security or indemnity satisfactory to the indenture trustee against any liabilities that the indenture trustee may incur in complying with the request,

•                  the indenture trustee failed to start the legal proceeding within 60 days after its receipt of the notice, request and offer of indemnity, and

•                  a majority of the affected series has not given the indenture trustee any inconsistent direction during the 60-day period.

A noteholder, however, has the right to start a proceeding at any time to enforce its right to receive principal and interest due to it under its note, and that right may not be impaired without the consent of the noteholder.

The indenture trustee and the noteholders of each series and the other secured creditors of the trust will agree not to start or pursue a bankruptcy proceeding against the trust.

Satisfaction and Discharge of Indenture

The indenture and the indenture supplement for any series will not be discharged until:

•                  the indenture trustee has received all notes of the series for cancellation or, with certain limitations, funds sufficient to pay all notes of the series in full,

•                  the trust has paid all amounts payable by it under the transaction documents, and

•                  the trust has delivered an officer’s certificate and a legal opinion each stating that all conditions to the satisfaction and discharge of the indenture and the indenture supplement for the series have been satisfied.

Amendments to Indenture and Indenture Supplement

The indenture trustee and the trust may amend the indenture or the indenture supplement for a series without the consent of the noteholders of any series for limited purposes, including to:

•                  further protect the indenture trustee’s interest in the receivables and other trust property subject to the lien of the indenture,

•                  add to the covenants of the trust for the benefit of the noteholders,

•                  transfer or pledge any additional property to the indenture trustee,

•                  correct any ambiguity, correct any mistake or add a term that is not inconsistent with other terms of the indenture or the indenture supplement, so long as the administrator certifies that the correction will not cause an amortization event or an event of default to occur, or adversely affect the amount or timing of payments to be made to the noteholders of any series or class, and

•                  modify, eliminate or add terms required by or necessary to qualify the indenture under the Trust Indenture Act.

The indenture trustee and the trust may amend the indenture or the indenture supplement for a series to add, change or eliminate a term or modify the rights of all noteholders under the indenture or the rights of noteholders of the related series under the indenture supplement:

•                  without the consent of the noteholders if (a) the administrator certifies that the amendment will not cause an amortization event or an event of default to occur, or adversely affect the amount or timing of payments to be made to the noteholders of any series or class and (b) the “rating agency condition” is satisfied for the rating agencies for each series or the applicable series, which generally means, for any series and any proposed action, that each rating agency rating that series either (i) confirms that the proposed action will not result in a reduction or withdrawal of its then-current rating of the notes of that series or (ii) within ten business days of receiving notice of the proposed action, does not notify the depositors, the servicer, the owner trustee or the indenture trustee that the proposed action will result in a reduction or withdrawal of its then-current ratings of the notes of that series, or

•                  with the consent of a majority of each series.

In each case, the indenture trustee must receive a legal opinion that for federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged or cause the trust to be treated as an association or publicly traded partnership taxable as a corporation.

The prior consent of all adversely affected noteholders of a series will be required for any amendment to the indenture or the indenture supplement that:

•                  changes the terms for amending the indenture or the indenture supplement or voting or consent under the indenture or the indenture supplement,

•                  changes the principal amount of or interest rate on any note of that series, the expected final maturity date of the notes of that series, the priority of payments or how principal or interest payments are calculated or made on the notes of that series,

•                  impairs the right of noteholders of that series to start legal proceedings to enforce the indenture or the indenture supplement,

•                  changes the calculation of the amount of a payment of principal of or interest on any note, or

•                  permits the creation of a lien ranking prior or equal to, or impairs, the lien of the indenture trustee on the trust property.

Reopening of Series

The trust may, without notice to or the consent of, the Series 2020-1 noteholders, issue additional notes of any class if:

•                  the rating agency condition is satisfied for each rating agency rating the Series 2020-1 notes,

•                  the depositors certify that the additional issuance will not cause an amortization event for another series,

•                  after the additional issuance the amount in the reserve account equals the required reserve account amount,

•                  on or before the additional issuance of any class (treating the Class A-1 and Class A-2 notes as a single class), the trust has issued notes of each class that is junior to that class so that the proportion of the note balance of the junior class to the note balance of the more senior class is equal to or greater than the proportion that existed on the closing date, and

•                  after the additional issuance the net adjusted pool balance equals or exceeds the required pool balance.

New Issuances

The depositors may cause the trust to issue a new series under an indenture supplement without the consent of any noteholder of any series previously issued by the trust.  Each series may have different terms and enhancements from another series, including different expected final payment dates and series early amortization events, which may cause some series to amortize earlier than others.  The trust may offer a series under a prospectus, an offering memorandum or in transactions either registered under the Securities Act of 1933 or exempt from registration, directly, through one or more underwriters, initial purchasers or placement agents, in fixed-price offerings or in negotiated transactions.  The series may have different terms from those described in this prospectus.  If the trust has other series outstanding at the time it issues a new series, the prospectus, offering memorandum or other disclosure document for the new series will list the main characteristics of those other series.

A new series may only be issued if, among other things, the following conditions are satisfied:

•                  an indenture supplement specifying the principal terms of the new series is delivered to the owner trustee and the indenture trustee,

•                  the rating agency condition is satisfied for the rating agencies for each series,

•                  the depositors certify that the new issuance will not cause an amortization event or an event of default to occur for any series, or materially and adversely affect the amount or timing of payments to be made to the noteholders of any series,

•                  the indenture trustee receives a legal opinion that for federal income tax purposes, the new issuance will not cause the notes of any series to fail to qualify as debt or cause the trust to be treated as an association or publicly traded partnership taxable as a corporation, and

•                  after the new issuance, the net adjusted pool balance exceeds the required pool balance.

Noteholder Communication

A noteholder may communicate with the indenture trustee and provide notices and make requests and demands and give directions to the indenture trustee as permitted by the transaction documents through the procedures of DTC or by notice to the indenture trustee.

Three or more noteholders may request a list of all noteholders of the trust maintained by the indenture trustee for the purpose of communicating with other noteholders about their rights under the indenture or under the notes.  Any request must be accompanied by a copy of the communication that the requesting noteholders propose to send.

A noteholder may also send a request to the trust or to the servicer, on behalf of the trust, stating that the noteholder is interested in communicating with other noteholders about the possible exercise of rights under the transaction documents.  The requesting noteholder must include in the request a description of the method by which other noteholders may contact the requesting noteholder.  The trust will promptly deliver any request to the servicer.  On receipt of a communication request, the servicer will include in the Form 10-D filed in the next month the following information:

•                  a statement that the trust received a communication request,

•                  the date the request was received,

•                  the name of the requesting noteholder,

•                  a statement that the requesting noteholder is interested in communicating with other noteholders about the possible exercise of rights under the transaction documents, and

•                  a description of the method by which the other noteholders may contact the requesting noteholder.

Any expenses of the trust or the servicer relating to an investor communication, including any review of documents evidencing ownership of a note and the inclusion of the investor communication information in the Form 10-D, will be paid by the servicer.

In order to make a request or demand or to provide notice to the trust, the owner trustee, the indenture trustee, the depositors, the sponsor or the servicer under the transaction documents, a noteholder must either be a noteholder of record or must provide a written certification stating that it is a beneficial owner of a note, together with supporting documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a note.

Book-Entry Registration

The notes will be available only in book-entry form except in the limited circumstances described below.  All notes will be held in book-entry form by The Depository Trust Company, or “DTC,” in the name of Cede & Co., as nominee of DTC.  Noteholders’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.  Noteholders may hold their notes through DTC, Clearstream Banking Luxembourg S.A. or Euroclear Bank S.A./N.V., which will hold positions on behalf of their customers or participants through their depositories, which in turn will hold positions in accounts as DTC participants.  The notes will be traded as home market instruments in both the U.S. domestic and European markets.  Initial settlement and all secondary trades will settle in same-day funds.

Noteholders who hold their notes through DTC will follow the settlement practices for U.S. corporate debt obligations.  Noteholders who hold global notes through Clearstream or Euroclear accounts will follow the settlement procedures for conventional eurobonds, except that there will be no temporary global notes and no “lock-up” or restricted period.

Actions of noteholders under the indenture will be taken by DTC on instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes according to DTC’s rules and procedures.

Prospective noteholders should review the rules and procedures of DTC, Clearstream and Euroclear for clearing, settlement, payments and tax withholding applicable to their purchase of the notes.  In particular, noteholders should note that DTC’s rules and procedures limit the ability of the trust and the indenture trustee to make post-payable adjustments for principal and interest payments after a period of time, which may be as short as 90 days.

Notes will be issued in physical form to noteholders only if:

•                  the administrator determines that DTC is no longer willing or able to properly discharge its responsibilities as depository for the notes and the administrator or the depositors cannot appoint a qualified successor,

•                  the administrator terminates the book-entry system through DTC, or

•                  after the occurrence of an event of default or a servicer termination event, a majority of a series notify the indenture trustee and DTC to terminate the book-entry system through DTC (or a successor to DTC) for that series.

Payments of interest on and principal of definitive notes will be made by the indenture trustee on each payment date to registered holders of definitive notes as of the end of the prior month.  The payments will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee.  The final payment on a definitive note will be made only on presentation and surrender of the definitive note at the address stated in the notice of final payment to the noteholders.

Definitive notes will be transferable and exchangeable at the offices of the indenture trustee or a note registrar.  No service charge will be imposed for registration of transfer or exchange, but the indenture trustee may require payment of an amount sufficient to cover any tax or other governmental charge related to a transfer or exchange.

Computing Outstanding Principal Amount

The monthly investor report will include a note factor for each class of notes that can be used to compute the outstanding principal amount of that class of notes each month.  The note factor for each class of notes is a seven-digit decimal indicating the remaining outstanding principal amount of that class of notes as of the applicable payment date as a percentage of its original principal amount, after giving effect to payments to be made on the payment date.

The note factors for each class of notes will initially be 1.0000000 and will decline as the outstanding principal amount of the class declines.  For each note, the portion of the outstanding principal amount of that class of notes can be determined by multiplying the original denomination of that note by the note factor for that class of notes.

Notes Held by Transaction Parties

Notes held by the trust, the depositors, the servicer or any of their affiliates will not be included for purposes of determining whether a stated percentage of any series or class has taken any action under the indenture or any transaction document.

CREDIT ENHANCEMENT

The credit enhancement described below is available only for Series 2020-1.  Series 2020-1 will not be entitled to the series enhancement available to any other series that the trust already issued or may issue in the future.

Reserve Account

The indenture trustee will establish the “reserve account” for the benefit of the Series 2020-1 noteholders.  If, on a payment date, available investor interest collections, excess interest collections available for the series from other series in excess interest sharing group one and available depositor collections allocated to the series, are insufficient to fund certain of the amounts required to be paid on that date, as described in items (1) to (7) of “Description of the Notes — Application of Investor

Collections — Payment of Interest, Fees and Other Items,” the indenture trustee will apply amounts in the reserve account to the extent available to cover these shortfalls.

On the closing date, $4,317,435.00 (or 0.50% of the initial note balance of the series) will be deposited in the reserve account.  The “reserve account required amount” for a payment date is 0.50% of the initial note balance of the series, except that (a) for a payment date relating to a subordination step-up period, the depositors may elect to increase the percentage by the step-up percentage, instead of increasing the subordination factor and (b) for a payment date relating to the early amortization period, the percentage will increase to 4.50% of the initial note balance of the series, unless the depositors have already elected to increase the percentage under clause (a).  However, the depositors may reduce these percentages if the rating agency condition is satisfied for each rating agency then rating the notes.

If, on a payment date, the amount in the reserve account is less than the reserve account required amount, after making other required payments and deposits, the indenture trustee will deposit available investor interest collections, excess interest collections available for the series from other series in excess interest sharing group one and available depositor collections allocated to the series, up to the amount of the shortfall, in the reserve account, as described in item (8) of “Description of the Notes — Application of Investor Collections — Payment of Interest, Fees and Other Items.”

After the earlier of the payment in full of the series and the final maturity date, any funds remaining in the reserve account will be included in available investor principal collections.

Subordination

Series 2020-1 is structured so that the trust will pay interest and principal to each class sequentially in order of seniority.  Thus, the trust will not pay interest on a class of notes until the interest due on all more senior classes of notes is paid in full and will not pay principal of a class of notes until the principal amount of all more senior classes of notes is paid in full.

In addition, the subordinated notes bear the risk of reduction of their invested amount due to defaulted receivables and principal collections used to pay interest before each more senior class of notes.

For more information about defaulted receivables and principal collections used to pay interest, you should read “Description of the Notes — Defaulted Receivables and Principal Collections Used to Pay Interest” above.

These subordination features provide credit enhancement to more senior classes of notes, with the Class A notes benefiting the most.

Available Subordinated Amount

If, on a payment date, available investor interest collections and excess interest collections available for the series from other series in excess interest sharing group one are insufficient to fund amounts described in items (1) to (10) of “Description of the Notes — Application of Investor Collections — Payment of Interest, Fees and Other Items,” then available depositor collections will be applied to cover those shortfalls.  An application of available depositor principal collections will reduce the available subordinated amount.  In addition, during an early amortization period, available depositor collections will be available to pay principal of the notes, as described in item (2) of “Description of the Notes — Application of Investor Collections — Payment of Principal,” but an application of available depositor interest collections and available depositor principal collections will not reduce the available subordinated amount.  In both cases, available depositor principal collections may be included in available depositor collections in an amount that does not exceed the available subordinated amount.

If, on a payment date, (a) the defaulted receivables allocated to the series exceed the amounts available to cover those defaulted receivables or (b) any principal collections are used to pay interest on the notes, in each case, as described above in “Description of the Notes — Application of Investor Collections — Payment of Interest, Fees and Other Items,” then the available subordinated amount (after giving effect to any reductions on that date) will be reallocated to the invested amount for the series in an amount up to the sum of the excess defaulted receivables and that amount of available investor principal collections used to pay interest to avoid a reduction in the invested amount for the series.  The available subordinated amount will be reduced by the amount reallocated.

The “available subordinated amount” for the series on the first determination date will be $123,355,285.71, which is approximately 14.29% of the initial note balance, plus the incremental subordinated amount for that date.

On each later determination date, the available subordinated amount will equal the lesser of:

•                  the required subordinated amount for that determination date, and

•                  an amount equal to:

—                         the available subordinated amount for the prior determination date, minus

—                         the amount of available depositor principal collections used to cover shortfalls of the payments and deposits to be made on the related payment date, as described in items (1) to (10) of “Description of the Notes — Application of Investor Collections — Payment of Interest, Fees and Other Items,” minus

—                         the amount of the available subordinated amount reallocated to the invested amount to avoid a reduction in the invested amount of the series due to defaulted receivables or principal collections used to pay interest, as described in “Description of the Notes — Defaulted Receivables and Principal Collections Used to Pay Interest,” plus

—                         the amount of available investor interest collections paid to the depositors to increase the available subordinated amount, as described in item (13) of “Description of the Notes — Application of Investor Collections — Payment of Interest, Fees and Other Items,” minus

—                         the incremental subordinated amount for the prior determination date, plus

—                         the incremental subordinated amount for the current determination date, minus

—                         the subordinated percentage of the increase in the Series 2020-1 excess funding amount since the prior payment date to the following payment date, plus

—                         the subordinated percentage of the decrease in the Series 2020-1 excess funding amount since the prior payment date to the following payment date, plus

—                         an amount equal to the increase, if any, in the required subordinated amount as a result of a change in the subordination factor since the prior determination date, minus

—                         an amount equal to the decrease, if any, in the required subordinated amount as a result of a change in the subordination factor since the prior determination date, plus

—                         any increases made by the depositors, as described in the next paragraph.

The depositors may at any time increase the available subordinated amount so long as the cumulative amount of the increases does not exceed 3.50% of the initial note balance of the series.  The depositors will not be obligated to increase the available subordinated amount at any time.  If the available subordinated amount falls below the required subordinated amount, an amortization event may occur for Series 2020-1.  However, the depositors may elect to increase the available subordinated amount at the time an amortization event would occur to prevent or delay the occurrence of the amortization event.

The “required subordinated amount” for Series 2020-1 for any date will equal:

•                  the product of (a) the subordinated percentage for that date, times (b) the excess of the initial note balance of the series over the Series 2020-1 excess funding amount (after giving effect to any changes in that amount on that date), plus

•                  the incremental subordinated amount for that date.

The “subordinated percentage” for Series 2020-1 will equal the subordination factor, divided by the excess of 100% over the subordination factor.

The “subordination factor” for the Series 2020-1 notes is 12.50%, but will increase to 16.50% during a subordination step-up period, unless the depositors elect to increase the reserve account required amount and deposit the related increase amount in the reserve account.  A “subordination step-up period” will start on any determination date for which the average of the monthly payment rates on the receivables for the three prior months is less than 25%, and will continue until any later determination date for which the average of the monthly payment rates on the receivables for the three prior months is greater than or equal to 25%.

The subordinated percentage will equal approximately 14.29% when calculated using a subordination factor of 12.50% and will equal approximately 19.76% when calculated using a subordination factor of 16.50%.  The difference between these percentages is the “step-up percentage.”

The “incremental subordinated amount” for Series 2020-1 for any determination date will equal:

•                  a fraction:

—                         the numerator of which is (a) the adjusted invested amount on the payment date following that determination date (after giving effect to any changes to be made in that amount on that payment date), plus (b)  the product of the initial note balance of the series times the excess of the required pool percentage over 100%, plus (c) the required subordinated amount on that determination date (without giving effect to the incremental subordinated amount), minus (d) the Series 2020-1 excess funding amount on that determination date (after giving effect to any changes in that amount on that determination date), and

—                         the denominator of which is the pool balance on that determination date, times

•                  the excess of (a) the aggregate principal balance of ineligible receivables and receivables that contribute to overconcentrations for that determination date, over (b) the aggregate principal balance of ineligible receivables and receivables that contribute to overconcentrations that, in each case, became defaulted receivables on or after the prior determination date and before the current determination date.

Excess Spread

“Excess spread” for the series for a payment date will be the amount, if any, by which available investor interest collections exceeds the interest payments on the notes and the senior fees and expenses of the trust, as described in items (1) to (6) of “Description of the Notes — Application of Investor Collections — Payment of Interest, Fees and Other Items.”  Any excess spread will be available on each payment date to cover shortfalls in other items in the priority of payments, including to offset losses on any defaulted receivables allocated to the series and to make required deposits in the reserve account.

CREDIT RISK RETENTION

The risk retention regulations in Regulation RR of the Securities Exchange Act of 1934 applicable to revolving pool securitizations require the sponsor, either directly or through its wholly-owned affiliates, to retain an economic interest in the credit risk of the receivables.  The depositors are wholly-owned affiliates of the sponsor and will retain the required economic interest in the credit risk of the receivables to satisfy the sponsor’s obligations under Regulation RR.

The depositors’ retention of the depositor interest satisfies the requirements for a “seller’s interest” under Regulation RR, because the subordinated percentage used to calculate the required subordinated amount for Series 2020-1 and each outstanding series is greater than 5%.  The principal portion of the depositor interest is the depositor amount, which is required to be maintained in an amount at least equal to the required depositor amount.  The required depositor amount is equal to the sum of (a) the sum of the available subordinated amounts for each series and (b) if any series has a required pool percentage in excess of 100%, the amount of such excess times the initial invested amount of that series.  The portion of the depositor amount in excess of the available subordinated amounts of each series is pari passu with each series, and fluctuates with changes in the pool balance.  The depositor interest therefore is generally entitled to a pari passu portion of collections on the receivables as described under “Pool Balance, Depositor Amount and Allocations — Allocation and Application of Collections,” together with any available depositor collections and investor collections not needed to make payments on the notes as described under “Description of the Notes — Available Depositor Collections” and “Description of the Notes — Application of Investor Collections.”

The depositors are required to hold the depositor interest for the life of the securitization transaction.  None of the sponsor, the depositors or any of their affiliates may hedge the depositor interest.

On the closing date, the depositors are required to retain 14.29% of the principal amount of the Series 2020-1 notes, which is the subordinated percentage for Series 2020-1.  This will result in the portion of the depositor amount retained by the depositors relating to Series 2020-1 being equal to the available subordinated amount for Series 2020-1, which will equal $123,355,285.71 plus the incremental subordinated amount on the closing date. The subordinated percentage for each series of notes used to calculate the required depositor amount will be included in each investor report for the trust.

SERVICING

The servicer will service the receivables and this securitization transaction under each sale and servicing agreement among the trust, the related depositor and the servicer.  The following description summarizes the main terms of the sale and servicing agreements but is not a complete description of the entire agreements.  For more details about the sale and servicing agreements, you should read the sale and servicing agreements that are included as exhibits to the registration statement filed with the SEC that includes this prospectus.

Servicing Obligations

Under the sale and servicing agreements, the servicer’s main obligations will be to:

•                  verify payoff of the receivables after the sale of the financed vehicles,

•                  collect and apply all payments made on the receivables and any other amounts received related to the receivables,

•                  monitor dealer credit line balances,

•                  conduct on-site vehicle inventory audits,

•                  send invoices and respond to dealer inquiries,

•                  process adjustments to the principal balance of the receivables,

•                  administer processing days violations, payment and other defaults, status accounts and charge-offs,

•                  administer enforcement proceedings on defaulted accounts,

•                  maintain accurate and complete records and computer systems for the servicing of the receivables,

•                  instruct the indenture trustee or the trust to make withdrawals and payments from the trust bank accounts, and

•                  provide monthly investor reports and directions to the indenture trustee.

The servicer is not required or permitted to make advances for shortfalls in scheduled payments on receivables, collections or other cash flows on the receivables.

The servicer may delegate or perform its servicing obligations to or through others.  No delegation or subcontracting will relieve the servicer of its servicing obligations.  The servicer will be responsible for paying the fees of any delegates or subcontractors.

Servicing Procedures and Servicer Covenants

The servicer will service the receivables according to the policies and procedures that it uses in servicing dealer floorplan receivables for its own account or for others and in material compliance with law.  In servicing the receivables, the servicer may change its policies and procedures and the terms relating to the accounts designated to the trust if:

•                  it will not cause an amortization event or an event of default to occur or adversely affect the amount or timing of payments to be made to the noteholders of any series,

•                  the change applies to all dealer floorplan accounts owned or serviced by the servicer, and

•                  in the case of a reduction in the rate of interest charged on the receivables, the reduction will not cause the interest earned on the receivables to be less than the interest payable on the notes and the servicing fee and back-up servicing fee, if any.

The servicer may not:

•                  permit the rescission or cancellation of a receivable, except as ordered by a court or other government authority,

•                  do anything to impair the rights of the noteholders in the receivables,

•                  reschedule, revise or defer payments due on a receivable, except according to its policies and procedures, or

•                  sell, transfer or pledge to another person or permit the creation or existence of a lien on the receivables sold to the trust, except for the lien of the indenture.

If Ford Credit discovers or is notified that it breached any of its covenants as servicer, and the breach has a material adverse effect on any receivables, Ford Credit will purchase those receivables as of the first day of the month that starts more than 60 days following the discovery or notice, unless it corrects the breach before that date.  The purchase price will be the principal balance of the affected receivables plus accrued interest and will be paid to the trust at least two business days before the payment date immediately following the end of the cure period.  This purchase is the only remedy available to the noteholders in case of a breach by Ford Credit of its servicer covenants.  Under the sale and servicing agreements, a successor servicer will not be obligated to repurchase receivables.

The servicer will also agree to notify the indenture trustee and the rating agencies of an event of default, amortization event or servicer termination event within five business days of obtaining actual knowledge of the event.

Servicing Fees

The servicer will receive a fee for its servicing activities and reimbursement of expenses incurred in administering the trust.  This servicing fee will accrue for each series in the amounts and will be calculated as described in “Description of the Notes — Servicing Compensation and Payment of Expenses.”  Each series’ servicing fee will be payable from interest collections allocable to that series in the priority described in “Description of the Notes — Application of Investor Collections — Payment of Interest, Fees and Other Items.”  No noteholder or the trust will be responsible for any servicing fee allocable to the depositor interest, unless the servicing fee is allocated to the related series from the amounts distributable to the depositors.  The servicer may elect to lower the percentage used to calculate the servicing fee.

Trust Bank Accounts

The indenture trustee established and will maintain for the benefit of the noteholders of all series, a “collection account” and an “excess funding account.”  The servicer will deposit in the collection account collections on the receivables up to the amount required for payment on the next payment date as described in “— Deposit of Collections” below.

For more information about allocation and application of collections in the collection account, you should read “Pool Balance, Depositor Amount and Allocations — Allocation and Application of Collections.”  For more information about the excess funding account, you should read “Pool Balance, Depositor Amount and Allocations — Excess Funding Account.”

On or before the closing date, the indenture trustee will establish and maintain for the benefit of the Series 2020-1 noteholders the principal funding account, the reserve account and the accumulation period reserve account for Series 2020-1.

At the direction of the servicer, the funds in the trust bank accounts will be invested in highly rated investments that mature or are made available on or before the day the funds are required to be available for payment.  All net investment earnings from the investments in the collection account and the excess funding account will be treated as interest collections.  All net investment earnings from the investments in the principal funding account, the reserve account and the accumulation period reserve account will be treated as available investor interest collections for Series 2020-1.

Funds in the trust bank accounts will be trust property and the servicer will have no access to the funds in the trust bank accounts.  Only the indenture trustee may withdraw funds from these accounts to pay trust obligations, including payments to the noteholders.  The indenture trustee will make payments from the collection account to the noteholders and others based on information provided by the servicer.

Deposit of Collections

The servicer will deposit the payments collected on the receivables in the collection account until it has deposited the required amounts for each month.  The amount that the servicer is required to deposit for that series will depend on whether the series is in its revolving period or accumulation or amortization periods, but generally will equal the amounts required to be paid for the series on the next payment date.  The servicer will deposit the required amounts in the collection account no later than two business days after processing the payments to the accounts of the dealers.  However, if Ford Credit’s short-term unsecured debt is rated equal to or higher than “R-1 (middle)” by DBRS, “F1” by Fitch, “P-1” by Moody’s and “A-1” by Standard & Poor’s, if such rating agency is rating any notes issued by the trust, and if no servicer termination event has occurred, Ford Credit may deposit collections in the collection account on the business day before each payment date.  On that date, Ford Credit will deposit in the collection account funds only to the extent that those funds are required for deposit in other trust accounts or for payments to the noteholders, the depositors and other parties.  The servicer may retain its servicing fee for any series and will not be required to deposit the fee in the collection account.

Custodial Obligations of Ford Credit

Ford Credit will act as custodian for the trust and the indenture trustee and will retain the account file  for the dealer accounts designated to the trust and the receivables sold to the trust.  The physical documents in the account files will not be separated from other similar documents held by Ford Credit and will not be stamped or marked to reflect the designation of the account to the trust or the sale of the receivables to the depositors and the sale of the receivables to the trust.  The account files are held by Ford Credit as described in “Sponsor and Servicer — Underwriting and Credit Review Process.”

Limitations on Liability

The servicer will not be liable to the trust or the noteholders for any action or omission or for any error in judgment, except for its own willful misconduct, bad faith or negligence in the performance of its obligations.  The servicer will not be obligated to start, pursue or participate in any legal proceeding that is not incidental to its servicing obligations and that may cause it to incur expense or liability.  The servicer will indemnify the trust, the owner trustee and the indenture trustee for damages arising out of the servicer’s willful misconduct, bad faith or negligence in the performance of its servicing obligations.

Amendments to Sale and Servicing Agreements and Receivables Purchase Agreements

The trust, the related depositor and the servicer may amend each sale and servicing agreement with prior notice to the rating agencies for each series:

•                  without the consent of any noteholders, to correct an ambiguity or to correct or supplement any inconsistent term, if the administrator certifies that the action will not cause an amortization event or an event of default to occur, or adversely affect the amount or timing of payments to be made to the noteholders of any series or class,

•                  without the consent of any noteholders, to add, modify or eliminate a term or modify in any manner the rights of the noteholders, if (a) the administrator certifies that the amendment will not cause an amortization event or an event of default to occur, or adversely affect the amount or timing of payments to be made to the noteholders of any series or class, and (b) the rating agency condition is satisfied for the rating agencies for each series,

•                  with the consent of a majority of each adversely affected series, to make another change, except as described below, and

•                  with the consent of each noteholder affected, to (a) reduce the amount or delay the timing of a payment or deposit, (b) change the manner of calculating the interests of a noteholder in the trust property, and (c) reduce the percentage of the note balance of the notes required to consent to an amendment.

The trust, the related depositor and the servicer may amend each receivables purchase agreement with prior notice to the rating agencies for each series:

•                  without the consent of any noteholders, to correct an ambiguity or to correct or supplement any inconsistent term, if the related depositor certifies that the action will not cause an amortization event or an event of default to occur, or adversely affect the amount or timing of payments to be made to the noteholders of any series or class,

•                  without the consent of any noteholders, to add, modify or eliminate a term or modify the rights of the noteholders, if (a) the related depositor certifies that the amendment will not cause an amortization event or an event of default to occur, or adversely affect the amount or timing of payments to be made to the noteholders of any series or class, and (b) the rating agency condition is satisfied for the rating agencies for each series,

•                  with the consent of a majority of each adversely affected series, to make another change, except as described below, and

•                  with the consent of each noteholder affected, to (a) reduce the amount or delay the timing of a payment or deposit, (b) change the manner of calculating the interests of a noteholder in the trust property, and (c) reduce the percentage of the note balance required to consent to an amendment.

Resignation and Termination of Servicer

Ford Credit may not resign as servicer unless it is legally unable to perform its servicing obligations.  No resignation will become effective until a successor servicer has assumed Ford Credit’s servicing obligations.

The servicer may be terminated if a servicer termination event occurs.  A “servicer termination event” is:

(1)                       the servicer fails to make a payment, transfer or deposit, or to instruct the indenture trustee to make a payment, transfer or deposit, on the required date, and that failure continues for five business days,

(2)                       the servicer fails to observe or perform its other covenants or agreements, and the failure:

•                  causes an amortization event or an event of default to occur, adversely affects the amount or timing of payments to be made to the noteholders of any series or class or causes the net adjusted pool balance to be less than the required pool balance, and

•                  continues unremedied for 60 days after notice to the servicer by the indenture trustee, or to the servicer and the indenture trustee by holders of 10% or more of the note balance of all affected series,

(3)                       a representation made by the servicer in the sale and servicing agreement, or in any certificate delivered as required by the sale and servicing agreement, is later determined to have been incorrect when made and it:

•                  causes an amortization event or an event of default to occur, adversely affects the amount or timing of payments to be made to the noteholders of any series or class or causes the net adjusted pool balance to be less than the required pool balance, and

•                  continues unremedied for 60 days after notice to the servicer by the indenture trustee or to the servicer and the indenture trustee by noteholders of 10% or more of the note balance of all affected series,

(4)                       the servicer assigns or delegates its obligations, except as permitted under the sale and servicing agreement, or

(5)                       bankruptcy of the servicer.

A delay in or failure of performance referred to in clause (1) above for ten business days after the five-day cure period, or referred to in clause (2) or (3) for 60 business days after the 60-day cure period, will not be a servicer termination event if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of god or other similar occurrence outside the reasonable control of the servicer.  If any of these events occur, the servicer must use all commercially reasonable efforts to perform its obligations in a timely manner and must notify the indenture trustee and the trust of its failure or delay, together with a description of its efforts to perform its obligations.

The servicer must notify the indenture trustee and the rating agencies of the occurrence of a servicer termination event within five business days of obtaining actual knowledge of the event.

As long as a servicer termination event remains unremedied, the indenture trustee or a majority of all series may terminate the servicer.

Back-up Servicer

The back-up servicer will receive monthly receivables data, confirm certain information on the monthly investor reports using a data dictionary of the terms used in Ford Credit’s dealer floorplan receivables system and review the servicer’s operations once each calendar year (or once every three calendar years if the long-term, unsecured debt ratings of Ford Credit are at least “BBB-” from Standard & Poor’s and “Baa3” from Moody’s).  If the servicer resigns or is terminated, the back-up servicer will be the successor servicer.

As compensation for performing its obligations, the trust will pay a fee to the back-up servicer and reimburse the back-up servicer for certain expenses in performing its obligations.

The servicer may terminate the back-up servicer if the back-up servicer breaches its representations and covenants, fails to perform its obligations, ceases to have a long-term debt rating of at least “BBB-” from Standard & Poor’s or “Baa3” from Moody’s, or becomes subject to a bankruptcy proceeding.  The back-up servicer may not resign except on a determination that the performance of its obligations is no longer permissible under law, or with the consent of the servicer.  For the resignation or termination of the back-up servicer, the servicer will appoint a successor back-up servicer that satisfies the eligibility criteria for a servicer under the sale and servicing agreement.  No resignation or termination of the back-up servicer will become effective until a successor back-up servicer is in place that, where required by a rating agency, satisfies the rating agency condition for the rating agency.

The servicer may also terminate the back-up servicer, without being required to appoint a successor back-up servicer, if the long-term debt ratings of Ford Credit are at least “BBB-” from Standard & Poor’s and “Baa3” from Moody’s.

The back-up servicing agreement may be amended, with prior notice to the rating agencies of each series, but without the consent of any noteholder, if the amendment will not cause an amortization event or an event of default to occur or adversely affect the amount or timing of payments to be made to the noteholders of any series or class.

Successor Servicer

If the servicer resigns or is terminated, the back-up servicer will be the successor servicer.  If there is no back-up servicer in place at that time, the indenture trustee will be the successor servicer.  In that event, the indenture trustee, acting at the direction of the noteholders, may appoint a successor servicer that satisfies the eligibility criteria for a servicer under the sale and servicing agreements.  A termination of the servicer will not be effective until a successor servicer is appointed.

The servicer agrees to cooperate to effect a transition of servicing of the receivables to a successor servicer and make available its records for the dealer floorplan accounts and the receivables.  The servicer is not required to make available or license its proprietary servicing procedures, processes, models, software or other applications.

The indenture trustee will establish a “back-up servicer reserve account” and the servicer will deposit $200,000 in that account.  If the back-up servicer becomes the successor servicer, the trust will reimburse the back-up servicer for its reasonable expenses incurred in the transition of servicing of the receivables from amounts in the back-up servicer reserve account.  Transition expenses in excess of the amount in the back-up servicer reserve account will be paid to the back-up servicer from interest collections allocable to each series.  If there is no back-up servicer, the predecessor servicer will reimburse the successor servicer for reasonable expenses incurred in the transition of servicing of the receivables to the successor servicer.

If the indenture trustee cannot appoint an eligible successor servicer and the servicer cannot correct a servicer termination event, the depositors may purchase the receivables in the trust on the next payment date at a price equal to the amounts stated for each series in the related indenture supplement.

If the servicer is in bankruptcy proceedings, the court may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer.

MONTHLY REPORTS

On or before the determination date in each month, the servicer will prepare and deliver an investor report to the owner trustee, the indenture trustee, the depositors and the rating agencies.  Each investor report will contain information about payments to be made on the Series 2020-1 notes on the payment date, the performance of the receivables during the prior month and the status of any credit enhancement.  An officer of the servicer will certify the accuracy of the information in each investor report.  The servicer will post each investor report on its website located at www.ford.com/finance/investor-center/asset-backed-securitization-details on the payment date.  The investor report will contain the following information for each payment date:

•                  the total amount of interest collections and principal collections available for payment to all series,

•                  the interest collections and principal collections allocated to the series,

•                  the amount of interest and principal paid on the notes,

•                  the fees and expenses payable to the indenture trustee, the owner trustee and the asset representations reviewer,

•                  the principal balance of new receivables originated during the prior month under the designated accounts,

•                  the amount of defaulted receivables allocated to the series,

•                  the monthly payment rate,

•                  the balance of the reserve account and the amount of any withdrawals from or deposits in the reserve account to be made on the payment date,

•                  the balance of the excess funding account and any net deposits in or withdrawals from the excess funding account during the prior month,

•                  reductions of the invested amount of the series and any reimbursements of previous reductions of the invested amount,

•                  the pool balance, the adjusted pool balance, the net adjusted pool balance,

•                  the invested amount, the adjusted invested amount and the note balance of the notes,

•                  the available subordinated amount including the incremental subordinated amount and the required subordinated amount,

•                  the amount of redesignated accounts or reassigned or repurchased receivables and any repurchase demand activity,

•                  whether the status trigger has occurred, and

•                  notice of the occurrence of a benchmark transition event and its related benchmark replacement date, the determination of a benchmark replacement and the making of any benchmark conforming changes.

The investor report will also include the actual percentage of the aggregate principal amount of the notes of each series represented by the depositor amount, as described in “Credit Risk Retention.”

The servicer will use the investor report to instruct the indenture trustee on payments to be made to the Series 2020-1 noteholders on each payment date.  The indenture trustee will not be obligated to verify calculations made by the servicer.  On each payment date, the indenture trustee, as paying agent, will forward the investor report to each Series 2020-1 noteholder of record or make the investor report available to noteholders through the indenture trustee’s internet website, which is located at https://GCTInvestorreporting.bnymellon.com.

The servicer, on behalf of the trust, will file a Form 10-D for the trust with the SEC within 15 days after each payment date which will include the investor report for that payment date and the following information, if applicable:

•                  a description of the events that triggered a review of the review receivables by the asset representations reviewer during the prior month,

•                  if the asset representations reviewer delivered its review report during the prior month, a summary of the report,

•                  if the asset representations reviewer resigned or was removed, replaced or substituted, or if a new asset representations reviewer was appointed during the prior month, the identity and experience of the new asset representations reviewer, the date the change occurred and the circumstances surrounding the change,

•                  a statement that the trust received a request from a noteholder during the prior month to communicate with other noteholders, together with the date the request was received, the name of the requesting noteholder, a statement that the requesting noteholder is interested in communicating with other noteholders about the possible exercise of rights under the transaction documents and a description of the method by which the other noteholders may contact the requesting noteholder, and

•                  any material change in the depositor interest.

ANNUAL COMPLIANCE REPORTS

The servicer will prepare or obtain a number of annual reports, statements or certificates for the trust.  No later than 90 days after the end of the calendar year, the servicer will provide to the depositor, the owner trustee, the indenture trustee and the rating agencies the following:

•                  Compliance Certificate:  a certificate stating that the servicer fulfilled all of its obligations under the sale and servicing agreements in all material respects throughout the prior calendar year or, if there was a failure to fulfill any obligation in any material respect, stating the nature and status of each failure,

•                  Assessment of Compliance:  a report on an assessment of compliance with the minimum servicing criteria about general servicing, cash collection and administration, investor payments and reporting and pool asset administration during the prior calendar year for each series that is subject to Regulation AB under the Securities Act of 1933, including disclosure of a material instance of noncompliance identified by the servicer, and

•                  Attestation Report:  a report by a registered public accounting firm that attests to, and reports on, the assessment made by the servicer of compliance with the minimum servicing criteria for each series that is subject to Regulation AB under the Securities Act of 1933 described above, which must be made according to standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

The servicer will file the compliance certificate, the assessment report and the attestation report with the SEC as exhibits to the trust’s annual report on Form 10-K within 90 days after the end of the calendar year.  A copy of these items may be obtained by any noteholder by request to the indenture trustee.

TRANSACTION PARTIES

The following descriptions of the transaction parties summarize certain parts of the transaction documents to which they are parties, including the trust agreement, the indenture and the indenture supplement, the administration agreement and the asset representations review agreement, but are not complete descriptions of these agreements.  For more details about the transaction documents, you should read the transaction documents that are included as exhibits to the registration statement filed with the SEC that includes this prospectus.

Depositors

The depositors of receivables to the trust are Ford Credit Floorplan Corporation and Ford Credit Floorplan LLC.  Each depositor met the registrant requirements of paragraph I.A of the General Instructions to Form SF-3 at the time the registration statement was filed and as of March 31, 2020.

Ford Credit Floorplan Corporation is a Delaware corporation incorporated in February 1991.  Ford Credit Floorplan LLC is a Delaware limited liability company organized in August 1997.  Each is wholly-owned by Ford Credit.  Each was formed for the limited purpose of purchasing receivables from Ford Credit and selling the receivables to the trust for securitization transactions.

In connection with the offering of the notes, the chief executive officer of each depositor will make the certifications required under the Securities Act of 1933 about this prospectus, the disclosures made about the characteristics of the receivables and the structure of this securitization transaction, the risks of owning the notes and whether the securitization transaction will produce sufficient cash flows to make interest and principal payments on the notes when due.  This certification will be filed by each depositor with the SEC at the time of filing of this prospectus.  The certification should not be considered to reduce or eliminate the risks of investing in the notes.

Each depositor will make representations about the characteristics of the receivables and the related designated accounts.  If any of these representations prove to have been untrue when made and the breach has a material adverse effect on a receivable, that depositor must repurchase the receivable unless it corrects the breach in all material respects before the date it is required to repurchase the receivable.  In addition, the depositors must enforce Ford Credit’s repurchase obligation described in “Trust Property — Obligation to Repurchase of Receivables.”  In addition, each depositor will represent that it owns the receivables free of liens or claims.

The depositors will:

•                  be responsible for filing any required income tax or franchise tax returns for the trust and for filing and maintaining the effectiveness of the financing statements that perfect the trust’s security interest in the receivables and other trust property,

•                  pay the administrator’s annual fees,

•                  indemnify the owner trustee for liabilities and damages resulting from the owner trustee’s performance of its obligations under the trust agreement unless resulting from the willful misconduct, bad faith or negligence (other than errors in judgment) of the owner trustee or the breach of representations made by the owner trustee in the trust agreement,

•                  reimburse the expenses of the owner trustee or the indenture trustee if they resign or are removed, if those expenses are not paid by the trust, and

•                  indemnify the underwriters for certain liabilities as described in “Underwriting.”

The depositors may retain all or a portion of any class of notes issued by the trust.  Any retained notes may be sold by the depositors in private placements or other non-registered offerings and will not be offered by this prospectus.

Issuing Entity

The issuing entity for Series 2020-1 is Ford Credit Floorplan Master Owner Trust A, a Delaware statutory trust.  The trust’s fiscal year is the calendar year.

The trust is a master trust structured to issue notes in series.  Each series will consist of one or more classes, which may be issued at the same time or at different times.

The purposes of the trust are to:

•                  acquire and hold the receivables and other trust property,

•                  issue notes in series and pledge the trust property to the indenture trustee to secure payments on the notes,

•                  make payments on each series, and

•                  engage in any related activities to accomplish these purposes.

The trust may not engage in other activities and may not invest in other securities or make loans to anyone.

The depositors and the owner trustee may amend the trust agreement, without the consent of the noteholders, if the depositors provide an officer’s certificate that the amendment will not have a material adverse effect on the notes.  If no officer’s certificate is delivered, the amendment will require the consent of a majority of each series.

The trust may not dissolve, merge with or sell substantially all its assets to anyone or impair the first priority lien of the indenture trustee in the trust property except as permitted by the transaction documents.

The depositors and the servicer will indemnify the trust for liabilities and damages resulting from the depositor’s or the servicer’s willful misconduct, bad faith or negligence in the performance of its obligations under the sale and servicing agreements.

The trust is a master trust that issues notes in series.  On the closing date, the trust will issue the notes.  The trust has issued other series of notes, each of which is also secured by the assets of the trust.  The material terms of each series of notes are summarized in Annex A to this prospectus.  Some series issued by the trust are “variable funding notes,” the principal amount of which may be increased or decreased periodically at the discretion of the depositors.  The following table shows the expected capitalization of the trust on the closing date, after issuance of the notes:

	Principal Amount
Series 2006-1	$0	(1)
Series 2014-5	0	(1)
Series 2015-3	300,000,000
Series 2016-2	750,000,000
Series 2017-3	632,680,000
Series 2018-1	833,987,000
Series 2018-2	575,164,000
Series 2018-3	1,295,230,000
Series 2018-4	807,334,000
Series 2019-1	863,486,000
Series 2019-2	575,658,000
Series 2019-3	1,439,145,000
Series 2019-4	805,922,000
Series 2020-1	863,487,000	(2)
Series 2020-2	431,744,000	(2)
Total	$10,173,837,000	(2)

(1)      Subject to increase or decrease, as set forth in Annex A.

(2)      Subject to increase or decrease on or before the day of pricing.

The trust also expects to issue an additional series of notes, Series 2020-2, on the closing date. The Series 2020-2 notes are not being offered by this prospectus. Some expected characteristics of the 2020-2 notes are summarized in Annex A to this prospectus.

Administrator

Ford Credit is the administrator of the trust under an administration agreement.

The administrator’s main obligations will be to provide notices on behalf of the trust and perform all administrative obligations of the trust under the transaction documents, including to:

•                  obtain and maintain the trust’s qualification to do business where necessary,

•                  notify the rating agencies for each series and the indenture trustee of events of default,

•                  prepare and file reports with the SEC,

•                  cause the servicer to perform its obligations under the sale and servicing agreements,

•                  make determinations regarding any benchmark transition event and benchmark replacement, and

•                  causing the indenture trustee to notify the noteholders of the redemption of their notes.

The depositors will pay the administrator an annual administration fee.

The administrator will indemnify the owner trustee and the indenture trustee for liabilities and damages resulting from the performance of their obligations under the transaction documents unless resulting from their willful misconduct, bad faith or negligence (other than errors in judgment) or breach of their representations in the transaction documents.

The administrator may resign at any time by giving 60 days’ notice to the trust, the indenture trustee and the owner trustee.  The owner trustee, with the consent of a majority of each series, may remove the administrator if (a) the administrator fails to perform in any material respect its obligations, which continues for 15 days after the administrator receives notice of the failure from the trust, the owner trustee or the indenture trustee or (b) an insolvency event of the administrator occurs.  No resignation or removal of the administrator will become effective until a successor administrator is in place.  No resignation or termination of the administrator will become effective until a successor administrator is in place.

Owner Trustee

U.S. Bank Trust National Association, or “U.S. Bank Trust,” a national banking association, will act as the “owner trustee” under the trust agreement.  U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bank National Association, or “U.S. Bank,” the fifth largest commercial bank in the United States.  U.S. Bancorp, with total assets exceeding $547 billion as of June 30, 2020, is the parent company of U.S. Bank.  As of June 30, 2020, U.S. Bancorp served approximately 18 million customers and operated over 2,700 branch offices in 26 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions.

U.S. Bank Trust has provided owner trustee services since the year 2000.  As of June 30, 2020, U.S. Bank Trust was acting as owner trustee with respect to 700 issuances of securities.  This portfolio includes mortgage-backed and asset-backed securities.  U.S. Bank Trust has acted as owner trustee of auto-backed securities since the year 2000.  As of June 30, 2020, U.S. Bank Trust was acting as owner trustee on 70 issuances of auto-backed securities.

The owner trustee’s main obligations will be to:

•                  maintain an account for the benefit of the depositors, and

•                  execute documents on behalf of the trust.

The owner trustee will not be liable for any action, omission or error in judgment, except for its own willful misconduct, bad faith or negligence.  The owner trustee will not be required to exercise any of its rights or powers under the transaction documents or to start, conduct or defend any legal proceedings on behalf of the trust at the direction of the depositors unless the depositors have offered reasonable security or indemnity satisfactory to the owner trustee to protect it against the costs and expenses that it may incur in complying with the direction.

The depositors and the administrator will indemnify the owner trustee for liabilities and damages resulting from the owner trustee’s performance of its obligations under the trust agreement unless resulting from the willful misconduct, bad faith or negligence (other than errors in judgment) of the owner trustee or the breach of representations made by the owner trustee in the trust agreement.  The servicer will indemnify the owner trustee for liabilities and damages resulting from the servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its obligations as servicer.  Each depositor will indemnify the owner trustee for all liabilities and damages resulting from the depositor’s willful misconduct, bad faith or negligence in the performance of its obligations under the transaction documents.

The trust will pay the acceptance fees and annual fees of the owner trustee, reimburse the owner trustee for expenses incurred in performing its obligations, and pay other indemnities to the owner trustee and not paid by the depositors or the administrator.  The trust will pay these amounts to the owner trustee on each payment date, along with similar amounts owed to the indenture trustee and the asset representations reviewer and expenses incurred by the trust under the transaction documents, up to the limit of $375,000 per year, after the trust makes interest payments on the notes but before the trust makes other payments.  The trust will pay any of these amounts in excess of the limit only after all other fees and expenses of the trust, and all required interest and principal payments on the notes and after any required deposits in the reserve account and the accumulation period reserve account are made.

The owner trustee may resign at any time by notifying the depositors and the administrator.  The administrator may remove the owner trustee at any time and for any reason, and must remove the owner trustee if the owner trustee becomes legally unable to act as owner trustee, becomes subject to a bankruptcy or is no longer eligible to act as owner trustee under the trust agreement because of changes in its legal status, financial condition or ratings.  No resignation or removal of the owner trustee will be effective until a successor owner trustee is in place.  If not paid by the trust, the depositors will reimburse the owner trustee and the successor owner trustee for the expenses for replacement of the owner trustee.

The trust agreement will terminate on:

•                  the occurrence of the trust termination date stated in the trust agreement, and

•                  at the option of the depositors, the day after all rights of all series to receive payments from the trust have terminated.

On termination of the trust agreement, any remaining trust property will be distributed to the depositors and the trust will be terminated.

Indenture Trustee

The Bank of New York Mellon, a New York banking corporation, is the “indenture trustee” under the indenture.  Its principal corporate trust office is located at 240 Greenwich Street, New York, New York 10286.  The Bank of New York Mellon has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of auto receivables.  The Bank of New York Mellon is one of the largest corporate trust providers of trust services on securitization transactions.

The indenture trustee’s main obligations will be to:

•                  hold the security interest in the receivables and other trust property on behalf of the noteholders,

•                  administer the trust’s bank accounts,

•                  enforce remedies after an event of default and acceleration of the notes,

•                  act as note registrar to maintain a record of noteholders and provide for the registration, transfer, exchange and replacement of notes,

•                  act as note paying agent to make payments from the trust’s bank accounts to the noteholders and others; and

•                  notify the noteholders of an event of default.

Except in certain limited circumstances, if a responsible person of the indenture trustee knows of an event that with notice or the lapse of time or both would become an event of default, it must provide written notice to the noteholders within 90 days.  If a responsible person of the indenture trustee knows of an event of default, it must notify all noteholders within five business days.  If the notes have been accelerated, the indenture trustee may, and at the direction of a majority of each series must, start proceedings for the collection of amounts payable on the notes and enforce any judgment obtained, start foreclosure proceedings and, in certain circumstances, sell the trust property allocable to the affected series.

The indenture trustee’s obligations and standard of care change depending on whether an event of default has occurred.  Before an event of default, the indenture trustee is only required to perform the obligations stated in the indenture or the indenture supplement and will not have any implied obligations and will not be liable for any action, omission or error in judgment, except for its own willful misconduct, negligent action or negligent failure to act.  After an event of default, the indenture trustee must exercise its rights and powers under the indenture and each indenture supplement using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs.  However, the indenture trustee will not be liable in any event for special, indirect or consequential loss or damage.  After an event of default, the indenture trustee may assert claims on behalf of the trust and the noteholders against the depositors and Ford Credit.

For a description of the rights and obligations of the indenture trustee after an event of default and on acceleration of the notes, you should read “Description of the Notes — Events of Default and Acceleration.”

The indenture trustee must mail an annual report to the noteholders if events stated in the Trust Indenture Act have occurred during the prior calendar year, including a change to the indenture trustee’s eligibility under the Trust Indenture Act, a conflict of interest under the Trust Indenture Act, a release of trust property from the lien of the indenture and any action taken by the indenture trustee that has a material adverse effect on the notes.

The indenture trustee will not be required to exercise its rights or powers, spend or risk its own funds or incur financial liability in the performance of its obligations if it reasonably believes that it is not likely to be repaid or indemnified by the trust.  The indenture trustee also will not be required to take action in response to requests or directions of the noteholders, other than requests, demands or directions relating to an asset representations review, unless the noteholders have offered reasonable security or indemnity satisfactory to the indenture trustee to protect it against the costs and expenses that it may incur in complying with the request or direction.

The trust and the administrator will indemnify the indenture trustee for all liabilities and damages resulting from the indenture trustee’s performance of its obligations under the indenture and each indenture supplement unless resulting from the willful misconduct, bad faith or negligence (other than errors in judgment) of the indenture trustee or the breach of representations made by the indenture trustee in the indenture or an indenture supplement.  The servicer will indemnify the indenture trustee for damages resulting from the servicer’s willful misconduct, bad faith or negligence in the performance of its obligations as servicer.  Each depositor will indemnify the indenture trustee for all liabilities and damages resulting from the depositor’s willful misconduct, bad faith or negligence in the performance of its obligations under the transaction documents.

The trust will pay the acceptance fees and annual fees of the indenture trustee, reimburse the indenture trustee for expenses incurred in performing its obligations, and pay any indemnities due to the indenture trustee and not paid or reimbursed by the depositors or the administrator.  The trust will pay these amounts to the indenture trustee on each payment date, along with similar amounts owed to the owner trustee and the asset representations reviewer and expenses incurred by the trust under the transaction documents, up to the limit of $375,000 per year, after the trust makes interest payments on the notes but before the trust makes other payments.  The trust will pay any of these amounts in excess of the limit only after paying in full on that payment date all other fees and expenses of the trust, and all required interest and principal payments on the notes and after any required deposits in the reserve account and the accumulation period reserve account have been made.

Under the Trust Indenture Act, the indenture trustee may be considered to have a conflict of interest and be required to resign as indenture trustee for the notes or a class of notes if a default occurs under the indenture.  In these circumstances, separate successor indenture trustees will be appointed for each class of notes.

The indenture trustee may resign at any time by notifying the trust.  A majority of each series may remove the indenture trustee at any time and for any reason by notifying the indenture trustee and the trust.  The trust must remove the indenture trustee if the indenture trustee becomes legally unable to act as indenture trustee, becomes subject to a bankruptcy or is no longer eligible to act as indenture trustee under the indenture or any indenture supplement because of changes in its legal status, financial condition or ratings.  No resignation or removal of the indenture trustee will become effective until a successor indenture trustee is in place.  If not paid by the trust, the depositors will reimburse the indenture trustee and the successor indenture trustee for any expenses for replacement of the indenture trustee.

Back-up Servicer

Wells Fargo is the “back-up servicer” under the back-up servicing agreement.  Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  Its corporate office is located at 600 S. 4th Street, MAC N9300-061, Minneapolis, Minnesota 55479.  A diversified financial services company, Wells Fargo & Company provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The servicer, the depositors and their respective affiliates may maintain normal commercial banking relationships with Wells Fargo and its affiliates.

Wells Fargo has provided back-up servicing services since 1992.  Wells Fargo has acted as back-up servicer on numerous series of asset-backed securities and has experience servicing dealer floorplan receivables for itself and others.

For more information about the back-up servicer, you should read “Servicing — Back-up Servicer.”

Asset Representations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company, or “Clayton,” will act as the “asset representations reviewer” under the asset representations review agreement.  Clayton is a wholly-owned subsidiary of Covius Servies, LLC. Clayton and its affiliates have provided independent due diligence loan review and servicer oversight services since 1989.  Clayton has been engaged as the asset representations reviewer on more than 350 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are leading providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements.  Clayton and its affiliates have performed over 12 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies.  These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The asset representations reviewer is an “eligible asset representations reviewer,” meaning that (i) it is not affiliated with the sponsor, the depositors, the servicer, the indenture trustee, the owner trustee or any of their affiliates and (ii) neither it nor any of its affiliates has been hired by the sponsor or the underwriters to perform pre-closing due diligence work on the receivables.  For so long as the notes remain outstanding, the asset representations reviewer must be an eligible asset representations reviewer.

The asset representations reviewer’s main obligations will be to:

•                  review each review receivable following receipt of a review notice from the indenture trustee, and

•                  provide a report on the results of the review to the sponsor, the depositors, the trust, the servicer and the indenture trustee.

For a description of the review to be performed by the asset representations reviewer, you should read “Trust Property — Asset Representations Review.”

The asset representations reviewer is not responsible for (a) reviewing the accounts and receivables for compliance with the representations under the transaction documents, except in connection with a review under the asset representations review agreement or (b) for determining whether noncompliance with any representation is a breach of the transaction documents or if any receivable is required to be repurchased.

The asset representations reviewer will not be liable for any action, omission or error in judgment, except for its own willful misconduct, bad faith or negligence.  However, the asset representations reviewer will not be liable in any event for special, indirect or consequential loss or damage.  The asset representations reviewer will not be liable for any errors in any review materials relied on by it to perform a review or for the noncompliance or breach of any representation made about the receivables.

The trust will indemnify the asset representations reviewer for all liabilities and damages resulting from the asset representations reviewer’s performance of its obligations under the asset representations review agreement unless resulting from the willful misconduct, bad faith or negligence (other than errors in judgment) of the asset representations reviewer or the breach of representations made by the asset representations reviewer in the asset representations review agreement.

The trust will pay the annual fees and review fees of the asset representations reviewer, reimburse the asset representations reviewer for their reasonable out-of-pocket travel expenses for a review and pay any indemnities due to the asset representations reviewer, to the extent those amounts are not paid or reimbursed by the administrator.  These amounts will be allocated to Series 2020-1 and each other applicable series pro rata, and the trust will pay the amounts allocable to Series 2020-1 to the asset representations reviewer on each payment date, along with similar amounts owed to the indenture trustee and the owner trustee and expenses incurred by the trust under the transaction documents, up to the limit of $375,000 per year, after the trust makes interest payments on the notes but before the trust makes other payments.  The trust will pay any of these amounts in excess of the limit only after paying in full on that payment date all other fees and expenses of the trust, and all required interest and principal payments on the notes and after any required deposits in the reserve account and the accumulation period reserve account have been made.

The asset representations reviewer may not resign, unless it becomes legally unable to perform its obligations as asset representations reviewer.  The trust may remove the asset representations reviewer if the asset representations reviewer (a) ceases to be an eligible asset representations reviewer, (b) breaches of any of its representations, warranties, covenants or obligations or (c) becomes subject to a bankruptcy.  No resignation or removal of the asset representations reviewer will be effective until a successor asset representations reviewer who is an eligible asset representations reviewer is in place.  The asset representations reviewer will pay the expenses of transitioning the asset representations reviewer’s obligations to the successor asset representations reviewer.

AFFILIATIONS AND RELATED TRANSACTIONS

Ford Credit is the sponsor of the securitization transaction in which Series 2020-1 will be issued, the originator of the receivables that are being securitized and the servicer of the receivables.  As the sponsor, Ford Credit has caused the depositors to be formed for purposes of participating in securitization transactions.  Each depositor is a wholly-owned subsidiary of Ford Credit.  Ford Credit has caused the depositors to form the trust that is the issuing entity for the series.  The depositors are the sole beneficiaries of the trust and the holders of the depositor interest in the trust.

In the ordinary course of business from time to time, Ford Credit and its affiliates have business relationships and agreements with the owner trustee, the indenture trustee and the asset representations reviewer and their affiliates, including commercial banking and corporate trust services, committed credit facilities, underwriting agreements, hedging agreements, investment and financial advisory services, due diligence services and securitization services, all on arm’s length terms and conditions.

TRANSACTION FEES AND EXPENSES

The following table shows the amount or formula for the fees payable by the trust out of the collections allocated to Series 2020-1.  The fees of the indenture trustee, the owner trustee and the asset representations reviewer may be paid monthly, annually or on another schedule as agreed by the administrator and the indenture trustee, the owner trustee and the asset representations reviewer.  To the extent these fees have not been paid by the servicer or the administrator, they will be paid on each payment date from available investor interest collections, in the order and priority described in “Description of the Notes — Application of Investor Collections — Payment of Interest, Fees and Other Items.”

Fee	Amount
Indenture trustee acceptance fee	$2,500 on closing of the transaction
Indenture trustee annual fee	$4,000 each year
Owner trustee acceptance fee	$2,500 on closing of the transaction
Owner trustee annual fee	$3,500 each year
Asset representations reviewer annual fee	Up to $40,000 each year, allocated to Series 2020-1 and each other applicable series pro rata
Asset representations reviewer review fee	Up to $200 for each review receivable on completion of a review, allocated to Series 2020-1 and each other applicable series pro rata
Servicing fee	1/12 of 1.00% of the portion of the receivables allocated to Series 2020-1 for this purpose
Back-up servicing fee	1/12 of 0.0065% of the portion of the receivables allocated to Series 2020-1 for this purpose

The indenture trustee acceptance fee and the owner trustee acceptance fee are one-time fees payable to the indenture trustee and the owner trustee on closing of the transaction in consideration of their acceptance of their obligations under the transaction documents.  The indenture trustee annual fee will be paid to the indenture trustee for performance of its obligations under the indenture.  The owner trustee annual fee will be paid to the owner trustee for performance of its obligations under the trust agreement.  The asset representations reviewer annual fee will be paid to the asset representations reviewer in consideration of its obligation to perform the asset representations reviewer’s obligations under the asset representations review agreement.  The asset representations reviewer review fee will be paid to the asset representations reviewer on completion of a review for its performance of the review.

The trust will pay and reimburse the indenture trustee and the owner trustee for their fees and reasonable out-of-pocket expenses incurred under the indenture and the trust agreement and the asset representations reviewer for its reasonable out-of-pocket travel expenses for a review under the asset representations review agreement, each to the extent not paid by the servicer or the administrator.  The asset representations reviewer will be responsible for its own expenses under the asset representations review agreement.  The trust also will pay any indemnities owed to the indenture trustee, the owner trustee or the asset representations reviewer if not paid by the servicer or the administrator.  For information about indemnities of the indenture trustee, the owner trustee and the asset representations reviewer, you should read “Transaction Parties — Indenture Trustee,” “Transaction Parties — Owner Trustee” and “Transaction Parties — Asset Representations Reviewer.”

The servicing fee will be paid to the servicer for the servicing of the receivables under the sale and servicing agreements.  The servicer is required to pay all expenses incurred by it in connection with its servicing activities under the sale and servicing agreements.  The back-up servicing fee will be paid to the back-up servicer for performing its obligations under the back-up servicing agreement.

USE OF PROCEEDS

The net proceeds from the sale of the notes issued on the closing date will be used by the depositors to purchase the receivables from Ford Credit.  Ford Credit will use the proceeds that it receives from the sale of the receivables for its general corporate purposes.  No expenses were incurred in connection with the selection and acquisition of receivables for this securitization transaction.

LEGAL PROCEEDINGS

There are no legal proceedings pending or known to be contemplated by any governmental authority against the sponsor, the depositors, the owner trustee, the indenture trustee, the trust or the servicer, or of which any of their property is subject, that is material to noteholders.

IMPORTANT LEGAL CONSIDERATIONS

Sale of Receivables

Ford will sell the in-transit receivables to Ford Credit.  Ford Credit will sell the receivables to the depositors, and the depositors will in turn sell the receivables to the trust.  Each depositor will represent on each closing date, that:

•                  its transfer to the trust is a valid sale and assignment to the trust of the receivables, and

•                  under the UCC, the trust has:

—                         a valid and enforceable first priority perfected ownership interest in the receivables, in existence at the time the receivables are sold and assigned to the trust or at the date of addition of any additional accounts, and

—                         a valid and enforceable first priority perfected ownership interest in the receivables created thereafter, in existence at and after their creation.

For a discussion of the trust’s rights arising from these representations not being satisfied, you should read “Trust Property — Representations About Receivables.”

Ford Credit and each depositor will represent that the receivables are “tangible chattel paper,” “accounts,” “payment intangibles” or “general intangibles” for purposes of the UCC.  To the extent the receivables are:

•                  tangible chattel paper, accounts or payment intangibles and the sale of the receivables by Ford Credit to the depositors or by the depositors to the trust is a sale or creates a security interest, or

•                  general intangibles and the sale of the receivables by Ford Credit to the depositors or by the depositors to the trust creates a security interest,

then the UCC will apply.  To perfect its interest in accounts or general intangibles, the transferee must file appropriate financing statements, and to perfect its interest in tangible chattel paper, the transferee must either file appropriate financing statements or take possession.  Each of Ford Credit, the depositors and the trust will file financing statements covering the receivables under the UCC to perfect their interests in the receivables and they will file continuation statements as required to continue the perfection of their interests.  However, the in-transit receivables will not be stamped to indicate the interest of Ford Credit, and the receivables will not be stamped to indicate the interest of the depositors or the trustee.

Under the UCC and federal law, there are limited circumstances in which prior or later transferees of receivables could have an interest that has priority over the trust’s interest in the receivables.  A purchaser of the receivables who gives new value and takes possession of the instruments which evidence the receivables (i.e., the tangible chattel paper) in the ordinary course of business may, under certain circumstances, have priority over the interest of the trust in the receivables.  A tax or other government lien on property of Ford or Ford Credit or the depositors that was existing before the time a receivable is conveyed to the trust may also have priority over the interest of the trust in that receivable.  Ford will represent to Ford Credit, Ford Credit will represent to the depositors, and the depositors will represent to the trust, that the receivables have been sold free and clear of the lien of any third party.  Ford, Ford Credit and the depositors will also covenant that they will not sell or pledge any receivable to any person other than to the trust.  In addition, so long as Ford Credit is the servicer, collections on the receivables may, under certain circumstances, be commingled with Ford Credit’s own funds before each payment date and, if there is a bankruptcy of Ford Credit, the trust may not have a perfected interest in these collections.

Bankruptcy Considerations

Sale of Receivables.  The sale of the in-transit receivables by Ford to Ford Credit and of the receivables by Ford Credit to the depositors will each be done to minimize the possibility that a bankruptcy proceeding of Ford or Ford Credit will adversely affect the trust’s rights in the receivables.  Ford and Ford Credit intend that the sale of the in-transit receivables by Ford to Ford Credit be a “true sale” and Ford Credit and the depositors intend that the sale of the receivables by Ford Credit to the depositors be a “true sale.”  In the sale and assignment agreement, Ford represented that its sale of the in-transit receivables to Ford Credit is a valid sale.  Similarly, in each receivables purchase agreement, Ford Credit will represent that its sale of the receivables to the related depositor is a valid sale.  The depositors will have no recourse to Ford or Ford Credit other than the limited obligation to repurchase receivables for breaches of representations.  Additionally, all actions required under law to perfect the depositors’ ownership interest in the receivables will be taken.

On the closing date for a series, the depositors will receive a reasoned legal opinion that in a bankruptcy of Ford or Ford Credit:

•                  the in-transit receivables and the collections on the in-transit receivables would not be property of Ford’s bankruptcy estate under U.S. federal bankruptcy laws,

•                  the receivables and the collections on the receivables would not be property of Ford Credit’s bankruptcy estate under U.S. federal bankruptcy laws, and

•                  the automatic stay under U.S. federal bankruptcy laws would not apply to prevent payment of the collections on the receivables to the depositors or the trust.

This opinion will be subject to certain assumptions and qualifications, and a court in a Ford or Ford Credit bankruptcy proceeding may not reach the same conclusion.

Nonetheless, if Ford or Ford Credit were to become a debtor in a bankruptcy proceeding and a bankruptcy trustee, debtor-in-possession or creditor were to take the position that the sale of in-transit receivables from Ford to Ford Credit or the sale of the receivables from Ford Credit to the depositors should be recharacterized as a pledge of the in-transit receivables or the receivables, to secure a borrowing, then delays in payments of collections on the receivables could occur.  Moreover, if the bankruptcy court were to rule in favor of the bankruptcy trustee, debtor-in-possession or creditor, reductions in the amount of payments of collections on the receivables could result.

Structure of Depositors; Risk of Substantive Consolidation.  Each depositor is organized as a special purpose entity and is restricted by its organizational documents to activities designed to make it “bankruptcy-remote.”  These restrictions limit the nature of its activities, prohibit the incurrence of additional indebtedness and make it unlikely that a depositor will have any creditors.  The related organizational documents restrict each depositor from starting a voluntary bankruptcy proceeding without the unanimous consent of its board of managers or directors, including independent managers or directors who are specifically instructed to take into account the interests of creditors of the depositor and the trust in any vote to allow the depositor to file for bankruptcy.  The related organizational documents also contain covenants meant to maintain the separate identity of each depositor from Ford Credit and to avoid substantive consolidation of Ford Credit and a depositor.  The most important of these covenants require each entity to maintain its separate existence, maintain separate books and bank accounts, prepare separate financial statements, not hold itself out as liable for debts of the other and not commingle a depositor’s assets with the assets of Ford Credit or its affiliates.  These restrictions and covenants may not be amended without the consent of the entire board of directors or managers, including the independent directors or managers, and satisfaction of the rating agency condition.

In addition, in the transaction documents, the owner trustee, the indenture trustee and the noteholders will agree not to start or pursue a bankruptcy proceeding against any depositor in connection with any obligations under the notes or the transaction documents.

On the closing date for a series, Ford Credit and the depositors will obtain a reasoned legal opinion that in a bankruptcy of Ford Credit, a bankruptcy trustee, debtor-in-possession or creditor of Ford Credit (or Ford Credit as debtor-in-possession) would not have valid grounds to request a court to disregard the separate legal existence of a depositor and consolidate the assets and liabilities of a depositor with the assets and liabilities of Ford Credit in a manner prejudicial to the noteholders.  This opinion will be subject to certain assumptions and qualifications, including an assumption that each depositor and Ford Credit comply with the related depositor’s organizational documents.  However, a court in a Ford Credit bankruptcy proceeding may not reach the same conclusion.  If the separate legal existence of Ford Credit and a depositor were disregarded and the assets and liabilities of Ford Credit and a depositor were consolidated, assets of that depositor could be used to satisfy Ford Credit’s creditors instead of the noteholders or the trust.  This consolidation of assets and liabilities generally is referred to as “substantive consolidation.”

Sale of Receivables by Depositors to Trust; Perfection of Security Interests.  The transfer of the receivables by the depositors to the trust will be structured as a valid sale.  Unlike the sale by Ford Credit to the depositors, each depositor initially will retain an interest in the receivables it sells in the form of a depositor interest in the trust.  Because of this retained interest, this sale may not be a “true sale” that removes the receivables from the bankruptcy estate of the related depositor.  Each depositor will grant a back-up security interest in the receivables to the trust and will file UCC financing statements to perfect the trust’s ownership interest and security interest in the receivables.  The trust agreement contains terms similar to those in each depositor’s organizational documents designed to make it “bankruptcy-remote” by limiting the trust’s activities and requiring creditors to agree not to start a bankruptcy proceeding against the trust.

Assuming that the sale of the receivables by Ford Credit to the depositors is a “true sale,” no depositor is consolidated with Ford Credit in a bankruptcy of Ford Credit and no depositor is in bankruptcy, the trust’s perfected security interest in the receivables generally will provide the trust with uninterrupted access to collections on the receivables (other than any collections held by Ford Credit as servicer at the time a bankruptcy proceeding is started).  The trust will grant a security interest in the receivables and other trust property to the indenture trustee for the benefit of the noteholders, and the administrator will file UCC financing statements to perfect and maintain the perfection of the security interest.

Bankruptcy Proceedings of Ford Credit, Depositors or Servicer.  No depositor intends to start, and Ford Credit will agree that it will not cause any depositor to start, a voluntary bankruptcy proceeding so long as the depositor is solvent.

If Ford Credit or a depositor were to become a debtor in a bankruptcy proceeding that caused an amortization event to occur:

•                  the sale of new receivables to that depositor would be prohibited under the related receivables purchase agreement, and

•                  only collections on receivables previously sold to that depositor and sold to the trust would be available to pay interest and principal on the notes.

The bankruptcy of the servicer will be a servicer termination event which, in turn, will result in an amortization event.  If no other servicer termination event other than a bankruptcy exists, a trustee-in-bankruptcy of the servicer may have the power to prevent either the trustee or the noteholders from appointing a successor servicer.

Payments made by Ford Credit or a depositor to repurchase receivables under the related sale and servicing agreement may be recoverable by Ford Credit or that depositor, as debtor-in-possession, or by a creditor or a trustee-in-bankruptcy of Ford Credit or of that depositor as a preferential transfer from Ford Credit or that depositor if the payments were made within one year before the filing of a bankruptcy proceeding against Ford Credit.

The Dodd-Frank Act

Orderly Liquidation Authority.  The Dodd-Frank Act established the Orderly Liquidation Authority, or “OLA,” under which the Federal Deposit Insurance Corporation, or “FDIC,” is authorized to act as receiver of a financial company and its subsidiaries.  OLA differs from U.S. federal bankruptcy laws in several ways.  In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in a receivership, it is unclear what impact OLA will have on a particular company, including Ford Credit, the depositors or the trust, or the company’s creditors.

Potential Applicability to Ford Credit, the Depositors and the Trust.  It is not clear which companies will be subject to OLA rather than the U.S. federal bankruptcy laws.  For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United

States) must determine that (a) the company is in default or in danger of default, (b) the failure of the company and its resolution under the U.S. federal bankruptcy laws would have serious adverse effects on financial stability in the United States, (c) no viable private sector alternative is available to prevent the default of the company and (d) an OLA proceeding would mitigate these effects.  It is not clear whether OLA would be applied to Ford Credit, although it is expected that OLA will be used only very rarely.  The depositors or the trust could, under some circumstances, also be subject to OLA.

FDIC’s Avoidance Power Under OLA.  The parts of OLA relating to preferential transfers differ from those of the U.S. federal bankruptcy laws.  If Ford Credit were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by Ford Credit perfected for purposes of state law and the U.S. federal bankruptcy laws could nevertheless be avoided by the FDIC as preferential transfers.  In this case, the receivables securing the notes could be reclaimed by the FDIC and the noteholders may have only an unsecured claim against Ford Credit.

In July 2011, the FDIC adopted final rules which harmonize the application of the FDIC’s avoidance power under OLA with the related parts of the U.S. federal bankruptcy laws.  Based on these rules, the transfer of the receivables by Ford Credit would not be avoidable by the FDIC as a preference under OLA.

FDIC’s Repudiation Power Under OLA.  If the FDIC is appointed receiver of a company under OLA, the FDIC would have the power to repudiate any contract to which the company was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the company’s affairs.

In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion confirming:

•                  that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law, or changes the enforceability of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as the depositors and the trust, and

•                  that, until the FDIC adopts a regulation, the FDIC will not exercise its repudiation authority to reclaim, recover or recharacterize as property of a company in receivership or the receivership assets transferred by the company before the end of the transition period of any future regulation, if the transfer satisfies the conditions for the exclusion of the assets from the property of the estate of the company under the U.S. federal bankruptcy laws.

Ford Credit and the depositors intend that the sale of the receivables by Ford Credit to the depositor will be a “true sale” between separate legal entities under state law.  As a result, Ford Credit believes that the FDIC would not be able to recover the receivables using its repudiation power.

Although the advisory opinion does not bind the FDIC, and could be modified or withdrawn in the future, the opinion provides that it will apply to asset transfers which occur and, for revolving trusts and master trusts, for securities issued before the end of any transition period adopted to implement future regulation addressing the FDIC’s repudiation authority under OLA.  This opinion does not indicate how the repudiation power would apply if a revolving trust or master trust were to issue additional securities after the end of the transition period, and the FDIC might exercise its repudiation power for a revolving trust or master trust that issued securities after the end of the transition period.  The FDIC may not address its repudiation authority under OLA in future regulations. Additionally, future regulations or FDIC actions in an OLA proceeding involving Ford Credit, the depositors or the trust may be contrary to this opinion.

If the trust were placed in receivership under OLA, the FDIC would have the power to repudiate the notes issued by the trust.  In that case, the FDIC would be required to pay compensatory damages that are no less than the note balance of the series plus accrued interest as of the date the FDIC was appointed receiver and, to the extent that the value of the property that secured the notes is greater than the principal amount of the notes and accrued interest through the date of repudiation or disaffirmance, that accrued interest.

TAX CONSIDERATIONS

General

Below is a description of the anticipated material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes offered by this prospectus.  This description is based on current provisions of the Internal Revenue Code, existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other authorities all of which are subject to change, perhaps with retroactive effect.  There are no cases or Internal Revenue Service, or “IRS,” rulings on similar transactions involving debt issued by a trust with terms similar to those of the notes.  It is not certain that the IRS will not challenge the conclusions reached in this description, and no ruling from the IRS has been or will be sought on any of the issues described below.  Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions in this prospectus.

This description does not deal with all aspects of U.S. federal income taxation that may be relevant to the holders of notes in light of their personal investment circumstances nor, except for specific limited descriptions of particular topics, to noteholders subject to special treatment under the U.S. federal income tax laws, such as non-U.S. persons, insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the notes as other than capital assets.  This information is directed only to prospective noteholders who:

•                  purchase notes in the initial distribution of the notes,

•                  are citizens or residents of the United States, including domestic corporations, limited liability companies and partnerships, and

•                  hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code.

As used in this section of this prospectus, the term “U.S. noteholder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•                  a citizen or resident of the United States,

•                  a corporation created or organized in or under the laws of the United States, any state of the United States or the District of Columbia,

•                  an estate whose income is subject to U.S. federal income tax regardless of its source, or

•                  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or that has made a valid election under Treasury regulations to be treated as a U.S. person.

The term “U.S. noteholder” also includes a noteholder whose income or gain on its investment in a note is effectively connected with the conduct of a U.S. trade or business.  As used in this section of the prospectus, the term “non-U.S. noteholder” means a beneficial owner of a note other than a U.S. noteholder and other than a partnership.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) owns a note, the tax treatment of a partner in the partnership will depend on the status of the partner and the activities of the partnership.  Partners are encouraged to consult their tax advisors as to the particular U.S. federal income tax consequences to them.

Prospective noteholders are encouraged to consult with their tax advisors as to the U.S. federal, state and local, foreign and other tax consequences to them of the purchase, ownership and disposition of notes.

Tax Characterization of Trust

In the opinion of Katten Muchin Rosenman LLP, tax counsel to the depositors, assuming compliance with the terms of the trust agreement and transaction documents, the trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

If the IRS successfully asserted that one or more classes of notes did not represent debt for U.S. federal income tax purposes, the class or classes of notes might be treated as equity interests in the trust.  If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, including not being able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity.  Alternatively, the trust could be treated as a publicly traded partnership that would not be taxable as a corporation because it would satisfy a safe harbor.  Nonetheless, treatment of notes as equity interests in a publicly traded partnership could have adverse tax consequences to some noteholders.  For example, income to some tax-exempt entities (including pension funds) would be “unrelated business taxable income,” income to non-U.S. noteholders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to some limitations on their ability to deduct their share of trust expenses.

Tax Characterization and Treatment of Notes

Characterization as Debt.  In the opinion of Katten Muchin Rosenman LLP, the offered notes will be treated as debt for U.S. federal income tax purposes to the extent they are treated as beneficially owned by a person other than the sponsor or its affiliates for such purposes.  The depositor, the servicer, the indenture trustee and each noteholder, by acquiring an interest in a note, will agree to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes.  Neither the opinion of tax counsel nor the agreement to treat the notes as debt is binding on the IRS or the courts.

For a description of the potential U.S. federal income tax consequences to noteholders if the IRS were successful in challenging the characterization of the notes for U.S. federal income tax purposes, you should read “— Tax Characterization of Trust” above.

Treatment of Stated Interest.  The stated interest on a note that constitutes qualified stated interest will be taxable to a holder as ordinary income when received or accrued according to the holder’s method  of tax accounting.  For stated interest to be qualified stated interest it must be payable at least annually and reasonable remedies must exist to compel timely payment or the terms of the instrument must make late payment or non-payment sufficiently remote for purposes of the original issue discount, or “OID,”  rules.

Original Issue Discount.  A holder of notes treated as issued with OID must include OID in its gross income as ordinary interest income as it accrues, regardless of the holder’s regular method of accounting, generally under a constant yield method.

Changes in U.S. Federal Tax Laws. Certain provisions in the “Tax Cuts and Jobs Act” could impact the U.S. federal income tax treatment of the notes for certain noteholders.  Under the Tax Cuts and Jobs Act, a noteholder that uses an accrual method of accounting for U.S. federal income tax purposes generally would be required to include certain amounts in income no later than the time those amounts are reflected on certain financial statements of the holder.  The application of this rule may require the accrual of income earlier than would be the case under the general tax rules described under “— Tax Characterization and Treatment of Notes” above, although the precise application of this rule is unclear at this time.  Further, it is unclear at this time the specific impact that other provisions of the Tax Cuts and Jobs Act could have on noteholders.

Benchmark Transition Event.  The trust will issue floating rate notes that will accrue interest based on a benchmark.  The benchmark will initially be one-month LIBOR, although it may be changed following the occurrence of a benchmark transition event.  It is anticipated that any such replacement of the benchmark will not be a taxable event for noteholders of the floating rate notes under Treas. Reg. Section 1.1001-3 because the benchmark replacement will replace the then-current benchmark by operation of the terms of the floating rate notes, and all requisite decisions will be made unilaterally by the trust.  It is possible that the IRS could nevertheless determine that the replacement of the benchmark rate is a modification under those regulations and that the modification is a significant modification.  In that case, recently issued Prop. Treas. Reg. Section 1.1001-6 provides additional guidance on the tax treatment of a replacement of the benchmark.  Pursuant to the proposed Treasury regulations, an alteration of the terms of the floating rate notes to replace the then-current benchmark with a “qualified rate” would not be treated as a modification and therefore would not result in a taxable exchange for noteholders of the floating rate notes.  The benchmark replacement process for the floating rate notes provides an ordering of benchmark replacements that will likely result in a benchmark replacement rate that will meet the definition of a qualified rate.  We can provide no assurance, however, that any benchmark replacements will be a qualified rate under the proposed Treasury regulations.  For more information about the benchmark for the floating rate notes and the replacement of the benchmark, you should read “Description of the Notes — Payments of Interest — Floating Rate Benchmark; Benchmark Transition Event.”

Disposition of Notes.  If a noteholder sells or disposes of a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or disposition and the holder’s adjusted tax basis in the note.  The holder’s adjusted tax basis will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income on the note and decreased by any bond premium previously amortized and any payments of principal and OID previously received by the noteholder on the note.  Any gain or loss on sale or disposition will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income.  Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term.

Information Reporting and Backup Withholding.  The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and any amount of interest withheld for U.S. federal income taxes, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status).  Each holder who is not an exempt holder will be required to provide to the indenture trustee, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding.  Should a holder fail to provide the required certification, the indenture trustee will be required to withhold the tax from interest payable to the holder and pay the withheld amount to the IRS.

Tax Consequences to Non-U.S. Noteholders.  Subject to the application of the FATCA withholding tax described in “—Payments to Foreign Financial Institutions and Certain Other Non-U.S. Entities” below, a non-U.S. noteholder who is an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf and not in connection with the conduct of a U.S. trade or business will not be subject to U.S. federal income taxes on payments of principal, premium, interest or OID on a note, unless the non-U.S. noteholder is a direct or indirect 10% or greater shareholder of the trust or a controlled foreign corporation related to the trust.  To qualify for the exemption from taxation, the withholding agent must have received a signed statement from the individual or corporation that:

•                  is signed under penalties of perjury by the beneficial owner of the note,

•                  certifies that the beneficial owner is not a U.S. noteholder, and

•                  provides the beneficial owner’s name and address.

A “withholding agent” is the last U.S. payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment before payment to a non-U.S. noteholder (which itself is not a withholding agent).  Generally, this statement is made on an IRS Form W-8BEN or W-8BEN-E (or any substitute form), which generally is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect.  Under some circumstances, an IRS Form W-8BEN or W-8BEN-E can remain effective indefinitely.  The beneficial owner must inform the withholding agent within 30 days of a change in circumstances that makes any information on the form incorrect and furnish a new IRS Form W-8BEN or W-8BEN-E to the withholding agent.

A non-U.S. noteholder who is not an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and is encouraged to consult its tax advisor.

A non-U.S. noteholder whose income on its investment in a note is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. noteholder.

Some securities clearing organizations, and other entities who are not beneficial owners, may be able to provide the signed statement to the withholding agent.  However, in this case, the signed statement may require a copy of the beneficial owner’s IRS Form W-8BEN or W-8BEN-E (or the substitute form).

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a non-U.S. noteholder will be exempt from U.S. federal income and withholding tax so long as:

•                  the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, and

•                  in the case of a foreign individual, the non-U.S. noteholder is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a non-U.S. noteholder is effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, the holder, although exempt from the withholding tax described above if an appropriate statement is furnished, will generally be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates.  In addition, if the non-U.S. noteholder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, unless it qualifies for a lower rate under a tax treaty.

Payments to Foreign Financial Institutions and Certain Other Non-U.S. Entities.  A 30% withholding tax generally will apply to payments of interest that are made to foreign financial institutions and certain non-financial foreign entities.  Withholding tax, imposed under sections 1471 through 1474 of the Internal Revenue Code, or “FATCA,” generally will not apply where payments are made to (i) a foreign financial institution that enters into an agreement with the IRS to, among other requirements, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, report annually certain information about those accounts and withhold tax as may be required by that agreement, or (ii) a non-financial foreign entity that certifies it does not have substantial U.S. owners or furnishes identifying information about each substantial U.S. owner.  Alternative requirements may apply to foreign entities subject to an intergovernmental agreement for the implementation of FATCA.  The FATCA withholding tax applies regardless of whether a payment would be exempt from U.S. non-resident withholding tax

(such as under the portfolio interest exemption or as capital gain) and regardless of whether a foreign financial institution is the beneficial owner of a payment.  Prospective noteholders should consult their own tax advisors about the application and requirements of information reporting and withholding under FATCA and any intergovernmental agreement for the implementation of FATCA.

State and Local Tax

Because of the variation in the tax laws of each state and locality, it is impossible to predict the tax classification of the trust or the tax consequences to the trust or to holders of notes in all of the state and local taxing jurisdictions in which they may be subject to tax.  Prospective noteholders are encouraged to consult their tax advisors about state and local taxation of the trust and state and local tax consequences of the purchase, ownership and disposition of notes.

ERISA CONSIDERATIONS

General Investment Considerations

The Employee Retirement Income Security Act of 1974, or “ERISA,” and the Internal Revenue Code impose obligations and requirements on employee benefit plans and other retirement plans and arrangements (such as individual retirement accounts and Keogh plans) that are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code, referred to as “plans,” and some entities (including insurance company general accounts) whose assets are deemed to include assets of plans, and on persons who are fiduciaries of plans.  Any person who exercises authority or control over the management or disposition of a plan’s assets or who gives investment advice for a fee or other compensation regarding a plan is considered to be a fiduciary of that plan, or a “plan fiduciary.”  Below is a description of the anticipated consequences of the purchase, ownership and disposition of the notes offered by this prospectus by a plan or a fiduciary of that plan.

Under ERISA’s general fiduciary standards, before investing in the notes, a plan fiduciary should determine, among other factors:

•                  whether the investment is permitted under the plan’s governing documents,

•                  whether the fiduciary has the authority to make the investment,

•                  whether the investment is consistent with the plan’s funding objectives,

•                  the tax effects of the investment,

•                  whether under the general fiduciary standards of investment prudence and diversification an investment in the notes  is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio, and

•                  whether the investment is prudent considering the factors described in this prospectus.

In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a plan and persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Internal Revenue Code.  A violation of these rules may result in the imposition of significant excise taxes and other liabilities.

Subject to the considerations described below, plans generally may purchase the notes.  A fiduciary of a plan should carefully review with its legal and other advisors whether the purchase, holding or disposition of any notes could give rise to a transaction prohibited or impermissible under ERISA or Section 4975 of the Internal Revenue Code, and should consider the restrictions on the purchase, holding and/or disposition of the notes.  Unless otherwise stated, references to the purchase, holding and disposition of the notes in these sections also refer to the purchase, holding and disposition of an interest or participation in the notes.

Prohibited Transactions

Whether or not an investment in the notes will give rise to a transaction prohibited or impermissible under ERISA or Section 4975 of the Internal Revenue Code will depend on whether the assets of the trust will be deemed to be “plan assets” of a plan investing in notes issued by the trust.  Under a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA, or the “plan assets regulation,” a plan’s assets may be deemed to include an interest in the assets of the trust if the plan acquires an “equity interest” in the trust and none of the exceptions in the plan assets regulation are applicable.  In general, an “equity interest” is defined under the plan assets regulation as any interest in an entity other than an instrument which is treated as indebtedness under local law and which has no substantial equity features.

The depositors believe that the notes will be treated as indebtedness without substantial equity features for purposes of the plan assets regulation.  This assessment is based on the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, traditional default remedies, and on the absence of conversion rights, warrants and other typical equity features.

Without regard to whether the notes are treated as debt for ERISA purposes, the purchase, holding and disposition of the notes by or on behalf of a plan could be considered to give rise to a direct or indirect prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code if the trust, the owner trustee, the indenture trustee, any underwriter or any of their affiliates, including Ford Credit, is or becomes a “party in interest” under ERISA or a “disqualified person” under Section 4975 of the Internal Revenue Code for the plan.  In this case, exemptions from the prohibited transaction rules could apply to the purchase, holding and disposition of notes by or on behalf of a plan depending on the type and circumstances of the plan fiduciary making the decision to purchase a note and the relationship of the party in interest to the plan or investor using plan assets, collectively, the “plan investor.”  Included among these exemptions are:

•                  prohibited transaction class exemption 84-14, regarding transactions effected by qualified professional asset managers,

•                  prohibited transaction class exemption 90-1, regarding transactions entered into by insurance company pooled separate accounts,

•                  prohibited transaction class exemption 91-38, regarding transactions entered into by bank collective investment funds,

•                  prohibited transaction class exemption 95-60, regarding transactions entered into by insurance company general accounts, and

•                  prohibited transaction class exemption 96-23, regarding transactions effected by in-house asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code provide an exemption for some transactions between a plan and a person that is a party in interest or disqualified person for a plan solely by reason of providing services to the plan or having a relationship with a service provider (other than a party in interest or a disqualified person that is, or is an affiliate of, a fiduciary for the assets of the plan involved in the transaction), if the plan pays no more than, and receives no less than, adequate consideration in connection with the transaction.  However, even if the conditions in one or more of these exemptions are met, the scope of relief may not necessarily cover all acts that might be construed as prohibited transactions.

Due to the possibility that the sponsor, the trust, the underwriters or any of their affiliates, or the “transaction parties,” may receive certain benefits in connection with the sale or holding of the notes, the purchase of the notes using plan assets over which any of the transaction parties has investment authority, renders investment advice for a fee with respect to the plan assets or is the employer or other sponsor of the plan, may be deemed to be a violation of Title I of ERISA or Section 4975 of the Internal Revenue Code. Accordingly, the notes may not be purchased using plan assets if any of the transaction parties has investment authority, renders investment advice for a fee with respect to the plan assets or is the employer or other sponsor of the plan, unless an applicable prohibited transaction exemption is available to cover the purchase or holding of the notes or the transaction is not otherwise prohibited.

Any plan investor that purchases, holds or disposes of the notes will be deemed to have represented that its purchase, holding or disposition of the notes is not and will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules.

Benefit Plans Not Subject to ERISA or Internal Revenue Code

Some employee benefit plans, such as governmental plans, foreign plans and some church plans (each as defined or described in ERISA) are not subject to the prohibited transaction provisions of ERISA or Section 4975 of the Internal Revenue Code.  However, these plans may be subject to other federal, state, local or non-U.S. laws or regulations that are substantially similar to Part 4 of Title I of ERISA or Section 4975 of the Internal Revenue Code.  In addition, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code are subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.  Each of these plans that are subject to laws or regulations substantially similar to Part 4 of Title I of ERISA or Section 4975 of the Internal Revenue Code, and each person acting on behalf of or investing the assets of such a plan, that purchases, holds or disposes of notes will be deemed to have represented that its purchase, holding and disposition of the notes is not and will not result in a non-exempt violation of these similar laws or regulations.

UNDERWRITING

The depositors and the underwriters named below have entered into an underwriting agreement for the notes offered by this prospectus.  Subject to some conditions, each underwriter has agreed to purchase the principal amount of the offered notes indicated in the following table:

Underwriters	Class A-1 Notes	Class A-2 Notes	Class B Notes
Barclays Capital Inc.	•	•	•
Credit Agricole Securities (USA) Inc.	•	•	•
SG Americas Securities, LLC	•	•	•
BNP Paribas Securities Corp.	•	•	•
Lloyds Securities Inc.	•	•	•
TD Securities (USA) LLC	•	•	•
Total	$ •	$ •	$ •

Underwriters	Class C Notes	Class D Notes
Barclays Capital Inc.	•	•
Credit Agricole Securities (USA) Inc.	•	•
SG Americas Securities, LLC	•	•
BNP Paribas Securities Corp.	•	•
Lloyds Securities Inc.	•	•
TD Securities (USA) LLC	•	•
Total	$ •	$ •

The depositors may retain some or all of one or more classes of the offered notes.  These notes may be sold, subject to the requirements in the indenture, directly by the depositors or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositors or the purchasers of these notes.  If these notes are sold through underwriters or broker-dealers, the depositors will be responsible for underwriting discounts or commissions or agent’s commissions.  These notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

All classes of notes must be issued and purchased (or retained by the depositors) for any offered notes to be issued and purchased by the underwriters.

The underwriters will resell the offered notes to the public.  The selling concessions that the underwriters may allow to some dealers, and the discounts that those dealers may reallow to other dealers, expressed as a percentage of the initial principal amount of each class of notes, are indicated in the following table.  Due to sales to affiliates, one or more of the underwriters may be required to forego a minor portion of the selling concessions they would otherwise receive.

	Selling Concessions not to exceed	Reallowances not to exceed
Class A-1 notes	•%	•%
Class A-2 notes	•%	•%
Class B notes	•%	•%
Class C notes	•%	•%
Class D notes	•%	•%

Each class of notes is a new issue of securities with no established trading market.  The underwriters have advised the depositors that they intend to make a market in the notes purchased by them but they are not obligated to do so and may discontinue market-making at any time without notice.  It is not certain that a secondary market for the notes will develop, that it will continue or that it will provide sufficient liquidity.  If a secondary market for the notes does develop, it might end at any time or it might not be sufficiently liquid to allow noteholders to resell any of the notes.

In connection with the sale of the notes, the underwriters may, to the extent permitted by Regulation M under the Securities Exchange Act of 1934, engage in:

•                  over-allotments, in which members of the selling syndicate sell more notes than the seller actually sold to the syndicate, creating a syndicate short position,

•                  stabilizing transactions, in which purchases and sales of the notes may be made by the members of the selling syndicate at prices that do not exceed a stated maximum,

•                  syndicate covering transactions, in which members of the selling syndicate purchase the notes in the open market after the distribution is completed to cover syndicate short positions, and

•                  penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of the notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be.  These transactions, if begun, may be discontinued at any time.

The depositors and Ford Credit will indemnify the underwriters against specific liabilities, including liabilities under the federal securities laws, or contribute to payments the underwriters may be required to make for those liabilities.

The trust may invest the funds in its bank accounts in obligations issued by the underwriters or their affiliates.

In the ordinary course of their businesses, the underwriters and their affiliates have engaged and may engage in various financial advisory, investment banking and commercial banking transactions with the sponsor, the depositors, the servicer and their affiliates.

On request by a noteholder who received an electronic prospectus from an underwriter within the period during which there is an obligation to deliver a prospectus, the underwriter will promptly deliver, without charge, a paper copy of this prospectus.

United Kingdom

Each underwriter severally, but not jointly, has represented and agreed that:

•                  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended), or “FSMA”) received by it in connection with the issue or sale of any offered notes in circumstances in which Section 21(1) of the FSMA does not apply to the trust or the depositors, and

•                  it has complied and will comply with all applicable provisions of the FSMA for anything done by it in relation to any offered notes in, from or otherwise involving the United Kingdom.

European Economic Area and United Kingdom

Each underwriter severally, but not jointly, has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any offered notes which are the subject of this prospectus to any retail investor in the European Economic Area or in the United Kingdom. For the purposes of this provision:

•                  the expression “retail investor” means a person who is one (or more) of the following:

—           a retail client as defined in point (11) of Article 4(1) of MiFID II, or

—           a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II, or

—           not a qualified investor as defined in the Prospectus Regulation, and

•                  the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the offered notes to be offered so as to enable an investor to decide to purchase or subscribe for the offered notes.

European Union Capital Requirements

None of the sponsor, the depositors, the servicer, the trust or any underwriter makes any representation or agreement that the offered notes or this securitization transaction complies or will comply with the requirements of (a) Articles 405-410 of the Capital Requirements Regulation 575/2013 (as supplemented by Commission Delegated Regulation (EU) No 625/2014 and Commission Implementing Regulation (EU) No 602/2014) nor with the requirements of Chapter 2 of Regulation (EU) 2017/2401 and 2017/2402, (b) Article 17 of the Alternative Investment Fund Managers Directive 2011/61/EU (as supplemented by Chapter III, Section 5, of Commission Delegated Regulation (EU) No 231/2013 of 19 December 2012, and as replaced by Article 41 of Regulation (EU) 2017/2402) or (c) Article 135(2) of the European Union Solvency II Directive 2009/138/EC (as supplemented by Articles 254-257 of the Commission Delegated Regulation (EU) No. 2015/35, and as replaced by Article 39 of Regulation (EU) 2017/2402).  Prospective noteholders are responsible for analyzing their own regulatory requirements and are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered notes for investment and compliance with these legal requirements.

LEGAL OPINIONS

Katten Muchin Rosenman LLP will review or provide opinions on legal matters relating to the notes and U.S. federal income tax and other matters for the trust, the depositors and the servicer.  Kirkland & Ellis LLP will review or provide opinions on some legal matters relating to the notes and other matters for the underwriters.  Kirkland & Ellis LLP has from time to time represented Ford Credit and its affiliates on other matters.

WHERE YOU CAN FIND MORE INFORMATION

The depositors, as originators of the trust, filed with the SEC a registration statement, Registration Nos. 333-227766, 333-227766-01 and 333-227766-02 under the Securities Act of 1933, for the notes offered by this prospectus.  The transaction documents described in this prospectus are included as exhibits to the registration statement.

The SEC maintains a website containing reports, proxy materials, information statements and other information regarding issuers that file electronically with the SEC.  The address is http://www.sec.gov.

You may obtain more information about Ford and Ford Credit at www.ford.com and www.ford.com/finance.  The information about Ford and Ford Credit’s websites in this prospectus and their content are not incorporated by reference into this prospectus.

The servicer will file for the trust annual reports on Form 10-K, monthly distribution reports on Form 10-D, any current reports on Form 8-K, and amendments to these reports with the SEC.  A copy of any report may be obtained by any noteholder by request to the indenture trustee or the depositors.

INCORPORATION OF DOCUMENTS BY REFERENCE

The trust “incorporates by reference” some information it files with the SEC, which means that the trust can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Information that the trust files later with the SEC will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus.  The trust also incorporates by reference any current reports on Form 8-K later filed by or on behalf of the trust before the termination of the offering of the notes (including any market-making transactions for the notes unless exempt from the registration requirements of the Securities Act of 1933).

The depositors will provide without charge to each person, including any beneficial owner of the notes, to whom a copy of this prospectus is delivered, on request, a copy of any of the documents incorporated in this prospectus by reference.

Requests for copies should be directed to:

Ford Credit Floorplan Corporation

or Ford Credit Floorplan LLC

c/o Ford Motor Credit Company LLC

c/o Ford Motor Company

World Headquarters, Suite 802

One American Road

Dearborn, Michigan 48126

Attention:  Ford Credit SPE Management Office

Telephone number:  (313) 594-3495

Email:  FSPEMgt@ford.com

INDEX OF DEFINED TERMS

accumulation period reserve account	77
adjusted invested amount	70
adjusted pool balance	69
adjustment fee	41
amortization events	90
asset representations reviewer	115
available depositor collections	79
available depositor interest collections	79
available depositor principal collections	80
available investor interest collections	80
available investor principal collections	81
available subordinated amount	99
back-up servicer	115
back-up servicer reserve account	107
benchmark	74
benchmark replacement	75
benchmark replacement adjustment	75
benchmark replacement conforming changes	76
benchmark replacement date	74
benchmark transition event	74
calculation agent	12
CARES Act	33
Class A notes	12
Clayton	115
closing date	11
collection account	103
compounded SOFR	75
controlled accumulation amount	77
corresponding tenor	75
dealer overconcentration	88
defaulted receivable	72
depositor amount	69
depositor percentage	70
determination date	80
development dealer overconcentration	88
development dealers	88
Dodd-Frank Act	32
DTC	96
EEA	4
eligible account	53
eligible asset representations reviewer	116
eligible receivable	63
ERISA	127
event of default	91
excess funding account	72
excess interest sharing group one	89
excess spread	100
FATCA	126
FCA	28
FCF Corp	11
FCF LLC	11
FDIC	121
fixed investor percentage	79
fixed rate notes	12
fleet vehicle overconcentration	88

floating investor percentage	79
floating rate notes	12
Ford	11
Ford Credit	11
FPO	4
FSMA	131
incremental subordinated amount	100
indenture supplement	12
indenture trustee	113
Insurance Distribution Directive	5
interest collections	70
in-transit period	41
in-transit receivables	52
invested amount	70
investor percentage	70
investor percentages	79
IRS	123
LIBOR	74
LIBOR determination date	74
manufacturer overconcentration	88
medium and heavy truck overconcentration	88
MiFID II	5
monthly back-up servicing fee	89
monthly depositor servicing fee	89
monthly payment rate	59
monthly servicing fee	89
net adjusted pool balance	72
notes	12
NRSRO	36
offered notes	12
OID	124
OLA	121
owner trustee	112
payment date	12
plan fiduciary	127
plan investor	128
plans	127
pool balance	69
PRIIPS Regulation	5
principal collections	71
principal funding account	76
principal sharing group one	89
program vehicles	41
prospectus regulation	4
qualified investor	5
rating agencies	17
rating agency condition	94
relevant governmental body	76
required depositor amount	69
required pool balance	69
required pool percentage	79
required subordinated amount	100
reserve account	97
reserve account required amount	98
responsible person	64

review receivables	67
SEC	4
Series 2020-1 notes	12
series amortization events	90
servicer	12
servicer termination event	105
SOFR	75
status	47
status trigger	65
step-up percentage	100
subordinated percentage	100
subordination factor	100

subordination step-up period	100
term SOFR	75
transaction parties	129
trust	11
trust amortization events	91
U.S. Bank	112
U.S. Bank Trust	112
unadjusted benchmark replacement	76
used vehicle overconcentration	88
variable funding notes	111
Wells Fargo	11

Annex A

OTHER SERIES ISSUED AND OUTSTANDING

Series 2006-1 variable funding notes

The Series 2006-1 notes are a series of privately placed variable funding notes, the investment of which may be increased or decreased periodically at the discretion of the depositors.

Current aggregate invested amount	$0

Current aggregate funding commitments	$3,000,000,000

Series 2006-1 note interest rate

For each sub-class of the Series 2006-1 notes, (a) the related commercial paper cost of funds rate plus up to 0.90% per annum, (b) one-month LIBOR plus up to 1.40% per annum or (c) on the occurrence of certain specified events, the prime rate plus up to 2.40% per annum (in each case, subject to change in connection with any extension of the related stated commitment expiration date)

Subordination factor	25.00%, increasing to 29.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2006-1 Reserve Account Required Percentage

Scheduled start of controlled
accumulation period	For each sub-class of the Series 2006-1 notes, the close of business on the related stated commitment expiration date

Stated commitment expiration dates	November 11, 2020 to January 12, 2022 (subject to extension with respect to each sub-class of the Series 2006-1 notes)

Final maturity date	For any sub-class of the Series 2006-1 notes, the thirty-first distribution date following the sixth full collection period immediately following the related stated commitment expiration date

Closing date	March 30, 2006

Excess interest sharing group designation	One

Principal sharing group designation	One

Series 2014-5 variable funding notes

The Series 2014-5 notes are a series of privately placed variable funding notes, the investment of which may be increased or decreased periodically at the discretion of the depositors.

Current aggregate invested amount	$0

Current aggregate funding commitments	$350,000,000

Series 2014-5 note interest rate

For each sub-class of the Series 2014-5 notes, (a) the related commercial paper cost of funds rate plus up to 0.70% per annum, (b) one-month LIBOR plus up to 1.20% per annum or (c) upon the occurrence of certain specified events, the prime rate plus up to 2.20% per annum (in each case, subject to change in connection with any extension of the related commitment expiration date)

Subordination factor	15.00%, increasing to 19.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2014-5 Reserve Account Required Percentage

Scheduled start of controlled
accumulation period	For each sub-class of the Series 2014-5 notes, the close of business on the related commitment expiration date

Commitment expiration dates	March 31, 2022 (subject to extension with respect to each sub-class of the Series 2014-5 notes)

Final maturity date	For any sub-class of the Series 2014-5 notes, the thirty-first payment date following the sixth full collection period immediately following the related commitment expiration date

Closing date	October 7, 2014

Excess interest sharing group designation	One

Principal sharing group designation	One

Series 2015-3 notes

Initial invested amount	$300,000,000

Initial Class A principal balance	$300,000,000

Class A note interest rate	One-month LIBOR + 0.68%

Subordination factor	23.50%, increasing to 27.50% during a subordination step-up period, unless the depositors have elected to increase the Series 2015-3 Reserve Account Required Percentage

Scheduled start of controlled
accumulation period	December 2021

Expected final payment date	June 2022 payment date

Final maturity date	June 2024 payment date

Closing date	June 19, 2015

Excess interest sharing group designation	One

Principal sharing group designation	One

Series 2016-2 notes

Initial invested amount	$750,000,000

Initial Class A principal balance	$750,000,000

Class A note interest rate	One-month LIBOR + 1.35%

Subordination factor	23.50%, increasing to 27.50% during a subordination step-up period, unless the depositors have elected to increase the Series 2016-2 Reserve Account Required Percentage

Scheduled start of controlled
accumulation period	September 2022

Expected final payment date	March 2023 payment date

Final maturity date	March 2025 payment date

Closing date	March 29, 2016

Excess interest sharing group designation	One

Principal sharing group designation	One

Series 2017-2 notes

Initial invested amount	$1,552,941,000

Initial Class A-1 principal balance	$900,000,000

Class A-1 note interest rate	2.16% per annum

Initial Class A-2 principal balance	$450,000,000

Class A-2 note interest rate	One-month LIBOR + 0.35%(1)

Initial Class B principal balance	$61,765,000

Class B note interest rate	2.34% per annum

Initial Class C principal balance	$88,235,000

Class C note interest rate	2.54% per annum

Initial Class D principal balance	$52,941,000

Class D note interest rate	2.73% per annum

Subordination factor	12.00%, increasing to 16.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2017-2 Reserve Account Required Percentage

Scheduled start of controlled
accumulation period	March 2020

Expected final payment date	September 2020 payment date

Final maturity date	September 2022 payment date

Closing date	October 11, 2017

Excess interest sharing group designation	One

Principal sharing group designation	One

(1) If one-month LIBOR plus the spread for the Class A-2 notes is less than zero, the interest rate will be 0.00%.

Series 2017-3 notes

Initial invested amount	$632,680,000

Initial Class A principal balance	$550,000,000

Class A note interest rate	2.48% per annum

Initial Class B principal balance	$25,163,000

Class B note interest rate	2.65% per annum

Initial Class C principal balance	$35,948,000

Class C note interest rate	2.85% per annum

Initial Class D principal balance	$21,569,000

Class D note interest rate	3.04% per annum

Subordination factor	12.00%, increasing to 16.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2017-3 Reserve Account Required Percentage

Scheduled start of controlled
accumulation period	March 2022

Expected final payment date	September 2022 payment date

Final maturity date	September 2024 payment date

Closing date	October 11, 2017

Excess interest sharing group designation	One

Principal sharing group designation	One

Series 2018-1 notes

Initial invested amount	$833,987,000
Initial Class A-1 principal balance	$550,000,000
Class A-1 note interest rate	2.95% per annum
Initial Class A-2 principal balance	$175,000,000
Class A-2 note interest rate	One-month LIBOR + 0.28%(1)
Initial Class B principal balance	$33,170,000
Class B note interest rate	3.10% per annum
Initial Class C principal balance	$47,386,000
Class C note interest rate	3.24% per annum
Initial Class D principal balance	$28,431,000
Class D note interest rate	3.39% per annum
Subordination factor	12.00%, increasing to 16.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2018-1 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	November 2020
Expected final payment date	May 2021 payment date
Final maturity date	May 2023 payment date
Closing date	March 20, 2018
Excess interest sharing group designation	One
Principal sharing group designation	One

__________________

(1) If one-month LIBOR plus the spread for the Class A-2 notes is less than zero, the interest rate will be 0.00%.

Series 2018-2 notes

Initial invested amount	$575,164,000
Initial Class A principal balance	$500,000,000
Class A note interest rate	3.17% per annum
Initial Class B principal balance	$22,876,000
Class B note interest rate	3.32% per annum
Initial Class C principal balance	$32,680,000
Class C note interest rate	3.46% per annum
Initial Class D principal balance	$19,608,000
Class D note interest rate	3.61% per annum
Subordination factor	12.00%, increasing to 16.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2018-2 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	September 2022
Expected final payment date	March 2023 payment date
Final maturity date	March 2025 payment date
Closing date	March 20, 2018
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2018-3 notes

Initial invested amount	$1,295,230,000
Initial Class A-1 principal balance	$800,000,000
Class A-1 note interest rate	3.52% per annum
Initial Class A-2 principal balance	$325,000,000
Class A-2 note interest rate	One-month LIBOR + 0.40%(1)
Initial Class B principal balance	$51,809,000
Class B note interest rate	3.70% per annum
Initial Class C principal balance	$74,013,000
Class C note interest rate	3.90% per annum
Initial Class D principal balance	$44,408,000
Class D note interest rate	4.09% per annum
Subordination factor	12.50%, increasing to 16.50% during a subordination step-up period, unless the depositors have elected to increase the Series 2018-3 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	April 2021
Expected final payment date	October 2021 payment date
Final maturity date	October 2023 payment date
Closing date	November 9, 2018
Excess interest sharing group designation	One
Principal sharing group designation	One

__________________

(1) If one-month LIBOR plus the spread for the Class A-2 notes is less than zero, the interest rate will be 0.00%.

Series 2018-4 notes

Initial invested amount	$807,334,000
Initial Class A principal balance	$700,000,000
Class A note interest rate	4.06% per annum
Initial Class B principal balance	$32,667,000
Class B note interest rate	4.26% per annum
Initial Class C principal balance	$46,667,000
Class C note interest rate	4.46% per annum
Initial Class D principal balance	$28,000,000
Class D note interest rate	4.65% per annum
Subordination factor	13.50%, increasing to 17.50% during a subordination step-up period, unless the depositors have elected to increase the Series 2018-4 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	May 2028
Expected final payment date	November 2028 payment date
Final maturity date	November 2030 payment date
Closing date	December 21, 2018
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2019-1 notes

Initial invested amount	$863,486,000
Initial Class A principal balance	$750,000,000
Class A note interest rate	2.84% per annum
Initial Class B principal balance	$34,539,000
Class B note interest rate	3.04% per annum
Initial Class C principal balance	$49,342,000
Class C note interest rate	3.19% per annum
Initial Class D principal balance	$29,605,000
Class D note interest rate	3.33% per annum
Subordination factor	12.50%, increasing to 16.50% during a subordination step-up period, unless the depositors have elected to increase the Series 2019-1 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	September 2021
Expected final payment date	March 2022 payment date
Final maturity date	March 2024 payment date
Closing date	April 9, 2019
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2019-2 notes

Initial invested amount	$575,658,000
Initial Class A principal balance	$500,000,000
Class A note interest rate	3.06% per annum
Initial Class B principal balance	$23,026,000
Class B note interest rate	3.25% per annum
Initial Class C principal balance	$32,895,000
Class C note interest rate	3.45% per annum
Initial Class D principal balance	$19,737,000
Class D note interest rate	3.65% per annum
Subordination factor	12.50%, increasing to 16.50% during a subordination step-up period, unless the depositors have elected to increase the Series 2019-2 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	October 2023
Expected final payment date	April 2024 payment date
Final maturity date	April 2026 payment date
Closing date	April 9, 2019
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2019-3 notes

Initial invested amount	$1,439,145,000
Initial Class A-1 principal balance	$900,000,000
Class A-1 note interest rate	2.23% per annum
Initial Class A-2 principal balance	$350,000,000
Class A-2 note interest rate	One-month LIBOR + 0.60%(1)
Initial Class B principal balance	$57,566,000
Class B note interest rate	2.42% per annum
Initial Class C principal balance	$82,237,000
Class C note interest rate	2.57% per annum
Initial Class D principal balance	$49,342,000
Class D note interest rate	2.72% per annum
Subordination factor	12.50%, increasing to 16.50% during a subordination step-up period, unless the depositors have elected to increase the Series 2019-3 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	March 2022
Expected final payment date	September 2022 payment date
Final maturity date	September 2024 payment date
Closing date	September 20, 2019
Excess interest sharing group designation	One
Principal sharing group designation	One

__________________

(1) The Class A-2 notes will accrue interest at a floating rate based on a benchmark, which will initially be one-month LIBOR. However, the benchmark may change in certain situations as described in the prospectus for the Series 2019-3 notes. If the benchmark plus the spread for the Class A-2 notes is less than zero, the interest rate will be 0.00%.

Series 2019-4 notes

Initial invested amount	$805,922,000
Initial Class A principal balance	$700,000,000
Class A note interest rate	2.44% per annum
Initial Class B principal balance	$32,237,000
Class B note interest rate	2.64% per annum
Initial Class C principal balance	$46,053,000
Class C note interest rate	2.83% per annum
Initial Class D principal balance	$27,632,000
Class D note interest rate	3.03% per annum
Subordination factor	12.50%, increasing to 16.50% during a subordination step-up period, unless the depositors have elected to increase the Series 2019-4 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	March 2024
Expected final payment date	September 2024 payment date
Final maturity date	September 2026 payment date
Closing date	September 20, 2019
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2020-2 notes

Initial invested amount	$431,744,000
Initial Class A principal balance	$375,000,000
Class A note interest rate	•% per annum
Initial Class B principal balance	$22,204,000
Class B note interest rate	•% per annum
Initial Class C principal balance	$19,737,000
Class C note interest rate	•% per annum
Initial Class D principal balance	$14,803,000
Class D note interest rate	•% per annum
Subordination factor	12.50%, increasing to 16.50% during a subordination step-up period, unless the depositors have elected to increase the Series 2020-2 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	March 2025
Expected final payment date	September 2025 payment date
Final maturity date	September 2027 payment date
Closing date	September 18, 2020
Excess interest sharing group designation	One
Principal sharing group designation	One

Annex B

TRUST POOL THREE-MONTH AVERAGE
MONTHLY PRINCIPAL PAYMENT RATE(1)

Month	Three-Month Average Monthly Principal Payment Rate(2)	Month	Three-Month Average Monthly Principal Payment Rate(2)
Jan-11	44.0%	Oct-15	49.1%
Feb-11	43.2%	Nov-15	45.5%
Mar-11	45.5%	Dec-15	42.9%
Apr-11	47.1%	Jan-16	39.5%
May-11	49.7%	Feb-16	38.5%
Jun-11	49.3%	Mar-16	37.5%
Jul-11	48.5%	Apr-16	37.9%
Aug-11	51.2%	May-16	38.4%
Sep-11	51.0%	June-16	37.7%
Oct-11	52.6%	Jul-16	37.3%
Nov-11	49.1%	Aug-16	39.7%
Dec-11	46.8%	Sept-16	41.2%
Jan-12	44.3%	Oct-16	42.4%
Feb-12	43.2%	Nov-16	40.3%
Mar-12	44.1%	Dec-16	39.3%
Apr-12	44.5%	Jan-17	39.5%
May-12	46.6%	Feb-17	38.5%
Jun-12	46.3%	Mar-17	38.9%
Jul-12	47.4%	Apr-17	37.5%
Aug-12	49.7%	May-17	39.3%
Sep-12	49.5%	Jun-17	39.0%
Oct-12	51.3%	Jul-17	39.5%
Nov-12	47.0%	Aug-17	41.1%
Dec-12	45.3%	Sep-17	41.5%
Jan-13	42.3%	Oct-17	44.6%
Feb-13	41.3%	Nov-17	43.3%
Mar-13	41.3%	Dec-17	42.5%
Apr-13	41.5%	Jan-18	41.2%
May-13	43.8%	Feb-18	38.4%
Jun-13	44.0%	Mar-18	38.2%
Jul-13	44.1%	Apr-18	37.0%
Aug-13	45.2%	May-18	39.4%
Sep-13	46.7%	Jun-18	39.4%
Oct-13	47.5%	July-18	40.3%
Nov-13	43.1%	Aug-18	42.9%
Dec-13	40.3%	Sep-18	43.0%
Jan-14	36.3%	Oct-18	44.7%
Feb-14	35.4%	Nov-18	41.5%
Mar-14	36.0%	Dec-18	41.0%
Apr-14	37.5%	Jan-19	38.3%
May-14	39.9%	Feb-19	35.9%
Jun-14	41.1%	Mar-19	34.7%
Jul-14	41.9%	Apr-19	34.4%
Aug-14	42.4%	May-19	37.1%
Sep-14	42.3%	Jun-19	37.6%
Oct-14	42.6%	Jul-19	39.1%
Nov-14	40.2%	Aug-19	40.9%
Dec-14	40.5%	Sep-19	43.0%
Jan-15	38.6%	Oct-19	43.8%
Feb-15	39.2%	Nov-19	40.8%
Mar-15	40.4%	Dec-19	40.9%
Apr-15	43.0%	Jan-20	38.7%
May-15	46.0%	Feb-20	37.8%
Jun-15	45.7%	Mar-20	37.7%
Jul-15	45.7%	Apr-20	35.2%
Aug-15	47.1%	May-20	35.9%
Sep-15	49.4%	Jun-20	40.7%

___________

(1)                 The three-month average monthly principal payment rate for a month equals the average of the monthly payment rate for that month and the prior two months.

(2)                 Lowest three-month average monthly principal payment rate since January 2004 was 29.9% in February 2005.

B-1

You should rely only on the information in or incorporated by reference into this prospectus.  We have not authorized anyone to give you different information.  You should not rely on the accuracy of the information in this prospectus for any date other than this date.  We are not offering the notes in any states where it is not permitted.

Ford Credit Floorplan Master Owner Trust A Issuing Entity or Trust Series 2020-1 Asset Backed Notes

	$ 750,000,000	{	Class A-1 •% Asset Backed Notes
Ford Credit Floorplan Corporation Ford Credit Floorplan LLC Depositors			Class A-2 Floating Rate Asset Backed Notes

	$ 34,539,000		Class B •% Asset Backed Notes
Ford Motor Credit Company LLC Sponsor and Servicer
	$ 39,474,000		Class C •% Asset Backed Notes

	$ 29,605,000		Class D •% Asset Backed Notes

PROSPECTUS

Dealer Prospectus Delivery Obligation.  Until 90 days after the date of this prospectus all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and for their unsold allotments or subscriptions.

Barclays Credit Agricole Securities SOCIETE GENERALE BNP PARIBAS Lloyds Securities TD Securities